UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.    )

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Avangrid, Inc.

(Name of Registrant as Specified in Its Charter)

Not Applicable

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April 26, 2016

To our shareholders:

It is our pleasure to invite you to attend our 2016 annual meeting of shareholders. The meeting will be held at 10:00 a.m. (local time) on Thursday, June 16, 2016 at White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036.

The following notice of annual meeting of shareholders outlines the business to be conducted at the meeting.

We are using the Internet as our primary means of furnishing proxy materials to shareholders. Accordingly, most shareholders will not receive paper copies of our proxy materials. We instead sent shareholders a notice with instructions for accessing the proxy materials and voting via the Internet. The notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. We encourage you to review these materials and vote your shares.

You may vote via the Internet, by telephone or, if you receive a paper proxy card in the mail, by mailing the completed proxy card. If you attend the annual meeting, you may vote your shares in person, even if you have previously voted your proxy. Whether or not you plan to attend the annual meeting, please vote as soon as possible to ensure that your shares will be represented and voted at the annual meeting.

We are proud that you have chosen to invest in Avangrid, Inc. On behalf of our management and directors, thank you for your continued support and confidence in 2016.

Very truly yours,

IGNACIO SÁNCHEZ GALÁN

Chairman of the Board

The attached proxy statement is dated April 26, 2016 and is first being made available on the Internet to shareholders on or about April 26, 2016.

2016 ANNUAL MEETING OF SHAREHOLDERS

PROXY STATEMENT

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS	i
2016 PROXY SUMMARY	1
PROXY STATEMENT	6
PROXY SOLICITATION AND VOTING INFORMATION	6
ADDITIONAL INFORMATION	11
PROPOSAL 1: ELECTION OF DIRECTORS	12
BOARD MEETINGS AND BOARD COMMITTEE INFORMATION	17
CORPORATE GOVERNANCE MATTERS	19
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	23
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	24
EXECUTIVE COMPENSATION	25
DIRECTOR COMPENSATION	58
EQUITY COMPENSATION PLAN INFORMATION	60
INDEPENDENT COMPENSATION FORUM REPORT	61
REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE	61
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES	62
PROPOSAL 2: TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016	63
PROPOSAL 3: TO APPROVE, ON AN ADVISORY BASIS, NAMED EXECUTIVE OFFICER COMPENSATION	64
PROPOSAL 4: TO APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	65
PROPOSAL 5: APPROVAL OF THE AVANGRID INCENTIVE PLAN	66
CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	74
DIRECTOR AND OFFICER (D&O) INSURANCE	80
DATE FOR SUBMISSION OF PROPOSALS BY SHAREHOLDERS	80
OTHER BUSINESS	81
ANNUAL REPORT ON FORM 10-K	81

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

Date of Meeting:	June 16, 2016

Time:	10:00 a.m.

Place:	White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036

Items of Business:	We are holding the 2016 annual meeting of shareholders (the “annual meeting”) for the following purposes:

• to elect directors;

• to ratify the selection of Ernst & Young LLP as Avangrid, Inc.’s (“AVANGRID” or the “company”) independent registered public accounting firm for the year ending December 31, 2016;

• to approve, on an advisory basis, named executive officer compensation;

• to hold an advisory vote on the frequency of future advisory votes on named executive officer compensation;

• to approve the Avangrid, Inc. Omnibus Incentive Plan (the “AVANGRID Incentive Plan”); and

• to transact such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

The enclosed proxy statement describes these items in more detail. As of the date of this notice, we have not received notice of any other matters that may be properly presented at the annual meeting.

Record Date:	April 21, 2016

Voting:	We strongly encourage you to vote. Please vote as soon as possible, even if you plan to attend the annual meeting in person. You have three options for submitting your vote prior to the date of the annual meeting: Internet, telephone, or mail. In accordance with New York Stock Exchange (“NYSE”) rules, your broker will not be able to vote your shares with respect to any non-routine matters (including the election of directors) if you have not given your broker specific instructions to do so. The only routine matter to be voted on at the annual meeting is the ratification of the selection of our independent registered public accounting firm for the current year. All other matters to be voted upon are considered non-routine matters under applicable rules. A broker or other nominee cannot vote without instructions on non-routine matters, and therefore broker non-votes may exist in connection with such proposals.

Date These Proxy Materials Are First Being Made
Available on the Internet:	On or about April 26, 2016

i

By order of the board of directors,

R. SCOTT MAHONEY

Senior Vice President -

General Counsel, Secretary and

Chief Compliance Officer

April 26, 2016

YOUR VOTE IS IMPORTANT

In order to save AVANGRID the expense of further solicitation to ensure that a quorum is present at the annual meeting, please vote your shares promptly - regardless of the number of shares you own, and regardless of whether you plan to attend the meeting.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR

THE ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON JUNE 16, 2016:

The notice of annual meeting of shareholders, proxy statement and 2015 annual report are available at www.proxyvote.com.

ii

2016 PROXY SUMMARY

To assist you in reviewing our 2015 performance, we would like to call your attention to key elements of our proxy statement. The following description is only a summary that highlights more detailed information contained elsewhere in this proxy statement. For more complete information about these topics, please review the complete proxy statement and our annual report on Form 10-K.

Annual Meeting of Shareholders

• Time and Date:	10:00 a.m. (local time), June 16, 2016

• Place:	White & Case, LLP

1155 Avenue of the Americas

New York, NY 10036

• Record Date:	April 21, 2016

• Voting:	Shareholders as of the record date are entitled to vote. Each share of common stock is entitled to one vote for each director nominee and one vote for each other matter to be voted on.

• Admission:	Proof of AVANGRID stock ownership as of the record date, along with photo identification, will be required for admission. Please follow the instructions on page 11.

Voting Matters and Board Recommendations

Item	Activity	Board Vote Recommendation	Page Reference (for more detail)
1	Election of Directors	FOR EACH NOMINEE	12

2	Ratification of Ernst & Young LLP as Auditor for 2016	FOR	63

3	Advisory Resolution to Approve Named Executive Officer Compensation	FOR	64

4	Advisory Resolution on the Frequency of Future Advisory Votes on Named Executive Officer Compensation	FOR 1 YEAR	65

5	Approval of the AVANGRID Incentive Plan	FOR	66

2015 Performance and Strategic Accomplishments

Under the leadership of our executive management team, our key operational performance accomplishments over the course of 2015 include:

•	On December 16, 2015, we completed our acquisition of UIL Holdings Corporation (“UIL”). In connection with the acquisition we issued 309,490,839 shares of common stock of AVANGRID, out of which 252,234,989 shares were issued to Iberdrola, S.A. through a stock dividend accounted for as a stock split, with no change to par value and, at par value of $0.01 per share. UIL shareowners received an aggregate of 57,255,850 shares (including those held in trust as treasury stock) and an aggregate payment of $595 million in cash. Immediately following the completion of the acquisition, former UIL shareowners owned 18.5% of the outstanding shares of common stock of AVANGRID and Iberdrola, S.A. owned the remaining shares.

•	Through Avangrid Networks, Inc. (“Networks”) and UIL, we delivered electricity to approximately 2.2 million electric utility customers and delivered natural gas to approximately 984,000 natural gas public utility customers in New York, Maine, Connecticut and Massachusetts, as of December 31, 2015.

•	Through Avangrid Renewables, LLC (“Renewables”), we had a combined wind, solar and thermal installed capacity of 6,330 megawatts, as of December 31, 2015, including Renewables’ share of joint projects, of which 5,643 megawatts was installed wind capacity.

•	Renewables was the second largest wind operator in the United States based on installed capacity as of December 31, 2015. Renewables currently operates 53 wind farms in 18 states across the United States.

•	Through Enstor Gas, LLC (“Gas”), as of December 31, 2015 we own approximately 67.5 billion cubic feet of net working gas storage capacity. Gas operates 53.25 billion cubic feet of contracted or managed natural gas storage capacity in North America through Enstor Energy Services, LLC, as of December 31, 2015.

Item 1: Election of Directors

Board Nominees

The following table provides summary information about each nominee. Each director is elected annually by a plurality of the votes cast. This means that the nominees receiving the highest number of “FOR” votes will be elected directors.

Name	Age	Director Since	Principal Occupation	Independent	Committee Memberships
					AC	EC	UC	ICF
Ignacio Sánchez Galán	65	2006	Chairman and CEO of Iberdrola, S.A.			C

John E. Baldacci	61	2014	Senior Advisor for Economic Development & Government Relations at Pierce Atwood

Pedro Azagra Blázquez	47	2008	Iberdrola Group’s Director of Corporate Development			X

Arnold L. Chase	64	2015	President and a Director of Gemini Networks, Inc.				X

Alfredo Elías Ayub	66	2014	President of the board of directors of Promociones Metropolis, S.A. de C.V.	X			X	AM

Carol L. Folt	64	2015	Chancellor of the University of North Carolina at Chapel Hill	X	X		C

John L. Lahey	69	2015	President of Quinnipiac University in Hamden, Connecticut	X	X	X		X

Santiago Martinez Garrido	47	2015	Director of Legal Services for Iberdrola, S.A. and Deputy Secretary of the Iberdrola S.A. board of directors

Juan Carlos Rebollo Liceaga	54	2015	Administration and Control Director of Iberdrola, S.A.		X, F

José Sainz Armada	56	2014	Chief Financial Officer of Iberdrola, S.A.			X

Alan D. Solomont	67	2014	Pierre and Pamela Omidyar Dean of the Jonathan M. Tisch College of Citizenship and Public Service at Tufts University	X	C			X

James P. Torgerson	63	2015	Chief Executive Officer of AVANGRID			X

ACC	Audit and Compliance Committee	X	Member
EC	Executive Committee	AM	Alternate Member
UC	Unaffiliated Committee	C	Chair
ICF	Independent Compensation Forum	F	Financial Expert

Attendance

Each director nominee who was a director during 2015 attended all meetings of the board of directors (“board” or “board of directors”) and each committee on which he or she sits.

Item 2: Ratification of Ernst & Young LLP as Auditor for 2016

As a matter of good corporate governance, we are asking our shareholders to ratify the selection of Ernst & Young LLP as our independent registered public accounting firm for 2016. Set forth below is summary information with respect to Ernst & Young LLP’s fees for services provided in 2015 and 2014 (in millions). See page 62 for additional information regarding audit fees.

Audit Fees and Expenses	2015	2014
Audit Fees	$11,066,060	$5,527,000
Acquisition Audit Fees	7,667,902	—
Audit-Related fees	120,000	10,000
Acquisition Audit-Related Fees	200,000	—
Tax Fees	—	50,000
All Other Fees	2,500	2,500

Total Fees and Expenses	$19,056,462	$5,579,500

Item 3: Approval, on an Advisory Basis, of Named Executive Officer Compensation

Our board recommends that shareholders vote to approve, on an advisory basis, the compensation paid to our named executive officers as described in this proxy.

The board believes that the mix and structure of compensation for our executives strikes an appropriate balance to promote long-term returns without motivating or rewarding excessive risk taking. The board believes that our executive compensation program also helps AVANGRID to recruit, retain and motivate a highly talented team of executives with the requisite set of skills and experience to successfully lead AVANGRID in creating value for our shareholders. The compensation objectives, principles and philosophies that govern the AVANGRID’s compensation decisions include:

•	Recruitment, Retention and Motivation of Key Leadership Talent. We ensure that our compensation, in terms of structure and total amount, is competitive with that of comparable entities at the domestic and international level. We review market data to obtain a general understanding of current compensation practices to ensure that compensation offered to our named executive officers is reasonable.

•	Pay for Performance. A significant portion of compensation for our named executive officers is linked to the achievement of specific, pre-established, quantifiable objectives in line with our corporate interest and strategic goals.

•	Emphasis on Performance over Time. The compensation program for our named executive officers is designed to mitigate excessive short-term decision making and risk taking, while encouraging the attainment of strategic goals through the inclusion of long-term incentives.

Highlights of Recent Developments

We regularly review our compensation practices and policies and periodically modify our compensation programs in light of evolving best practices, competitive positions and changing regulatory requirements. Our board had not historically designated a compensation committee. During 2016, we established an independent compensation forum of our board to help assist with our compensation programs for our named executive officers. In addition, our board has engaged Aon Hewitt, an independent compensation consulting firm, to review our executive compensation practices for 2016.

The independent compensation forum works to ensure that the design of our executive compensation program is focused on long-term shareholder value creation, emphasizes pay for performance and does not encourage imprudent short-term risks. The independent compensation forum will use the “say-on-pay” vote as a guidepost for shareholder sentiment and believes it is critical to maintain and continually develop our compensation program to promote ongoing shareholder engagement, communication and transparency.

2015 Executive Compensation Summary

Set forth below is the 2015 compensation for each of our named executive officers. For Messrs. Torgerson and Nicholas, who have served as our Chief Executive Officer and Chief Financial Officer following our acquisition of UIL on December 16, 2015, the disclosure pertains to compensation subsequent to the acquisition.

Name & Principal Position	Salary ($)	Bonus ($)	Stock Awards ($)	Non-Equity Incentive Plan Compensation ($)	Change in Pension Value & Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
James P. Torgerson, CEO	63,460	—	—	—	—	100	63,560

Robert D. Kump, President and CEO of Networks	822,500	400,000	141,505	601,216	41,333	81,782	2,088,336

Richard J. Nicholas, SVP – CFO	34,222	—	—	—	368,875	100	403,197

Pablo Canales Abaitua, CFO of Networks	327,115	—	—	240,096	—	127,963	695,174

Sara J. Burns, President and CEO of CMP	364,669	—	89,424	261,192	57,589	48,418	821,292

R. Scott Mahoney, SVP – GC, Secretary and CCO	342,469	200,000	117,498	221,133	189,757	8,553	1,079,410

Mark S. Lynch, President and CEO of NYSEG and RGE	358,492	—	62,798	257,872	477	57,517	737,156

Item 4: Advisory Resolution on the Frequency of Future Advisory Votes on Named Executive Officer Compensation

Our board recommends that shareholders cast a non-binding advisory vote for a “1 year” frequency for the say on pay vote. Shareholders are not voting to approve or disapprove the board’s recommendation. Shareholders may vote for a frequency of every one, two, or three years, or may abstain.

Item 5: Approval of the AVANGRID Incentive Plan

Our board recommends that shareholders vote “FOR” this shareholder proposal regarding approval of the AVANGRID Incentive Plan. See “Proposal 5” for our board’s statement in support of this shareholder proposal.

2017 Annual Meeting

Deadline for shareholder proposals for inclusion in the 2017 annual meeting proxy statement: December 27, 2016.

PROXY STATEMENT

ANNUAL MEETING OF SHAREHOLDERS

JUNE 16, 2016

PROXY SOLICITATION AND VOTING INFORMATION

The enclosed proxy is solicited by the board of directors of Avangrid, Inc., (“AVANGRID” or the “company”), for use at the annual meeting of shareholders (the “annual meeting”) to be held on Thursday, June 16, 2016, at 10:00 a.m., local time, at White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036.

The company’s principal executive office is located at 157 Church Street, New Haven, Connecticut 06506. We first made this proxy statement available on the Internet on or about April 26, 2016.

Holders of record of common stock of the company at the close of business on April 21, 2016 will be entitled to vote at the annual meeting. Each share of common stock will be entitled to one vote. As of April 21, 2016, there were 309,588,561 shares of common stock outstanding and entitled to vote at the annual meeting. There are no other voting securities of the company outstanding. The holders of a majority of the shares entitled to vote, represented in person or by proxy, will constitute a quorum at the annual meeting.

If at the close of business on April 21, 2016 your shares were held in an account at a brokerage firm, bank, dealer, or other similar organization, then you are the beneficial owner of shares held in “street name” and the proxy materials, as applicable, are being forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to direct that organization on how to vote the shares in your account. If that organization is not given specific direction, shares held in the name of that organization may not be voted and will not be considered as present and entitled to vote on any matter to be considered at the annual meeting, except with respect to the ratification of the company’s independent auditors. Brokers are not permitted to vote your shares for the election of directors, for the advisory vote on executive compensation, for the advisory vote on the frequency of future advisory votes on executive compensation or for the approval of the Avangrid, Inc. Omnibus Incentive Plan (the “AVANGRID Incentive Plan”) without your instructions as to how to vote. Please instruct your broker how to vote your shares using the voting instruction form provided by your broker so that your vote can be counted.

If you are a registered shareholder, you can simplify your voting by using the internet or calling a toll-free telephone number. Internet and telephone voting information is provided on the proxy card. A control number, located on the instruction sheet attached to the proxy card, is designated to verify your identity and allow you to vote your shares and confirm that your voting instructions have been recorded properly. If you vote via the internet or by telephone, there is no need to return a signed proxy card. However, you may still vote by proxy by using the proxy card.

Proxies will be voted at the annual meeting in accordance with the specifications you make on the proxy. If you sign the proxy card or submit a proxy by telephone or over the internet and do not specify how your shares are to be voted, your shares will be voted in accordance with the recommendations of the board of directors (See “Questions and Answers about the Annual Meeting and Voting”).

Questions and Answers About The Annual Meeting And Voting

Why am I receiving these proxy materials?

The proxy materials include our notice of annual meeting of shareholders, proxy statement and 2015 annual report. If you requested printed versions of these materials by mail, these materials also include the proxy card or voting instructions form for the annual meeting. Our board of directors has made these materials available to you in connection with the solicitation of proxies by the board. The proxies will be used at our annual meeting, or any adjournment or postponement thereof. We made these materials available to shareholders beginning on or about April 26, 2016.

Our shareholders are invited to attend the annual meeting and vote on the proposals described in this proxy statement. However, you do not need to attend the annual meeting to vote your shares. Instead, you may vote by completing, signing, dating and returning a proxy card or by executing a proxy via the internet or by telephone.

How can I access the proxy materials on the internet?

In accordance with U.S. Securities and Exchange Commission (the “SEC”) rules, we are using the internet as the primary means of furnishing proxy materials to shareholders. Accordingly, most shareholders will not receive paper copies of our proxy materials. We instead sent shareholders a Notice of Internet Availability of the Proxy Materials (the “Notice”) with instructions for accessing the proxy materials including the notice of annual meeting of shareholders, proxy statement and 2015 annual report, via the internet and voting via the internet or by telephone. The Notice was mailed on or about April 26, 2016. The Notice also provides information on how shareholders may obtain paper copies of our proxy materials if they so choose. Additionally, and in accordance with SEC rules, you may access our proxy materials at www.proxyvote.com.

The Notice provides you with instructions regarding how to:

•	view the proxy materials for the annual meeting on the internet and execute a proxy; and

•	instruct us to send future proxy materials to you in printed form or electronically by e-mail.

Choosing to receive future proxy materials by e-mail will save us the cost of printing and mailing documents to you and will reduce the impact of our annual meetings on the environment. If you choose to receive future proxy materials by e-mail, you will receive an e-mail next year with instructions containing a link to those materials and a link to the proxy voting website. Your election to receive proxy materials by e-mail will remain in effect until you terminate it.

Who can vote?

Only shareholders of record of our common stock at the close of business on April 21, 2016 (the “record date”), may vote, either in person or by proxy, at the annual meeting. On the record date, we had 309,588,561 shares of common stock outstanding. You are entitled to one vote for each share of common stock that you owned on the record date. There are no other voting securities of the company outstanding.

How do I know if I am a beneficial owner of shares?

If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the beneficial owner of shares held in “street name,” and the Notice was forwarded to you by that organization. The organization holding your account is considered the shareholder of record for purposes of voting at the annual meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account. Those instructions are contained in a “voting instructions form.” If you request printed copies of the proxy materials by mail, you will receive a voting instructions form.

What am I voting on?

You will be voting on each of the following:

•	the election of twelve directors to serve on our board;

•	the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016;

•	the approval, on an advisory basis, of named executive officer compensation;

•	the frequency of future advisory votes on named executive officer compensation, on an advisory basis;

•	the approval of the AVANGRID Incentive Plan; and

•	such other business as may properly come before the annual meeting or any adjournment or postponement thereof.

As of the date of this proxy statement, the board knows of no other matters that will be brought before the annual meeting. If you return your signed and completed proxy card or vote by telephone or over the internet and other matters are properly presented at the annual meeting for consideration, the persons appointed as proxies will have the discretion to vote for you.

What are the recommendations of the board of directors?

The board of directors recommends that you vote your shares on your proxy card:

•	FOR the election of directors nominated herein;

•	FOR the proposal to ratify the selection of Ernst & Young LLP as independent registered public accounting firm for the year ending December 31, 2016;

•	FOR the advisory approval of the named executive officer compensation;

•	FOR the frequency of “1 YEAR” for the advisory vote on the approval of the named executive officer compensation; and

•	FOR the approval of the AVANGRID Incentive Plan.

How do I vote?

You may vote using one of the following methods:

•	Over the internet. If you have access to the internet, we encourage you to vote in this manner. Refer to your Notice for instructions on voting via the internet and carefully follow the directions.

•	By telephone. You can vote by calling a toll-free telephone number listed on your proxy card or the voting instructions form. Refer to your Notice for instructions on voting by telephone and carefully follow the directions.

•	By mail. For those shareholders who request to receive a paper proxy card or voting instructions form in the mail, you may complete, sign and return the proxy card or voting instructions form.

•	In person at the annual meeting. All shareholders of record may vote in person at the annual meeting. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it with your ballot to be able to vote at the annual meeting. Even if you plan to be present at the annual meeting, we encourage you to vote your shares prior to the annual meeting date via the internet, by telephone or by mail in order to record your vote promptly, as we believe voting this way is convenient.

Instructions for voting via the internet, by telephone or by mail are also set forth on the proxy card or voting instructions form. Please follow the directions on these materials carefully.

Can I change my mind after I vote?

You may change your vote at any time before the polls close at the annual meeting. You may do this by using one of the following methods:

•	Voting again by telephone or over the internet prior to 11:59 p.m., Eastern Time, on June 15, 2016

•	Giving timely written notice to the corporate secretary of our company

•	Delivering a timely later-dated proxy

•	Voting in person at the annual meeting

If you hold your shares through a broker, bank, or other nominee, you may revoke any prior voting instructions by contacting that firm or by voting in person via legal proxy at the annual meeting.

How many votes must be present to hold the annual meeting?

In order for us to conduct the annual meeting, the holders of a majority of the shares of the common stock outstanding as of April 21, 2016, must be present at the annual meeting in person or by proxy. This is referred to as a quorum. Abstentions and “broker non-votes” (shares held by a broker or nominee that does not have discretionary authority to vote on a particular matter and has not received voting instructions from its client) are counted for purposes of determining the presence or absence of a quorum for the transaction of business at the annual meeting. Your shares will be counted as present at the annual meeting if you do one of the following:

•	Vote via the internet or by telephone

•	Return a properly executed proxy by mail (even if you do not provide voting instructions)

•	Attend the annual meeting and vote in person

Will my shares be voted if I do not provide my proxy?

If you hold your shares directly in your own name, your shares will not be voted if you do not vote them or provide a proxy.

If your shares are held in the name of a brokerage firm or other nominee, under rules of the New York Stock Exchange (“NYSE”), your broker may vote your shares on “routine” matters even if you do not provide a proxy. The only routine matter to be voted on at the annual meeting is the ratification of the selection of our independent registered public accounting firm for the current calendar year. If a brokerage firm votes your shares on these matters in accordance with these rules, your shares will count as present at the annual meeting for purposes of establishing a quorum and will count as “FOR” votes or “AGAINST” votes, as the case may be, depending on how the broker votes. If a brokerage firm signs and returns a proxy on your behalf that does not contain voting instructions, your shares will count as present at the annual meeting for quorum purposes and will be voted in connection with the selection of Ernst & Young LLP as our independent public accounting firm for the current year, but will not count as a “FOR” vote for any other matter, including the election of directors.

What are broker non-votes?

A “broker non-vote” occurs when a beneficial owner of shares held by a broker, bank or other nominee that holds our common stock for a beneficial owner returns a proxy to us but cannot vote the shares it holds as to a particular matter because it has not received voting instructions from the beneficial owner and the matter to be voted on is not “routine” under the NYSE rules.

What if I return my proxy but do not provide voting instructions?

If you hold your shares directly in your own name, and you sign and return your proxy card (including over the internet or by telephone) but do not include voting instructions, your proxy will be voted as the board recommends on each proposal.

What vote is required to adopt each of the proposals?

Each share of our common stock outstanding on the record date is entitled to one vote on each of the twelve director nominees and one vote on each other matter.

•	Proposal 1: Election of directors: Directors will be elected by a plurality of votes, which means that the twelve nominees receiving the highest number of “FOR” votes will be elected directors. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. For your vote to be counted, you must submit your voting instructions to your broker or custodian. Broker non-votes will not be counted as present and are not entitled to vote on this proposal. Abstentions will have no effect on this proposal.

•	Proposal 2: Ratification of Ernst & Young LLP as auditor for 2016: The affirmative vote of a majority of the votes cast at the annual meeting in person or by proxy by the holders of shares entitled to vote therein is required to ratify the audit and compliance committee’s appointment of Ernst & Young LLP as the company’s independent auditors for 2016. Even if you do not instruct your broker how to vote with respect to this item, your broker may vote your shares with respect to this proposal. Abstentions will not be counted as votes cast for such purposes.

•	Proposal 3: Advisory resolution to approve named executive officer compensation: Approval of the advisory resolution to approve named executive officer compensation requires the affirmative vote of a majority of the votes cast at the annual meeting in person or by proxy by the holders of shares entitled to vote therein. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. For your vote to be counted, you must submit your voting instructions to your broker or custodian. Abstentions and broker non-votes will not be counted as votes cast for such purposes.

•	Proposal 4: Advisory vote on the frequency of future advisory votes on named executive compensation: Approval of this proposal requires the affirmative vote of a plurality of the votes cast at the annual meeting in person or by proxy by the holders of shares entitled to vote therein. This means that the frequency receiving the highest number of “FOR” votes will be the recommended frequency. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. For your vote to be counted, you must submit your voting instructions to your broker or custodian. Broker non-votes will not be counted as present and are not entitled to vote on this proposal. Abstentions will have no effect on this proposal.

•	Proposal 5: Approval of the AVANGRID Incentive Plan: The affirmative vote of a majority of the votes cast at the annual meeting in person or by proxy by the holders of shares entitled to vote therein is required to ratify the proposal to approve the AVANGRID Incentive Plan. If you do not instruct your broker how to vote with respect to this item, your broker may not vote with respect to this proposal. For your vote to be counted, you must submit your voting instructions to your broker or custodian. Abstentions and broker non-votes will not be counted as votes cast for such purposes.

When will the voting results be announced?

We will announce preliminary voting results at the annual meeting. We will report final results on our website at www.avangrid.com and in a filing with the SEC on a Form 8-K.

What should I do if I have other questions?

If you have any questions or require any assistance with voting your shares, please contact our proxy solicitor, Okapi Partners LLC (“Okapi”), toll free at (855) 208-8902.

ADDITIONAL INFORMATION

Annual meeting admission

Only shareholders and certain other permitted attendees may attend the annual meeting. Admission to the annual meeting will be on a first-come, first-served basis. Proof of AVANGRID stock ownership as of the record date, along with photo identification, will be required for admission. Shareholders holding stock in an account at a brokerage firm, bank, broker-dealer or other similar organization (“street name” holders) will need to bring a copy of a brokerage statement reflecting their stock ownership as of the record date. No cameras, recording equipment, electronic devices, use of cell phones or other mobile devices, large bags or packages will be permitted at the annual meeting.

Availability of additional materials

The company will provide to any person whose proxy is solicited by this proxy statement, without charge, upon written request to the company’s corporate secretary at Avangrid, Inc., Durham Hall, 52 Farm View Drive, New Gloucester, Maine 04260, a copy of the company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2015, or the company’s proxy statement. The company’s copying costs will be charged if exhibits to the 2015 Annual Report on Form 10-K are requested.

The information provided on the company’s website (www.avangrid.com) is referenced in this proxy statement for information purposes only. The information on the company’s website shall not be deemed to be a part of or incorporated by reference into this proxy statement or any other filings we make with the SEC.

Expenses of solicitation

We pay all costs of soliciting proxies, including the cost of preparing, assembling and mailing the Notice, proxy statement and proxy. In addition to solicitation of proxies by mail, solicitation may be made personally, by telephone or by other electronic means. We may pay persons holding shares for others their expenses for sending proxy materials to their principals. In addition, Okapi has been retained to aid in the solicitation. Its fees for this solicitation are not expected to exceed $7,500, exclusive of expenses.

Householding

To reduce the expense of delivering duplicate proxy materials to our shareholders, we are relying on the SEC rules that permit us to deliver only one set of proxy materials, including our proxy statement, our 2015 annual report and the Notice, to multiple shareholders who share an address unless we receive contrary instructions from any shareholder at that address. This practice, known as “householding,” reduces duplicate mailings, thus saving printing and postage costs as well as natural resources. Each shareholder retains a separate right to vote on all matters presented at the annual meeting. Once you have received notice from your broker or us that they or we will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you wish to receive a separate copy of the 2015 annual report or other proxy materials, free of charge, or if you wish to receive separate copies of future annual reports or proxy materials, please mail your request to Avangrid, Inc., Durham Hall, 52 Farm View Drive, New Gloucester, Maine 04260.

PROPOSAL 1: ELECTION OF DIRECTORS

Our board of directors is currently comprised of the twelve directors identified in this proxy statement. The board has nominated each of the directors to stand for re-election.

It is intended that proxies will be voted for the nominees set forth herein. Under our bylaws, assuming a quorum is present at the annual meeting, the election of directors shall be decided by a plurality of the votes cast at the annual meeting in person or by proxy by the holders of shares entitled to vote therein. This means that the twelve nominees receiving the highest numbers of “FOR” votes at the annual meeting by the holders of shares of our common stock will be elected as directors.

It is expected that all candidates will be able to serve. However, if one or more are unable to do so, the proxy holders will vote the proxies for the remaining nominees and for substitute nominees chosen by the board of directors unless the board reduces the number of directors to be elected at the annual meeting.

Set forth on the following pages is each nominee’s name, his or her age at April 26, 2016, the date first elected as a director of AVANGRID, and a brief summary of the nominee’s business experience, including the nominee’s particular experience, qualifications, attributes or skills that led the board to conclude that the nominee should continue to serve as a director. Each nominee has indicated he or she will stand for election and will serve as a director if elected. Messrs. Torgerson, Chase and Lahey were selected to serve as directors pursuant to the shareholder agreement dated December 16, 2015, between the company and Iberdrola, S.A. (the “shareholder agreement”). See the section entitled “Certain Relationships and Related Party Transactions—The Shareholder Agreement” for additional information.

Ignacio Sánchez Galán

Mr. Galán, 65, has served as Chairman of the AVANGRID board since AVANGRID’s acquisition by Iberdrola, S.A. Since 2006, Mr. Galán has been Chairman and CEO of Iberdrola, S.A. Since 2007, Mr. Galán has also served as the Chairman of Scottish Power Ltd. (“Scottish Power”), a subsidiary of Iberdrola, S.A. Mr. Galán previously served as Executive Vice President and CEO of Iberdrola, S.A. from 2001 to 2006. Mr. Galán also previously served as Chairman at Eurojet from 1993 to 1995 and Chief Executive Officer at Airtel Móvil (now Vodafone Spain) from 1995 to 2001. Mr. Galán has also held various management positions at Sociedad Española del Acumulador Tudor, S.A. (now Grupo Exide) and served as Director and General Manager of Industria de Turbo Propulsores, S.A. Mr. Galán holds honorary degrees from the Universities of Salamanca, Edinburgh and Strathclyde, where he is a visiting professor. He chaired the utilities group at the World Economic Forum from 2014 to 2016 and is a member of the steering committee and board of the European Round Table of Industrialists. He is also a member of the Global Sustainable Electricity Partnership and the Magritte Group. In 2014 Mr. Galán received the Award for Responsible Capitalism from FIRST, a multi-disciplinary international affairs organization. Mr. Galán graduated in Electromechanical Industrial Engineering at the Instituto Católico de Artes e Industrias of the Pontificia Comillas University (Madrid). He also holds a degree in Business Administration from the Instituto Católico de Administración y Dirección de Empresas of the Pontificia Comillas University (Madrid) and in Business Administration and Foreign Trade from the Escuela de Organización Industrial.

Particular experience, attributes or skills that qualify candidate for board membership:

Mr. Galán was selected to serve on the AVANGRID board because of his extensive knowledge of the energy industry and leadership experience at Iberdrola, S.A.

John E. Baldacci

Mr. Baldacci, 61, has served as a member of the AVANGRID board since January 2014. Mr. Baldacci has served as the Senior Advisor for Economic Development & Government Relations at Pierce Atwood since 2012, and has served as Vice Chair of the board of the Northeast Midwest Institute since 2013. Mr. Baldacci served as the 73rd Governor of the State of Maine from 2003 until 2011. He previously served as director of the U.S. Department of Defense’s Military Health Care Reform Initiative from 2011 to 2012, U.S. Representative for Maine’s 2nd Congressional District from 1995 to 2003, a member of the Maine Senate from 1982 to 1994, and a member of the Bangor City Council from 1978 to 1981. Mr. Baldacci is the former Chairman of the board of directors and current board member for Jobs for America’s Graduates, a national nonprofit organization that works to reduce barriers to high school graduation and help students to transition to college. Mr. Baldacci earned a B.A. in History from the University of Maine at Orono. See the section entitled “Certain Relationships and Related Party Transactions—Other Relationships” in this proxy statement. Mr. Baldacci is currently Senior Advisor for Economic Development & Government Relations to the law firm of Pierce Atwood LLP.

Particular experience, attributes or skills that qualify candidate for board membership:

Mr. Baldacci was selected to serve on the AVANGRID board because of his extensive experience in economic development and government regulations.

Pedro Azagra Blázquez

Mr. Azagra Blázquez, 47, has served as Iberdrola Group’s Chief Development Officer since 2008 and as a member of the AVANGRID board since 2014. Mr. Azagra Blázquez previously was in charge of Strategy from 1997 to 2001, responsible for corporate development activities of the Iberdrola Group from 2001 to 2008 and was responsible for the acquisition of Energy East in 2007. He was also responsible for the U.S. businesses in 2008. He has served as a board member of Iberdrola México, S.A. de C.V, a subsidiary of Iberdrola, S.A., since 2014. He also served as member of the board of directors of Iberdrola USA, Inc. and Energy East Corporation (now AVANGRID) from 2008 to 2011 and Rochester Gas & Electric Corporation (“RGE”), New York State Electric and Gas Corporation (“NYSEG”) and Central Maine Power Company (“CMP”), each an indirect subsidiary of the company, from 2009 to 2011. Mr. Azagra Blázquez has also served as Professor of Corporate Finance and Mergers and Acquisitions at Universidad Pontificia de Comillas-Instituto Católico de Administración y Dirección de Empresas, Madrid, Spain since 1998. Before joining the Iberdrola Group he worked at Morgan Stanley in London and New York in the investment banking division in advisory, equity and debt transactions. He earned a business degree and a law degree from Universidad Pontificia de Comillas—Instituto Católico de Administración y Dirección de Empresas and a M.B.A. from the University of Chicago.

Particular experience, attributes or skills that qualify candidate for board membership:

Mr. Azagra Blázquez was selected to serve on the AVANGRID board because of his extensive knowledge of the U.S. businesses, the U.S. utilities and U.S. mergers and acquisitions transactions.

Arnold L. Chase

Mr. Chase, 64, has served as a member of the AVANGRID board since December 2015. Mr. Chase is President and a Director of Gemini Networks, Inc. and Managing Member of Chase Enterprises Holding LLC, Hartford, Connecticut, both of which are privately owned investment holding companies. Mr. Chase previously served as a Director of UIL from 1999 to 2015 and served as the Chair of the Retirement Benefits Plans Investment Committee. Mr. Chase is also a Trustee of Connecticut Public Broadcasting, Inc. and Talcott Mountain Science Center. Mr. Chase holds a Bachelor of Science degree in business administration from Babson College.

Particular experience, attributes or skills that qualify candidate for board membership:

Mr. Chase was selected to serve on the AVANGRID board because he has a highly technical background that provides him a unique perspective in evaluating the technical and engineering aspects of potential projects brought before the AVANGRID board and his familiarity with the regulatory process, both at the state and federal level.

Alfredo Elías Ayub

Mr. Elías Ayub, 66, has served as a member of the AVANGRID board since January 2014. Mr. Elías Ayub is currently the President of the board of directors of Promociones Metropolis, S.A. de C.V. From 2012 to 2015, Mr. Elías Ayub served as a director of Arcos Dorados Holdings Inc. (NYSE: ARCO). Mr. Elías Ayub previously served as Chief Executive Officer and Director of Federal Electricity Commission, Mexican State Owned Electricity Company from 1999 to 2011. From 1996 to 1999, he was the Chief Executive Officer of Aeropuertos y Servicios Auxiliares, Mexico’s Airport Operator that was responsible for managing 58 airports. He held a number of positions at Mines and State Owned Industry including Deputy Minister of Mines and Basic Industry and Deputy Energy Minister. He previously served as Deputy Director and Director of Universidad Anáhuac’s Engineering School from 1978 to 2013 and a Member of the Dean of Students board of Advisors of Harvard University Business School from 2010 to 2013. He held a number of positions for Mexican Fund for Social Activities including Deputy Director General and Director General from 1978 to 1983. He served as Executive Coordinator at the State of Mexico Government Urban Development from 1983 to 1986. Mr. Elías Ayub earned a degree in Civil Engineering from Universidad Anáhuac, in Mexico City, and a M.B.A. from Harvard University.

Particular experience, attributes or skills that qualify candidate for board membership:

Mr. Elías Ayub was selected to serve on the AVANGRID board because of his extensive experience in the energy and natural resources industries.

Carol L. Folt

Ms. Folt, 64, has served as a member of the AVANGRID board since December 2015. Ms. Folt has been a member of the board of directors and president of the University of North Carolina at Chapel Hill since 2013. Ms. Folt became the 11th Chancellor of the University of North Carolina at Chapel Hill and its 1st female leader on July 1, 2013. Ms. Folt previously served as interim president of Dartmouth College from 2012 to 2013 and provost from 2009 to 2012, among other roles, and was on the faculty in Biology. She holds tenured appointments in the faculties of Biological Sciences and the School of Global Public Health at the University of North Carolina. Ms. Folt earned a bachelors and masters of arts at the University of California, Santa Barbara, and a Ph.D. from the University of California, Davis.

Particular experience, attributes or skills that qualify candidate for board membership:

Ms. Folt was selected to serve on the AVANGRID board because of her scientific contributions, her leadership and her financial knowledge.

John L. Lahey

Mr. Lahey, 69, has served as a member of the AVANGRID board since December 2015. Mr. Lahey is President of Quinnipiac University in Hamden, Connecticut, a private, coeducational university with approximately 7,000 undergraduate and 3,000 graduate students. Mr. Lahey has also served as a director of Independence Holding Company (NYSE: IHC) since 2006. Mr. Lahey previously served as a Director of UIL from 1994 to 2015 and has served as its Non-Executive Chair since 2010. Mr. Lahey is also a Trustee of Yale-New Haven Hospital and a Director of the Yale New Haven Health System, The NYC Saint Patrick’s Day Parade, Inc., Standard Security Life Insurance Company of New York, Independence Holding Company and Alliance for Cancer Gene Therapy. He is a former Director of The Aristotle Corporation. Mr. Lahey holds bachelor’s and master’s degrees from the University of Dayton, a master’s degree from Columbia University, and a Ph.D. from the University of Miami.

Particular experience, attributes or skills that qualify candidate for board membership:

Mr. Lahey was selected to serve on the AVANGRID board because he possesses considerable financial knowledge through his experience on the audit and compliance committee of UIL as well as his considerable experience in board development, board marketing, and strategic decision-making and communication.

Santiago Martinez Garrido

Mr. Martinez Garrido, 47, has been a member of the AVANGRID board since February 2015. Since 2016 Mr. Martinez Garrido has been the director of Legal Services for Iberdrola, S.A. and Deputy Secretary of the Iberdrola S.A. board of directors. Previously, he has also served as Head of Corporate Legal Services of Iberdrola, S.A. and as Secretary of the board of directors of Iberdrola España, S.A. a direct subsidiary of Iberdrola, S.A., since 2014 and Fundación Iberdrola, a charitable foundation of Iberdrola, S.A., since 2010 and has been a member of the board of directors of Iberdrola Brazil, S.A., an indirect subsidiary of Iberdrola, S.A., since 2012 and Neoenergia, S.A., a Brazilian energy company, since 2004. Before joining Iberdrola, Mr. Martinez Garrido served as Chief of Staff of the Minister of Justice of Spain and of the Justice Secretary of State of Spain from 2000 to 2004. Mr. Martinez Garrido has also been a member of the board of Trustees of the Royal Academy of Jurisprudence and Legislation in Madrid since 2014. Mr. Martinez Garrido has a degree in Law from Universidad Complutense in Madrid, a degree in Business Studies from Colegio Universitario San Pablo in Madrid and a PhD from Universidad Autónoma de Barcelona.

Particular experience, attributes or skills that qualify candidate for board membership:

Mr. Martinez Garrido was selected to serve on the AVANGRID board because of his extensive legal experience and his executive legal position at Iberdrola, S.A.

Juan Carlos Rebollo Liceaga

Mr. Rebollo Liceaga, 54, has been a member of the AVANGRID board since February 2015. Since 2010, Mr. Rebollo Liceaga has been Administration and Control Director of Iberdrola, S.A. Mr. Rebollo Liceaga also currently serves as a member of the board and the audit committee of Iberdrola España, S.A. and Scottish Power, each subsidiaries of Iberdrola, S.A. Mr. Rebollo Liceaga also previously served on the board of directors of Energy East (now AVANGRID) from February 2009 until April 2011. Prior to joining Iberdrola, S.A., Mr. Rebollo Liceaga worked at Arthur Andersen. Mr. Rebollo Liceaga holds a degree in Business Administration from the Universidad Comercial de Deusto.

Particular experience, attributes or skills that qualify candidate for board membership:

Mr. Rebollo Liceaga was selected to serve on the AVANGRID board because of his extensive experience in accounting and his executive position at Iberdrola, S.A.

José Sainz Armada

Mr. Sainz Armada, 56, has served as a member of the AVANGRID board since January 2014. Since 2003, Mr. Sainz Armada has been the Chief Financial Officer of Iberdrola, S.A. Prior to his appointment as Chief Financial Officer, Mr. Sainz Armada was Director of Development & Finance of Iberdrola, S.A. from 2002. Before joining Iberdrola, S.A., Mr. Sainz Armada started his professional career at JP Morgan, he then held different positions at Corporación Bancaria de España where he was its CFO from 1996 to 2000 and then moved to Banco Bilbao Vizcaya Argentaria (“BBVA”), where he was General Manager of Asset Management from 2001 to 2002, and Managing Director of Corporate Value of BBVA from 2000 to 2001. Mr. Sainz Armada earned a degree in Law and Business Administration from the Catholic Institute of Business Administration from the Universidad Pontificia de Comillas Madrid and a M.B.A. from INSEAD in Fontainebleau, France.

Particular experience, attributes or skills that qualify candidate for board membership:

Mr. Sainz Armada was selected to serve on the AVANGRID board because of his extensive experience in finance and his executive position at Iberdrola, S.A.

Alan D. Solomont

Mr. Solomont, 67, has served on the AVANGRID board since January 2014. Mr. Solomont has served as Pierre and Pamela Omidyar Dean of the Jonathan M. Tisch College of Citizenship and Public Service at Tufts University since January 2014. Mr. Solomont has also served on the board of directors of MAPFRE U.S.A. Corp., the U.S. subsidiary of MAPFRE S.A., since February 2014. He served as United States Ambassador to Spain and Andorra from 2009 to 2013. Prior to his posting to Madrid, he was a member of the bipartisan board of directors of the Corporation for National and Community Service beginning in 2000, and he was elected chair in 2009. Mr. Solomont has served on the boards of directors of a number of other nonprofit and for profit organizations, including Boston Medical Center from 1995 to 2009, Boston Private Bank & Trust Co. from 1999 to 2009, Angel Healthcare Investors from 2000 to 2009, the New Israel Fund from 1998 to 2008, Israel Policy Forum from 1998 to 2008, the University of Lowell from 1984 to 1991, the University of Massachusetts from 1991 to 1992, the John F. Kennedy Presidential Library Foundation from 2001 to 2009 and the WGBH Education Foundation from 1999 to 2005. Mr. Solomont has a B.A. in political science and urban studies from Tufts University and a B.S. in nursing from the University of Massachusetts Lowell.

Particular experience, attributes or skills that qualify candidate for board membership:

Mr. Solomont was selected to serve on the AVANGRID board because of his extensive experience in the nonprofit industry and background in public service.

James P. Torgerson

Mr. Torgerson, 63, has served on the AVANGRID board since December 2015. Mr. Torgerson has served as the Chief Executive Officer and as a director of AVANGRID since December 2015. Mr. Torgerson had been President and Chief Executive Officer and a director of UIL since 2006. Prior to 2006, Mr. Torgerson was President and Chief Executive Officer of Midwest Independent Transmission System Operator, Inc. He is a Trustee of the Yale-New Haven Hospital and a Director of Yale New Haven Health System. Mr. Torgerson is the Chairman of the Connecticut Institute for the 21st Century. He is the former Chairman and a Director of the Connecticut Business and Industry Association and is a member of the board of the Edison Electric Institute and the American Gas Association. Mr. Torgerson is a Trustee of the Catholic Cemetery Association, Archdiocese of Hartford and a member of the Fairfield Business Council. Mr. Torgerson holds a bachelor’s of business administration degree in accounting from Cleveland State University.

Particular experience, attributes or skills that qualify candidate for board membership:

Mr. Torgerson was selected to serve on the AVANGRID board because he brings considerable financial and business experience by virtue of his background as a former chief executive officer of UIL, in addition to his expertise in utility operations and ratemaking.

THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE ELECTION OF THE NOMINEES FOR DIRECTOR NAMED ABOVE.

BOARD MEETINGS AND BOARD COMMITTEE INFORMATION

Meetings

During 2015, the board held 7 meetings. Each director attended all of the meetings of the board of directors and all committee members attended all of the committee meetings held during 2015. The board expects that a majority of directors will attend the annual meeting.

Board Committees

Our board has the authority to appoint committees to perform certain management and administration functions. The board has an audit and compliance committee, an executive committee and an unaffiliated committee. The composition and responsibilities of the committees are described below. Members will serve on committees until their resignation or until otherwise determined by the board of directors. The company does not have a compensation committee or nominating and governance committee, although the company did form an independent compensation forum, comprised of only independent directors. Because the company is a “controlled company” under the rules of the NYSE, these committees are not required and the board has determined that it is appropriate not to have these committees.

The following table identifies the current members of our board serving on the audit and compliance committee, the executive committee, the unaffiliated committee and the independent compensation forum:

Director	Audit and Compliance Committee	Executive Committee	Unaffiliated Committee	Independent Compensation Forum
Ignacio Sánchez Galán	—	Chair	—	—
John E. Baldacci	—	—	—	—
Pedro Azagra Blázquez	—	X	—	—
Arnold L. Chase	—	—	X	—
Alfredo Elías Ayub	—	—	X	Alternate Member
Carol L. Folt	X	—	Chair	—
John L. Lahey	X	X	—	X
Santiago Martinez Garrido	—	—	—	—
Juan Carlos Rebollo Liceaga	X	—	—	—
José Sainz Armada	—	X	—	—
Alan D. Solomont	Chair	—	—	X
James P. Torgerson	—	X	—	—

Audit and Compliance Committee

The audit and compliance committee oversees the company’s accounting and financial reporting process and the audit of the company’s financial statements and assists the board in monitoring the company’s financial systems and the company’s legal and regulatory compliance. The audit and compliance committee operates under a written charter adopted by the board in accordance with applicable rules of the NYSE and the SEC, which is available on the company’s website at www.avangrid.com. As stated in the charter, the audit and compliance committee’s principal responsibility is to provide assistance to the board of directors in fulfilling its oversight responsibility to the shareholders, the investment community and others relating to:

•	overseeing the compliance division, which is responsible for regulatory compliance and the prevention and correction of illegal or fraudulent acts, as well as approving the compliance division budget and the compliance programs;

•	overseeing and recommending the appointment of the company’s director of internal audit, including ensuring that management comply with the recommendations of the internal audit division, as well as proposing the internal audit budget for approval by the board and approving the internal audit plan;

•	reviewing the adequacy and effectiveness of the company’s internal monitoring systems over financial reporting to identify financial or economic risks;

•	the appointment, retention and compensation of the company’s independent auditors and overseeing the independent auditor’s work, including discussing with management the recommendations of the independent registered public accounting firm regarding financial reporting;

•	approving engagements of the independent registered public accounting firm to render any audit or permissible non-audit services;

•	reviewing the qualifications and independence of the independent registered public accounting firm;

•	reviewing and discussing with management the company’s financial statements and related disclosures and reviewing the company’s critical accounting policies and practices; establishing procedures for the receipt, retention and treatment of accounting, auditing and corporate governance related complaints and concerns through the company’s compliance division; and

•	reviewing any regulated business separation of activities report of the company and its subsidiaries and informing the board in advance of any changes to the business separation of activities regulatory requirements applicable to the company and its subsidiaries.

All members of the audit and compliance committee meet the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE. In addition, the board has determined that Mr. Rebollo Liceaga is an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act of 1933 and has the requisite financial experience as defined by the NYSE corporate governance rules. Mr. Rebollo Liceaga is not “independent” as defined under the NYSE listing standards and Rule 10A-3(b)(1) of the Securities Exchange Act of 1934 (the “Exchange Act”).

Under the NYSE rules, the company is permitted to phase in its independent audit and compliance committee by requiring one independent member at the time of listing, a majority of independent members within 90 days of the effectiveness of the company’s registration statement and a fully independent committee within one year of the effectiveness of the registration statement. A majority of the members of the audit and compliance committee, Ms. Folt, Mr. Lahey and Mr. Solomont, are “independent” as defined under the NYSE listing standards and as defined in Rule 10A-3(b)(1) of the Exchange Act, which is different from the NYSE’s general test for independence of board and committee members. The company intends to have an audit and compliance committee that will satisfy the independence requirements of the NYSE rules and Rule 10A-3(b)(1) of the Exchange Act within one year of effectiveness of the company’s registration statement on Form S-4, which was declared effective on November 12, 2015. We have determined that the fact that our audit and compliance committee is made up in the majority but not entirely of independent directors does not materially adversely affect the ability of our audit and compliance committee to act independently and to satisfy the other requirements of the SEC and NYSE. The audit and compliance committee held 6 meetings during 2015.

Executive Committee

The executive committee is a standing committee that has and may exercise all the powers of the board when the full board is not in session, to the extent permitted by applicable law and provided that any of the authorities assigned to the audit and compliance committee or the unaffiliated may not be so delegated. The executive committee did not hold any meetings during 2015.

Unaffiliated Committee

The unaffiliated committee was established in accordance with the shareholder agreement and has responsibilities designated therein. The unaffiliated committee is comprised solely of “independent” directors; provided, however, that Mr. Chase, for so long as he is a director, is permitted to serve as a member of the unaffiliated committee irrespective of whether he qualifies as an “independent” director. The unaffiliated committee did not hold any meetings during 2015.

Independent Compensation Forum

The board has determined that it is in the best interests of the company to have any executive incentive plans, including equity incentive plans, reviewed and approved by at least two outside directors who are members of the independent compensation forum. In addition, the board has appointed an alternate member entitled to participate fully in any meeting in replacement of any member absent from that meeting. The board, having reviewed the relationships that are known to exist between the company and Messrs. Solomont, Lahey and Elías Ayub, determined that Messrs. Solomont, Lahey and Elías Ayub are “non-employee directors” for the purposes of Rule 16b-3 under the Exchange Act, as amended, and are “outside directors” for the purposes of Section 162(m) of the Internal Revenue Code, as amended (the “Code”). The independent compensation forum is responsible for reviewing and recommending the approval to the full board all executive incentive and equity incentive plans. The independent compensation forum did not hold any meetings during 2015.

CORPORATE GOVERNANCE MATTERS

PriceWaterhouseCoopers Corporate Governance Assessment

In keeping with international best practices, AVANGRID engaged PricewaterhouseCoopers Asesores de Negocio, S.L. (“PwC”) as an external advisor to assess its corporate governance practices. PwC also performs a similar assessment of the corporate governance practices of Iberdrola, S.A. and its other subsidiaries. The objective of this assessment is a review of and any recommended improvements to the operations of the board and the audit and compliance committee. PwC reviewed AVANGRID’s internal standards and practices and noted (i) full compliance for the board with 50 assessment indicators, of which 38 relate to the analysis of compliance with internal regulations and 12 relate to the monitoring of trends in corporate governance and (ii) full compliance for the audit and compliance committee with 18 assessment indicators, of which 16 relate to the analysis of compliance with internal regulations and two relate to the monitoring of trends in corporate governance.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

The board has approved a set of corporate governance guidelines in accordance with rules of the NYSE. These guidelines set forth the key policies relating to corporate governance, including director qualification standards, director responsibilities and director compensation. The board has also approved a code of business conduct and ethics in accordance with rules of the NYSE and the SEC applicable to all directors, officers and employees, including the chief executive officer, the principal financial and accounting officer and other senior financial officers. The code is intended to provide guidance to directors and management to assure compliance with law and promote ethical behavior. Copies of the company’s corporate governance guidelines and its code of business conduct and ethics may be found on the company’s website at www.avangrid.com. Any amendment to the code, or any waivers of its requirements, will be disclosed on the company’s website.

AVANGRID is integrated into the group of companies controlled by Iberdrola, S.A. and, as a result, is a “controlled company” within the meaning of the NYSE rules. Iberdrola, S.A., the controlling shareholder of AVANGRID, has an established corporate governance system comprised of a set of documents made up of Iberdrola, S.A.’s by-laws, corporate policies, internal corporate governance rules and its other internal codes and procedures approved by the board of directors of Iberdrola, S.A. The corporate governance system of Iberdrola, S.A. was developed based on best practices for corporate governance generally recognized in international markets. AVANGRID generally adopts and abides by the policies and other documents that make up the corporate governance system of Iberdrola, S.A., subject to certain exceptions, additions and modifications required for publicly listed companies in the United States.

Board Leadership Structure

The company’s bylaws and corporate governance guidelines allow the flexibility to separate or consolidate the positions of chairman of the board and chief executive officer. The board currently believes that separating the roles of chairman and chief executive officer allows for better alignment of corporate governance with shareholder interests and aids in the board’s oversight of management and the board’s ability to carry out its roles and responsibilities on behalf of the shareholders. The board also believes that the separation of the roles of chairman and chief executive officer allows the chief executive officer to focus more of his time and energy on operating and managing the company and leverages the chairman’s experience in the energy industry.

The Controlled Company Exemption

The company is a “controlled company” within the meaning of the rules of the NYSE because Iberdrola, S.A. owns more than 50% of the company’s outstanding shares of common stock. Consequently, the company is not required to comply with certain of the NYSE listed company requirements, such as the requirement to have a majority of “independent” directors on the company’s board of directors, or the requirement to have compensation and nominating/corporate governance committees.

Director Independence

Due to the company’s status as a controlled company, the company relies on exemptions from the rules of the NYSE that would otherwise require that the company’s board of directors be comprised of a majority of “independent directors” as defined under the rules of the NYSE. The company is also required to have an “independent” audit committee under the NYSE’s listed company requirements. See the section entitled “Board Committees—Audit and Compliance Committee” for additional information.

The board has undertaken a review of the independence of each director. Based on information provided by each director concerning his background, employment and affiliations, including family relationships, the board has determined that Mr. Elías Ayub, Mr. Lahey, Ms. Folt and Mr. Solomont do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors is “independent” as that term is defined under the rules of the NYSE. In making these determinations, the board considered the current and prior relationships that each non-employee director has with the company and all other facts and circumstances the board deemed relevant in determining their independence, including the beneficial ownership of the company’s capital stock by each non-employee director, and the transactions involving them described in the section entitled “Certain Relationships and Related Party Transactions.”

Risk Management Oversight

In the normal course of its business, the company is exposed to a variety of risks, including political and regulatory risks and credit and investment risks. In connection with the board’s oversight function, the board oversees the company’s policies and procedures for managing risk. The audit and compliance committee of the board of directors has been delegated primary responsibility for oversight of the company’s risk management practices and reports to the board. The audit and compliance committee reviews the company’s risk assessment and regulatory compliance through the company’s compliance division and chief compliance officer. See the section entitled “Board Committees—Audit and Compliance Committee” for additional information.

In addition, the company conducts risk assessments to determine the extent, if any, to which the company’s compensation programs and practices may create incentives for excessive risk-taking. For a discussion of these assessments, see the section entitled “Compensation Discussion and Analysis—Compensation and Risk.”

Director Nomination Procedures

The entire board participates in the consideration of nominees for director. Our criteria for directors are discussed in our corporate governance guidelines, a copy of which is available on our website at www.avangrid.com. Consistent with these guidelines, the board ensures that the nominees are qualified persons with applicable expertise, competence, experience, qualifications and training. All of the nominees must also have the time and commitment to meet their responsibilities as members of the AVANGRID board. The board recognizes the benefit of having directors who reflect differing individual attributes to contribute to the board’s discussion, evaluation and decision-making. We have adopted the Director Candidate Selection Policy of Iberdrola, S.A. The Director Candidate Selection Policy favors diversity of knowledge, experience, origin, nationality, and gender. In the board’s annual performance evaluations conducted by the board and its committees, the board from time to time considers whether the members of the board reflect such diversity and whether such diversity contributes to a constructive and collegial environment. The Director Candidate Selection Policy also provides that individuals are ineligible for nomination if their appointment would result in conflicts of duties or interest established by applicable law or as set forth in the corporate governance guidelines. See the section entitled “Certain Relationships and Related Party Transactions—The Shareholder Agreement” for additional information.

Shareholders wishing to suggest potential candidates for membership on the board may address such information, in writing, to our Senior Vice President—General Counsel, Secretary and Chief Compliance Officer at the mailing address set forth below under the section entitled “—Executive Sessions of Non-Management Directors and Communications with the Board”. The communication must identify the writer as a shareholder of AVANGRID and provide sufficient detail for the board to consider the individual’s qualifications. Nominees proposed by the company’s shareholders are evaluated and considered in the same manner as nominees recommended by any other source.

Independent Compensation Forum Interlocks and Insider Participation

The members of our board who participated in the consideration of director compensation include Messrs. Azagra Blázquez, Galán, Rebollo Liceaga, Sainz Armada and Torgerson. Messrs. Elías Ayub, Baldacci, Chase, Lahey, Solomont and Ms. Folt recused themselves from voting. Messrs. Elías Ayub, Azagra Blázquez, Baldacci, Chase, Galán, Lahey, Rebollo Liceaga, Sainz Armada, Solomont and Ms. Folt voted on executive compensation with Mr. Torgerson recusing himself from voting. None of these directors is, or has ever been, an officer or employee of the company or any of its subsidiaries. In addition, during the last fiscal year, none of our executive officers served as a member of the board of directors or the compensation committee of any other entity that has one or more executive officers serving on our board.

Executive Sessions of Non-Management Directors and Communications with the Board

In accordance with our corporate governance guidelines, to ensure that non-management directors serve as an effective check on management and to encourage open discussion among such non-management directors, our non-management directors meet in executive sessions without management directors or management present on a periodic basis but no less than twice a year. Our chairman, a non-management director, presides at these meetings. In accordance with the NYSE rules, our independent directors also meet in an executive session at least once a year.

Any shareholder or interested party who wishes to communicate or request a meeting with members of the board of directors or with only non-management directors or any specified individual director may do so by writing to:

R. Scott Mahoney

Senior Vice President—General Counsel, Secretary and Chief Compliance Officer

Avangrid, Inc.

Durham Hall

52 Farm View Drive

New Gloucester, Maine 04260

All communications received in accordance with these procedures will be reviewed by our Senior Vice President—General Counsel, Secretary and Chief Compliance Officer to determine whether the subject matter of the communication should be brought to the attention of the non-management directors, the full board, or one or more of its committees, as well as whether any response to the communication is appropriate. Any such response will be made only in accordance with applicable law and regulations relating to the disclosure of information.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to the company regarding the beneficial ownership of its common stock as of April 21, 2016, by (i) each person known by the company to be the beneficial owner of more than 5% of the outstanding shares of its common stock, (ii) each of our directors and nominees, (iii) each of our named executive officers and (iv) all of our executive officers and directors serving as of April 21, 2016, as a group. Unless otherwise stated, the address of each named executive officer and director is c/o Avangrid, Inc., 157 Church Street, New Haven, Connecticut 06506. The persons listed below have sole voting and investment power as to all shares indicated unless otherwise noted.

Name	Total number of shares beneficially owned and nature of beneficial ownership	Percent of outstanding shares of common stock owned	Of total number of shares beneficially owned, number of option shares
Iberdrola, S.A(1).	252,235,232	81.586	—
Ignacio Sánchez Galán	100,000	*	—
John E. Baldacci	—	—	—
Pedro Azagra Blázquez	—	—	—
Sara J. Burns	—	—	—
Pablo Canales Abaitua	—	—	—
Arnold L. Chase(2).	1,057,596	*	23,918
Alfredo Elías Ayub	—	—	—
Carol L. Folt	—	—	—
John Lahey.	93,321	*	—
R. Scott Mahoney	—	—	—
Santiago Martinez Garrido	—	—	—
Robert D. Kump	—	—	—
Richard J. Nicholas	99,874	*	82,389
Juan Carlos Rebollo Liceaga	—	—	—
José Sainz Armada	—	—	—
Alan D. Solomont	—	—	—
James P. Torgerson	340,150	*	288,877
Mark S. Lynch	—	—	—
All directors and executive officers as a group (24 persons)	1,695,637	*	395,184

*	The percentage of shares beneficially owned by such director or named executive officer does not exceed one percent of the outstanding shares of common stock.
(1)	Information with respect to Iberdrola, S.A. was obtained from a Schedule 13G filed with the SEC on February 12, 2016. Iberdrola, S.A.’s address is c/o Avangrid, Inc. 157 Church Street, New Haven, Connecticut 06506.
(2)

The number of shares of AVANGRID common stock beneficially owned by Mr. Chase, as listed in the above stock ownership table, is approximately 0.342% of the shares of AVANGRID common stock outstanding as of April 21, 2016, adjusted to reflect Mr. Chase’s right to receive shares of AVANGRID common stock for his stock units. Shares reported as beneficially owned by Mr. Chase include 432,339 shares directly held by Mr. Chase with respect to which he holds sole voting and investment power; 1,965 shares of restricted stock directly held by Mr. Chase acquired under director compensation plans, with respect to which he holds sole voting power; 21,953 shares underlying currently exercisable stock units held by AVANGRID under its non-employee directors’ plan; 44,166 shares directly held by The Sandra and Arnold Chase Family Foundation, Inc., a charitable foundation of which Mr. Chase serves as a director, president and chief executive officer, and with respect to which he may be deemed to hold shared voting and investment power; 554,500 shares directly held by RLC Investments LLC, of which Mr. Chase is a manager, and with respect to which he may be deemed to hold shared voting and investment power; 498 shares of AVANGRID common stock held by Mr. Chase as custodian for his non-adult children, with respect to which he holds sole voting and investment power; and 2,175 shares of AVANGRID common stock held by Mr. Chase’s spouse.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires the company’s directors, certain of its officers and persons who beneficially own more than 10% of the company’s common stock to file initial reports of ownership and reports of changes in ownership with the SEC. Based solely on the company’s review of copies of such reports, and on written representations from such reporting persons, the company believes that in 2015 all such reporting persons filed the required reports on a timely basis in accordance with Section 16(a).

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

This Compensation Discussion and Analysis section explains how our executive compensation programs are designed and operate with respect to the following officers identified in the “Summary Compensation Table” below, or the named executive officers:

James P. Torgerson	Chief Executive Officer
Robert D. Kump	President and Chief Executive Officer of Avangrid Networks, Inc.
Richard J. Nicholas	Senior Vice President—Chief Financial Officer
Pablo Canales Abaitua	Chief Financial Officer of Avangrid Networks, Inc.
Sara J. Burns	President and Chief Executive Officer of Central Maine Power Company
R. Scott Mahoney	Senior Vice President—General Counsel, Secretary and Chief Compliance Officer
Mark S. Lynch	President and Chief Executive Officer of New York State Electric & Gas Corporation and Rochester Gas and Electric Corporation

Explanatory Note

Our named executive officers also serve as executive officers of our subsidiaries and receive compensation for service at our subsidiaries. In determining the compensation for the named executive officers for 2015, consideration was made to all responsibilities and sources of compensation. Messrs. Kump, Canales Abaitua, Mahoney and Lynch and Ms. Burns received compensation in 2015 pursuant to an annual bonus plan administered through AVANGRID’s subsidiary, Networks, for services to Networks. Additionally, our named executive officers participated during 2015 in a long-term incentive plan administered through our parent, Iberdrola, S.A., for services to us. For a description of such programs, see “—Elements of Compensation.” Our named executive officers also received retirement benefits through plans administered by our subsidiaries. See “Executive Compensation—Pension Benefits” and “Executive Compensation—Nonqualified Deferred Compensation.” Compensation of our named executive officers was set so that the aggregate compensation received from us and our subsidiaries was reasonable and commensurate with overall responsibilities of each named executive officer and their respective roles in the group of companies held by us. Consistent with this holistic approach, we evaluated our 2015 performance in light of the performance of our operating companies and the overall group of companies controlled by Iberdrola, S.A. The performance of our largest operating subsidiary, Networks, was particularly critical to our growth and success. Additionally, as an 81.5% owned subsidiary of Iberdrola, S.A., we evaluated our 2015 results in the context of the overall group of companies owned by Iberdrola, S.A.

On December 16, 2015, we completed an acquisition pursuant to which UIL merged with and into our wholly-owned subsidiary, Green Merger Sub, Inc. (“Merger Sub”), with Merger Sub surviving as our wholly-owned subsidiary. The acquisition was effected pursuant to the Agreement and Plan of Merger, dated as of February 25, 2015 (“merger agreement”), by and among us, Merger Sub and UIL. Following the completion of the acquisition, Merger Sub was renamed “UIL Holdings Corporation.” This Compensation Discussion and Analysis also reflects certain compensation programs of historical UIL assumed by us that are applicable to Messrs. Torgerson and Nicholas, who formerly served as UIL’s President and Chief Executive Officer and UIL’s Executive Vice President and Chief Financial Officer, respectively, immediately prior to the closing.

Prior to the acquisition, our board had not historically designated a compensation committee. Instead, our full board was integrally involved in the design of our compensation program and decisions with respect to executive compensation. During 2016, the independent compensation forum of our board was established to help assist with our compensation programs for our named executive officers beginning with 2016 compensation.

Our Compensation Program Objectives and Guiding Principles

We adopted the Senior Officer Remuneration Policy of Iberdrola, S.A. The purpose of the Senior Officer Remuneration Policy is to offer compensation that makes it possible to attract, retain, and motivate the most qualified professionals, in order to enable us to attain our strategic objectives within the increasingly competitive and internationalized context in which we operate. Significant practices include:

•	ensuring that our compensation, in terms of structure and total amount, is competitive with that of comparable entities at the domestic and international level. While we did not formally target compensation of our named executive officers against a comparator group during 2015, we review market data to obtain a general understanding of current compensation practices to ensure that compensation offered to our named executive officers is reasonable;

•	establishing compensation, in accordance with objective standards, based on the individual performance of the named executive officers and on the achievement of our corporate objectives;

•	including a significant annual variable component tied to the achievement of specific, pre-established objectives in line with our corporate interest and strategic goals; and

•	fostering and encouraging the attainment of strategic goals through the inclusion of long-term incentives, generating a motivating effect that acts as a driving force to ensure the loyalty and retention of the best professionals.

Determining Executive Compensation

Any adjustment to current pay levels of our named executive officers depends on several factors, including the scope and complexity of the functions an executive officer oversees, the contribution of those functions to our overall performance, individual experience and capabilities, individual performance and competitive pay practices. Any variation in compensation among our executive officers reflects differences in these factors.

Compensation Consultant

Our board has authority to retain compensation consulting firms to assist it in the evaluation of executive officer and employee compensation and benefit programs. We did not engage an independent compensation consultant during 2015. During 2016, Aon Hewitt, an independent compensation consulting firm, was retained to review our executive compensation practices.

Comparator Group

We believe that it is appropriate to offer industry-competitive cash and equity compensation packages to our named executive officers in order to attract and retain top executive talent. Our human resources department assesses market data compiled by reputable consulting firms to provide a general overview of industry practices and to ensure that it makes informed decisions regarding our executive pay programs. However, we did not formally target compensation of our named executive officers against any specific comparator group during 2015. We have engaged Aon Hewitt in formal benchmarking for 2016 compensation utilizing proprietary survey data and a group of comparable companies appropriate to our size and industry.

Role of Executive Officers in Executive Compensation Decisions

Mr. Kump, in his former role as principal executive officer of AVANGRID, participated in our board meetings to provide background information regarding our strategic objectives and the performance of AVANGRID for 2015. Our Chairman of the board and Mr. Kump presented the 2015 named executive officer compensation based on market information provided by our human resources department, which was approved by our board during 2015. The named executive officers do not propose or seek approval for their own compensation.

Elements of Compensation

The objective of our executive compensation programs is to attract and retain talented executives and motivate them to achieve our business goals through a combination of cash and stock-based compensation. Compensation for the named executive officers primarily consists of:

•	base salary;

•	annual incentive; and

•	long-term incentive.

Other elements of compensation, including retirement benefits, life insurance, savings, health and welfare plans and other benefits offered to employees generally are also considered in order to evaluate the entire compensation package offered to executives.

Details of Each Element of Compensation

Base Salary

We pay base salaries to provide a minimum, fixed level of cash compensation for our named executive officers to compensate them for services rendered during the fiscal year. Our human resources department reviews base salaries annually, but it does not necessarily award salary increases each year. The 2015 base salary of each of our named executive officers was set following an annual review. The annual review relied on considerations of external competitiveness and internal equity. Consideration was accorded to the overall objective for each named executive officer’s base salary to be competitive within the marketplace from which we draw our executive talent, while recognizing the need to maintain internal equity relative to other employees within AVANGRID. While we did not formally target a specific level of aggregate compensation, or any specific element of aggregate compensation, of our named executive officers against any particular group of companies during 2015, we did use market data to obtain a general understanding of current compensation practices in our industry. In setting each named executive officer’s salary, consideration was also accorded to the other elements of each named executive officer’s overall compensation package as well as to each named executive officer’s experience and skills. Mr. Kump’s and Mr. Mahoney’s salaries increased 3.8% and 6.2%, respectively, during 2015 to reflect their increased responsibilities in anticipation of the acquisition of UIL. Ms. Burn’s and Mr. Lynch’s salaries increased 2.1% commensurate with their continued service in their existing roles at AVANGRID. In 2015, our board approved the 2015 compensation for the named executive officers taking into account market information provided by our human resources department.

Annual Incentive

Networks’ Annual Incentive Plan. Messrs. Kump, Canales Abaitua, Mahoney and Lynch and Ms. Burns participated in the annual incentive plan of Networks (the “AIP”), during the year ended December 31, 2015. Messrs. Torgerson and Nicholas were not eligible to participate in the AIP during 2015 because they joined AVANGRID in December 2015. The AIP is designed to provide executives and certain other key employees of Networks and its affiliates, including AVANGRID, with the opportunity to earn annual incentive compensation through superior management performance and is intended to promote the future growth and success of Networks and its affiliates, including AVANGRID, and enhance the linkage between employee, customer and shareholder interests. Officers and key employees of Networks and its affiliates selected to participate by the board of directors of Networks and who were employed prior to October 1, 2015 were eligible to participate in the AIP during 2015. Mr. Kump, in his capacity as President and Chief Executive Officer of Networks, assigned each participant a target and maximum incentive, expressed as a percentage of annual base salary as of December 31, 2015, which is dependent on the level of the employee’s position and the scope of the employee’s responsibilities. Target annual incentive levels for each named executive officer are shown in a table below under “—Determination of AIP Bonus and Payouts.”

Payments under the AIP are granted in cash. However, the board of directors of Networks may, in its sole discretion, approve payouts in Iberdrola, S.A. stock or a combination of cash and Iberdrola, S.A. stock. The board of directors of Networks did not opt to exercise discretion to approve stock, rather than cash payouts, under the 2015 AIP. Participants may elect, during the year preceding the performance period, to defer up to 100% of any potential cash incentive award.

AIP Metrics. Performance under the AIP is measured under four levels, which are weighted differently for participants based on their respective roles to reflect the business areas where each participant has the most significant impact on Networks’ results. First, the Iberdrola, S.A. level metrics are set by the board of directors of Iberdrola, S.A. Second, the Iberdrola Networks Group level metrics are set by the board of directors of Networks. The remaining metrics are established by Mr. Kump, in his capacity as President and Chief Executive Officer of Networks, and approved by the board of directors of Networks. Target metrics are established to be challenging but attainable. The various threshold and maximum levels for each performance metric are determined on the basis of key business objectives and expected levels of achievement. The levels of achievement of the three corporate metrics, including metrics for Iberdrola, S.A., the Iberdrola Networks Group and Networks, are the same for each participant under the AIP, including the named executive officers. Business and individual metrics are established at the beginning of each year, specific to the participant’s business area objectives and personal functions and responsibilities. Subsequently, the levels of achievement of the business and individual metrics are measured against these pre-established goals and objectives. The business and individual metrics are intended to be considered together with the three corporate metrics to ensure a tailored evaluation of individual performance. In addition to the metrics described above, Mr. Canales Abaitua is also subject to Iberdrola Group Administration and Control metrics, which are determined by the control group at Iberdrola, S.A. AIP awards are not payable if minimum performance targets are not met at each applicable level. Threshold performance is obtained by achieving 80% of the target performance goal and results in 50% payout of the target award for each named executive officer. Maximum performance is obtained by achieving 120% of the target performance goal and results in 200% payout. For each metric, performance between threshold and target or between target and maximum is determined by linear interpolation.

The tables below show the AIP level weighting and performance calculations for each named executive officer.

Name	Iberdrola, S.A. Metrics	Iberdrola Networks Group Metrics	Avangrid Networks, Inc. Metrics	Business/ Individual Metrics(1)
Robert D. Kump	20%	30%	40%	10%
Pablo Canales Abaitua	30%	—	—	70%
Sara J. Burns	20%	20%	30%	30%
R. Scott Mahoney	20%	20%	30%	30%
Mark S. Lynch	20%	20%	30%	30%

(1)	For Mr. Canales Abaitua, includes 30% business/individual metrics and 40% Iberdrola Group Administration and Control metrics.

Iberdrola, S.A. Performance Calculations

Performance Metric	Threshold	Target	Maximum	Results	Score	Weight
Net Profit	€ 2,255 million	€ 2,355 million	€ 2,455 million	€ 2,422 million	113.40%	30%
Improvement in Iberdrola, S.A.’s Financial Strength	21.3%	21.8%	22.3%	23.2%	120.00%	30%
Net Operating Costs/Gross Margin	30.3%	29.3%	28.3%	29.2%	102.00%	20%
Iberdrola, S.A. Share Price Performance	5th	3rd	1st	1st	120.00%	20%

•	Net Profit, as used for the purposes of the AIP goal, is Iberdrola, S.A. net profit under IFRS.

•	Improvement in Iberdrola, S.A.’s Financial Strength, as used for the purposes of the AIP goal, is a metric calculated by Iberdrola, S.A. as funds from operations, or FFO, divided by net debt. FFO is defined as IFRS net profit adjusted for non-controlling interests, subordinated perpetual obligations owners, amortization and provisions, result of companies accounted for using the equity method net of taxes, financial provisions, goodwill deduction, dividends from companies accounted via equity and reversion of extraordinary tax provision. Net debt is defined as bank borrowings and other financial liabilities, loans and other equity instruments having the substance of a financial liability, derivative financial liabilities, gross debt, derivative financial assets, other current financial assets, cash and cash equivalents and cash assets. Financial provisions are defined as financial update of other provisions and financial update of provision for pensions and similar obligations less income associated with pensions.

•	Net operating costs/ Gross margin: as used for the purposes of the AIP goal, is a ratio calculated considering net operating costs as staff costs plus external services less capitalized staff costs and other operating income, each component as reported under IFRS in the audited consolidated annual accounts of the Iberdrola, S.A. Gross margin is defined as IFRS net revenue less IFRS procurement.

•	Iberdrola, S.A. Share Price Performance, as used for the purposes of the AIP goal, is measured compared to the Eurostoxx Utilities index and the shares of the five leading European competitors (ENEL, E.ON, RWE, EDF, and GDFSuez). Target performance is achieved if the share’s listing price is better than that of at least three of the reference shares.

Iberdrola Networks Group Performance Calculations

Performance Metric	Threshold	Target	Maximum	Results	Score	Weight
EBITDA	€ 3,433 million	€ 3,521 million	€ 3,609 million	€ 3,603 million	118.64%	25%
Capital Expenditures	80%	100%	120%	115%	115.00%	25%
External Services Expense	€542 million	€521 million	€500 million	€509 million	111.43%	25%
HR Efficiency—Headcount	—	—	14,816	14,816	120.00	25%

•	EBITDA, as used for the purposes of the AIP goal, is a metric calculated by Iberdrola Networks Group as gross margin less net operating expense and taxes other than income tax. Gross margin is defined as IFRS net revenue less IFRS procurements. Net operating expense is defined below.

•	Capital Expenditure, as used for the purposes of the AIP goal, is calculated by (A) investments put into service in Spain (21% weight), (B) compliance with investment plan in Brazil (5% weight), (C) compliance with investment plan in the United States (21% weight), (D) distribution price control review in the United Kingdom (28% weight), and (E) transmission price control review by the end of 2015 in the United Kingdom (25% weight).

•	External Services Expense, as used for the purpose of the AIP goal, is Iberdrola Networks Group external services costs as reported under IFRS in the audited consolidated annual accounts of the Iberdrola, S.A.

•	HR Efficiency—Headcount, as used for the purpose of the AIP goal is measured by the year-end headcount of Iberdrola Networks Group. This metric was scored only upon achievement of the maximum performance level.

Avangrid Networks, Inc. Performance Calculations

Performance Metric	Threshold	Target	Maximum	Results	Score	Weight
EBITDA	$1,075.3 million	$1,102.9 million	$1,130.5 million	$1,093.3 million	93.04%	25%
Capital Expenditures	A. 95% of Budget B. 95% of Budget C. 1 of 3	A. Budget B. Budget C. 2 of 3	A. Budget B. 105% of Budget C. 3 of 3	A. 120% of Budget B. 105% of Budget D. 3 of 3	A. 120.00% B. 120.00% C. 120.00%	25%
External Services	4%	0	-4%	3%	85.00%	25%
HR Efficiency—Headcount	—	—	4,217	4,138	120.00%	25%

•	EBITDA, as used for the purposes of the AIP goal, is a financial metric calculated as the reported Networks EBITDA in IFRS, defined as gross margin less net operating expense and taxes other than income tax, excluding the impacts from purchase price allocation, deferrable storm expenses and energy supply adjustments that are updated in customer rates within no more than six months.

•	Capital Expenditures, as used for the purposes of the AIP goal, is calculated by weighting the following 33% for (A) and (B) and 34% for (C) : (A) attainment of AVANGRID capital expenditure goals, excluding capitalized staff costs, finance costs and the Maine Power Reliability Program, (B) attainment of capitalized staff cost goals, and (C) attainment of capital expenditure estimates throughout the year, including (1) 95% of April year to date estimate, (2) 95% of August year to date estimate and (3) 95% of December year to date estimate.

•	External Services, as used for the purpose of the AIP goal, is the percentage increase in external services costs as reported under IFRS in the audited consolidated annual accounts of Networks versus the prior year.

•	HR Efficiency—Headcount, as used for the purpose of the AIP goal is measured by the year-end headcount of Networks. This metric was scored only upon achievement of the maximum performance level.

Business and Individual Metrics

Mr. Kump was subject to two individual metrics during 2015 relating to (i) safety as measured by the Occupational Safety and Health Act incidence rate and the attainment of various customer service and reliability targets, and (ii) regulatory developments related to the rates cases in process in New York, the New York Reforming the Energy Vision (“REV”) proceedings and CMP SMARTGRID activities, and regulatory milestones in connection with growth of the business. Mr. Kump exceeded all of his individual metrics and achieved 160% of his target, as determined by the chairman of the board of directors of Networks, based on achieving between target performance and maximum performance for each objective.

Mr. Canales Abaitua was subject to ten business metrics during 2015 related to (i) completion of long-term projections, (ii) the annual budget, (iii) systems implementation, (iv) department reorganization, (v) automation of corporate reporting, (vi) support of the New York rate cases, (vii) improvement in the Networks control processes, (viii) improvement in the Gas control processes, (ix) adaptation on the internal control model to organizational changes, and (x) debt cost reduction. Mr. Canales Abaitua either met or exceeded all of the business objectives except improvement in the Network control processes. He achieved 169% of his target as determined by Juan Carlos Rebollo Liceaga, the Group Director Administration and Control at Iberdrola, S.A., based on achieving his first, fourth, fifth, ninth and tenth objectives at maximum performance, achieving his eighth objective between target and maximum performance, achieving his second, third and sixth objectives at target performance and not achieving his seventh objective.

Mr. Canales Abaitua was also subject to five Iberdrola Group Administration and Control metrics during 2015 related to (i) information systems development, (ii) the establishment of a new long-term financial plan, (iii) implementation of new non-energy holdings, (iv) the resolution of certain tax issues and (v) participation in the final reports for the Organization for Economic Co-operation and Development—Base Erosion and Profit Shifting. He achieved 169% of his target as determined by achieving between target performance and maximum performance for each objective.

Ms. Burns was subject to five business metrics for the period January 1, 2015 to April 18, 2015 relating to (i) CMP presidents’ office operations and maintenance budget, (ii) results for CMP with respect to an independent customer satisfaction survey, (iii) developing and maintaining regulatory relationships in Maine and achieving key milestones in the development of transmission projects in Maine, (iv) an employee priority objective related to safety and talent management, and (v) CMP business plans related to safety, rate cases and operational improvements. Ms. Burns exceeded all of her business objectives and achieved 167% of her target for the applicable portion of the year, as determined by Mr. Kump, in his capacity as President and Chief Executive Officer of Networks, and approved by the board of directors of Networks, based on achieving maximum performance on her first three objectives, and between target performance and maximum performance on her last two objectives.

Ms. Burns was also subject to six business metrics for the period April 19, 2015 to December 31, 2015 because she assumed responsibility for three additional business areas including, Regulatory Strategy, Business Development and Asset Management & Planning. The six business metrics for the period relate to (i) the operations and maintenance budget for expanded area of responsibility, (ii) capital expenditures, which are equally weighted: (A) attainment of AVANGRID capital expenditure goals, excluding capitalized staff costs, finance costs and the Maine Power Reliability Program (“MPRP”), (B) attainment of capitalized staff cost goals, (C) attainment of capital expenditure estimates throughout the year, including (1) 95% of April year to date estimate, (2) 95% of August year to date estimate and (3) 95% of December year to date estimate, and (D) preparation of a 5-year capital investment plan for New York, (iii) achieving key milestones in the development of transmission projects in Maine, and with respect to the Connect NY project, (iv) an employee priority objective related to safety and talent management, (v) achieving CMP business plans related to safety, the results for CMP of an independent customer satisfaction survey, and developing and maintaining regulatory relationships in Maine, and (vi) process and outcomes for NYSEG, RGE and CMP rate cases. Ms. Burns exceeded all of her business objectives, and achieved 162% of her target for the applicable portion of the year, as determined by Mr. Kump, in his capacity as President and Chief Executive Officer of Networks, and approved by the board of directors of Networks, based on achieving maximum performance on her first objective and between target performance and maximum performance on the remaining five objectives.

Mr. Mahoney was subject to six business metrics during 2015 relating to (i) legal operations and maintenance budget, (ii) implementation of the AVANGRID integration project with respect to service agreements between affiliates, and the functional and legal organization of centralized services, (iii) process and outcomes for the NYSEG, RGE and CMP rate cases, (iv) implementation of a comprehensive civil litigation management system, (v) an employee priority objective related to safety and talent management, and (vi) a comprehensive assessment of the AVANGRID crime prevention program. Mr. Mahoney exceeded all of his business metrics except for the legal operations and maintenance budget objective. He achieved 163% of his target, as determined by Mr. Kump, in his capacity as President and Chief Executive Officer of Networks, and approved by the board of directors of Networks. This determination was based on maximum performance achieved for all metrics other than the first metric, which was not achieved.

Mr. Lynch was subject to five business metrics during 2015 related to (i) achieving the operations and maintenance budget for the NYSEG and RGE presidents’ office, (ii) results of an independent customer satisfaction survey for each of the New York companies, (iii) developing and/or maintaining regulatory relationships in New York, (iv) an employee priority objective related to safety and talent management, and (v) achieving business plans related to the New York CEO Certification process for the New York State Public

Service Commission, the New York rate cases, and safety. Mr. Lynch exceeded all of his business metrics and achieved 164% of his target, as determined by Mr. Kump, in his capacity as Chief Executive Officer of Networks, and approved by the board of directors of Networks. This determination was based on maximum performance achieved for his first and third objectives, and between target performance and maximum performance for the remainder of the objectives.

Determination of AIP Bonus and Payouts. Based on the extent to which Networks achieved the performance goals, as shown above, the following table shows the incentive eligible earnings and threshold, target and maximum incentive percentages and actual payout amounts for each named executive officer expressed as a percentage of incentive eligible earnings commensurate with such named executive officer’s position and scope of responsibilities. The target percentage of base salary is based on industry-competitive practices and internal equity considerations. Additionally, the percentage of compensation at risk reflects the organizational level of each participant, including the named executive officers, which reflects levels of accountability and degree of influence each participant has with respect to the performance of Networks. Senior executives have greater levels of accountability and degrees of influence, which corresponds to a greater multiple of base salary under the AIP and, in turn, results in a greater aggregate payout opportunity. The range of the AIP payout is set at 50% and 200% of target for threshold and maximum performance levels, respectively, for all participants under the AIP, including the named executive officers.

Name	Base Salary ($)	Threshold Incentive (% Base Salary)	Target Incentive (% Base Salary)	Maximum Incentive (% Base Salary)	Actual Performance (% Target)	Actual Incentive (% Base Salary)	Actual Incentive Amount ($)
Robert D. Kump	685,000	27.50	55.00	110.00	159.58	87.77	601,216
Pablo Canales Abaitua	315,000	22.5	45.00	90.00	169.38	76.22	240,096
Sara J. Burns	355,000	22.5	45.000	90.00	163.5	73.58	261,192
R. Scott Mahoney	340,000	20.00	40.00	80.00	162.6	65.04	221,133
Mark S. Lynch	349,000	22.5	45.000	90.00	164.2	73.89	257,872

Discretionary Bonuses in Connection with the Acquisition. Messrs. Kump and Mahoney received a discretionary bonus of $400,000 and $200,000, respectively, in recognition of their contributions to the UIL acquisition process on December 31, 2015. The bonus was approved by our board.

Long-Term Incentive

Iberdrola, S.A. 2014-2016 Strategic Bonus Plan. Messrs. Kump, Canales Abaitua, Mahoney and Lynch and Ms. Burns participated in the 2014-2016 Strategic Bonus Plan of Iberdrola, S.A. (the “Strategic Bonus Plan”), for senior officers and officers of Iberdrola, S.A. and its subsidiaries. The Strategic Bonus Plan grants participants shares of Iberdrola, S.A. stock based on achievement of pre-established performance metrics from 2014 to 2016. The Strategic Bonus Plan is designed to promote loyalty and retention of senior officers and officers of Iberdrola, S.A. and its subsidiaries, including the named executive officers of AVANGRID.

The board of directors of Iberdrola, S.A., at the recommendation of the chairman and chief executive officer of Iberdrola, S.A. and the remuneration committee of Iberdrola, S.A., allocate a number of Iberdrola, S.A. shares to each participant at the time such officer is designated and invited to join in the Strategic Bonus Plan. The Strategic Bonus Plan is tied to compliance with the following key strategic objectives of Iberdrola, S.A. during the 2014 to 2016 period:

•	Change in consolidated net profits. This performance objective is measured by average annual growth in consolidated net profits, based on the consolidated net profits at year-end 2014. Target performance is achieved if such growth is 4%. This performance objective will not be satisfied if such growth is less than 2%.

•	Iberdrola, S.A. share price performance. This performance objective is measured compared to the Eurostoxx Utilities index and the shares of the five leading European competitors (ENEL, E.ON, RWE,

EDF, and GDFSuez). Target performance is achieved if the share’s listing price is better than that of at least three of the reference shares.

•	Improvement in Iberdrola, S.A.’s financial strength. This performance objective is measured through FFO divided by net debt. Target performance is achieved if the ratio is greater than 22%. See “—Details of Each Element of Compensation—Annual Incentive” for a description of the calculation of this metric.

Payment of shares under the Strategic Bonus Plan varies depending on performance, which is designed to be challenging but attainable. The target performance levels under the 2014-2016 Strategic Bonus plan are the same for each participant, including the named executive officers, as established by the board of directors of Iberdrola, S.A. on the basis of key business objectives and expected levels of achievement.

Following the completion of the UIL acquisition, the board of directors of Iberdrola, S.A. declared an early termination of the 2014-2016 Strategic Bonus Plan for our named executive officers effective December 31, 2015. The payout amount will be pro-rated for the two years that have elapsed since the commencement of the 2014-2016 Strategic Bonus Plan. The level of achievement will be determined by the Iberdrola, S.A. board on or after January 1, 2017 and first installment will be paid after that date but on or before June 30, 2017. The second installment will be paid on or after January 1, 2018 but no later than March 31, 2018. As a result of an amendment to the 2014-2016 Strategic Bonus Plan made in connection with the early termination, it has been determined that the payout will be made in cash, rather than shares of Iberdrola, S.A. stock.

Our named executive officers have in previous years participated in the Strategic Bonus Plan for the 2011-2013 performance period, and performance shares earned during the 2011-2013 period vest in three annual installments following the end of the performance period. Upon approval of the payout of the 2015 installment of the 2011-2013 Strategic Bonus Plan, additional increases to the aggregate payouts of Iberdrola, S.A. stock were approved in the discretion of the board of directors of Iberdrola, S.A. on January 26, 2015 in recognition of the significant contribution of Messrs. Kump, Mahoney and Lynch and Ms. Burns to the success of AVANGRID. The additional awards included 20,530 shares for Mr. Kump, 12,974 shares for Ms. Burns, 17,047 shares for Mr. Mahoney and 9,111 shares for Mr. Lynch. These additional shares vested immediately on the date of the modification.

UIL 2008 Stock Plan. Messrs. Torgerson and Nicholas participated in the UIL Holdings Corporation 2008 Stock and Incentive Compensation Plan (the “UIL 2008 Stock Plan”) prior to the acquisition of UIL. The UIL 2008 Stock Plan was assumed by AVANGRID upon completion of the acquisition. No awards were granted pursuant to the UIL 2008 Stock Plan subsequent to the acquisition. Amounts outstanding under the UIL 2008 Stock Plan based on prior awards to Messrs. Torgerson and Nicholas for service prior to the acquisition are provided under “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End.”

Performance Share Plan. Our named executive officers have in previous years participated in the Avangrid, Inc. Performance Share Plan (the “PSP”). The PSP grants awards of phantom shares of Iberdrola, S.A. subject to restrictions as determined by the AVANGRID board. No named executive officers participated in the PSP in 2015. Amounts outstanding for Mr. Kump under the PSP are provided under “Executive Compensation—Outstanding Equity Awards at Fiscal Year-End.”

Perquisites and Other Personal Benefits. We offer a limited amount of perquisites and other personal benefits to our named executive officers. Perquisites are not a material part of our compensation program. Our board reviews the levels of perquisites and other personal benefits provided to our named executive officers. See “Executive Compensation—Summary Compensation Table—All Other Compensation.”

Post-Employment Compensation Arrangements

To promote retention and recruiting, we offer various arrangements that provide certain post-employment benefits in order to alleviate concerns that may arise in the event of an employee’s separation from service with us and enable employees to focus on their duties while employed by us. These post-employment benefits are provided through employment agreements, letter agreements and severance agreements as described more fully below under “Executive Compensation—Summary of Employment Agreements” and “Executive Compensation—Potential Payments upon Termination or Change in Control.”

The named executive officers also participate in qualified defined benefit pension and non-qualified deferred compensation plans. See “Executive Compensation—Pension Benefits” and “Executive Compensation—Nonqualified Deferred Compensation.” The named executive officers also participate in a defined contribution 401(k) retirement plan, which is administered through Avangrid Service Company (formerly Iberdrola USA Management Corporation) and is available to substantially all of our non-union employees.

Deductibility Cap on Executive Compensation

Section 162(m) of the Code, precludes a public corporation from deducting for federal income tax purposes compensation in excess of $1 million in any taxable year for its chief executive officer or any of its three other highest paid executive officers, not including the chief financial officer. Certain performance-based compensation is not subject to that limitation. As part of its role, the independent compensation forum will consider the anticipated tax treatment to us and the executive officers in its review and establishment of compensation programs and payments beginning with 2016 compensation programs.

Compensation and Risk

We regularly conduct risk assessments to determine the extent, if any, to which our compensation practices and programs may create incentives for excessive risk taking. Our compensation program mitigates risk by emphasizing long-term compensation and financial performance measures rather than simply rewarding shorter-term performance and payout periods, which discourages imprudent short-term decision making and risk taking.

Summary Compensation Table

The following table provides certain information concerning the compensation for services rendered to us during the two years ended December 31, 2015 by (i) each person serving as a principal executive officer, (ii) each person serving as a principal financial officer, and (iii) each of the three other most highly-compensated individuals who were serving as executive officers as of December 31, 2015. For Messrs. Torgerson and Nicholas, who served as UIL’s President and Chief Executive Officer and UIL’s Executive Vice President and Chief Financial Officer, respectively, prior to our acquisition of UIL, the disclosure pertains to compensation subsequent to the acquisition:

Name & Principal Position	Year	Salary ($)		Bonus(1) ($)	Stock Awards(2) ($)		Non-Equity Incentive Plan Compensation(3) ($)	Change in Pension Value & Nonqualified Deferred Comp- ensation Earnings ($)	All Other Comp- ensation(4) ($)	Total ($)
James P. Torgerson	2015	63,460		—	—		—	—	100	63,560
CEO

Robert D. Kump	2015	822,500	(6)	400,000	141,505		601,216	41,333	81,782	2,088,336
President and CEO of Networks(5)	2014	760,923	(6)	—	2,137,661	(7)	618,015	387,198	109,490	4,013,287

Richard J. Nicholas	2015	34,222		—	—		—	368,875	100	403,197
SVP—CFO

Pablo Canales Abaitua	2015	327,115		—	—		240,096	—	127,963	695,174
CFO of Networks(8)	2014	111,308		—	271,856	(7)	—	—	68,974	452,138

Sara J. Burns.	2015	364,669		—	89,424		261,192	57,589	48,418	821,292
President and CEO of CMP(9)

R. Scott Mahoney	2015	342,469		200,000	117,498		221,133	189,757	8,553	1,079,410
SVP—GC, Secretary and CCO	2014	314,577		—	476,486	(7)	227,056	437,962	14,063	1,470,144

Mark S. Lynch	2015	358,492		—	62,798		257,872	477	57,517	737,156
President and CEO of NYSEG and RGE(10)

(1)	Messrs. Kump and Mahoney received a discretionary bonus of $400,000 and $200,000, respectively, in recognition of their contributions to the UIL acquisition process on December 31, 2015. The bonus was approved by our board.
(2)

Upon approval of the payout of the 2015 installment of the 2011-2013 Strategic Bonus Plan, additional increases to the aggregate payouts of Iberdrola, S.A. stock were approved in the discretion of the board of directors of Iberdrola, S.A. on January 26, 2015 in recognition of the significant contribution of Messrs. Kump, Mahoney and Lynch and Ms. Burns to the success of AVANGRID. The additional awards included 20,530 shares for Mr. Kump, 12,974 shares for Ms. Burns, 17,047 shares for Mr. Mahoney and 9,111 shares for Mr. Lynch. These additional shares vested immediately on the date of the modification. In addition, on December 31, 2015, the board of directors of Iberdrola, S.A. declared an early termination of the 2014-2016 Strategic Bonus Plan for Messrs. Kump, Canales Abaitua, Mahoney and Lynch and Ms. Burns. The amounts shown represent the incremental fair value of the modifications, computed in accordance with Financial Accounting Standards Board Accounting Standard Codification, Topic 718 (“ASC Topic 718”), as of the

respective date of each modification. See Note 3 to our audited financial statements for the fiscal year ended December 31, 2015, included in our 2015 Annual Report on Form 10-K for information regarding assumptions underlying the valuation of equity awards.
(3)	The amounts shown represent the components of the cash bonuses relating to the attainment of performance metrics, paid to the named executive officers under our cash bonus plan, as discussed more fully in the Compensation Discussion and Analysis.
(4)	Amounts reported under “All Other Compensation” for 2015 include: for Messrs. Torgerson, $100 parking allowance; for Mr. Kump, $7,950 of employer contribution to the Avangrid Service Company’s 401(k) plan, $68,500 in a contractual deferred compensation contribution by AVANGRID and $5,332 in dividend payments in respect of performance shares granted in 2011; for Mr. Nicholas, $100 parking allowance; for Mr. Canales Abaitua, $19,875 of employer contribution to Avangrid Service Company’s 401(k) plan, $12,140 for 100% employer-paid medical, prescription drug, dental and vision insurance and $87,638 in housing allowance and $8,310 for tax equalization, including a tax gross-up of $47,385; for Ms. Burns, $10,600 of employer contribution to CMP’s 401(k) plan, $35,500 in a contractual deferred compensation contribution by AVANGRID and $2,318 in dividend payments in respect of performance shares granted in 2010; for Mr. Mahoney, $7,950 of employer contribution to Avangrid Service Company’s 401(k) plan, and $603 in dividend payments in respect of performance shares granted in 2010; and for Mr. Lynch, $22,617 of employer contribution to RGE’s 401(k) plan, and $34,900 in a contractual deferred compensation contribution by AVANGRID. Amounts reported under “All Other Compensation” for 2014 include: for Mr. Kump, $7,800 of employer contribution to the Avangrid Service Company 401(k) plan, $66,000 in a contractual deferred compensation contribution by AVANGRID and $35,690 in dividend payments in respect of performance shares granted in 2011; for Mr. Canales Abaitua, $8,432 of employer contributions to the Avangrid Service Company 401(k) plan, $4,598 for 100% employer-paid medical and prescription drug insurance and $55,944 in connection with relocation and housing allowance, including a tax gross up of $13,041; and for Mr. Mahoney, $7,800 of employer contribution to the Avangrid Service Company 401(k) plan and $6,263 in dividend payments in respect of performance shares granted in 2010.
(5)	Mr. Kump formerly served as the principal executive officer of AVANGRID from January 2014 to December 2015. Mr. Kump continues to serve as President and Chief Executive Officer of Networks.
(6)	Amounts included pursuant to Mr. Kump’s service contract with AVANGRID are $110,769 for 2014 and $124,616 for 2015. See “—Summary of Employment Agreements.”
(7)	If the values disclosed in the table above were recognized equally over the three year performance period, rather than fully recognized during 2014 pursuant to ASC Topic 718, the total compensation for each named executive officer for 2014 would be significantly lower. Such total compensation values would be $2,588,180 for Mr. Kump, $270,901 for Mr. Canales Abaitua, and $1,152,487 for Mr. Mahoney. The amounts reported in the table are calculated assuming the maximum performance levels were probable. Such amounts do not reflect the actual number of shares to be issued pursuant to the awards, which are subject to performance conditions and modifications described under “Compensation Discussion and Analysis—Elements of Compensation—Details of Each Element of Compensation.” The figures in the table above consist of the aggregate grant date fair value of equity awards granted during 2014 and are computed in accordance with ASC Topic 718. The following valuation assumptions have been applied to estimate the grant date fair value of such 2014 equity awards: the gross value based on the Iberdrola, S.A. share price on grant date was multiplied by the number of shares subject to the award, reduced by the value of a 0.27 euro per share dividend discounted at the risk free rate of 1% during the period that the shares subject to the award remain unvested.
(8)	Mr. Canales Abaitua formerly served as the principal financial officer of AVANGRID from August 2014 to December 2015. Mr. Canales Abaitua continues to serve as Chief Financial Officer of Networks.
(9)	Ms. Burns first became a named executive officer in 2015 and, in accordance with SEC rules, only compensation information for 2015 is provided in the Summary Compensation Table.
(10)	Mr. Lynch first became a named executive officer in 2015 and, in accordance with SEC rules, only compensation information for 2015 is provided in the Summary Compensation Table.

Grants of Plan-Based Awards

The following table sets forth the information concerning the grants or modifications of any plan-based compensation to each named executive officer during 2015. The non-equity awards described below were made under our annual incentive plan. The equity awards described below were made under our equity incentive plan.

Name	Award Type	Grant Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards					Grant Date Fair Value of Stock Awards(4) ($)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)		Maximum (#)
James P. Torgerson	—	—	—	—	—	—	—		—		—

Robert D. Kump	AIP		188,375	376,750	753,500
	Strategic Bonus Plan	January 26, 2015				—	20,530	(2)	—		141,505
	Strategic Bonus Plan	December 31, 2015				78,055	156,111		234,167	(3)	—

Richard J. Nicholas	—	—	—	—	—	—	—		—		—

Pablo Canales Abaitua	AIP		70.875	141,750	283,500
	Strategic Bonus Plan	December 31, 2015				9,927	19,853		29,780	(3)	—

Sara J. Burns	AIP		79,875	159,750	319,500
	Strategic Bonus Plan	January 26, 2015				—	12,974	(2)	—		89,424
	Strategic Bonus Plan	December 31, 2015				18,607	37,214		55,821	(3)	—

R. Scott Mahoney	AIP		68,000	136,000	272,000
	Strategic Bonus Plan	January 26, 2015				—	17,047	(2)	—		117,498
	Strategic Bonus Plan	December 31, 2015				17,746	35,492		53,238	(3)	—

Mark S. Lynch	AIP		78,515	157,050	314,100
	Strategic Bonus Plan	January 26, 2015				—	9,111	(2)	—		62,798
	Strategic Bonus Plan	December 31, 2015				17,766	35,533		53,299	(3)	—

(1)	Amounts represent estimated possible payments under the AIP. Actual amounts paid under the AIP for 2015 are shown in the “Non-Equity Incentive Plan Compensation” column of the “Summary Compensation Table.” For more information on the performance metrics applicable to these awards, see “Compensation Discussion and Analysis—Elements of Compensation—Details of Each Element of Compensation.”
(2)	Target amounts represent additional shares of Iberdrola, S.A. stock granted as modifications to outstanding 2011-2013 Strategic Bonus Plan awards made on January 26, 2015. The additional shares are fully vested. See footnote (2) to the “Summary Compensation Table.”
(3)	Amounts represent the threshold, target and maximum number of performance units under the modified 2014-2016 Strategic Bonus Plan. The actual number of units earned (if any) will be based on performance at the end of the applicable performance period and paid in cash as described under “Compensation Discussion and Analysis—Elements of Compensation—Details of Each Element of Compensation.”
(4)	Reflects the incremental fair value of the modification, computed in accordance with ASC Topic 718, as of the date of modification. See “Compensation Discussion and Analysis—Elements of Compensation—Details of Each Element of Compensation” and footnote (2) to the “Summary Compensation Table.” The modification of terms of the 2014-2016 Strategic Bonus Plan did not increase the estimated fair value and, as such, the incremental fair value computed as of the modification date in accordance with ASC Topic 718 was zero.

Summary of Employment Agreements

Certain of the amounts shown in the “Summary Compensation Table” and the “Grants of Plan-Based Awards” table are provided for in employment or letter agreements, as the case may be. The material terms of those agreements are summarized below.

James P. Torgerson

UIL Employment Agreement. UIL entered into an employment agreement with Mr. Torgerson, dated January 23, 2006, under which Mr. Torgerson was appointed President of UIL. On July 1, 2006, Mr. Torgerson was appointed Chief Executive Officer of UIL. Mr. Torgerson’s employment agreement continued in effect until December 31, 2007, whereupon it automatically renewed for a one-year period and will continue to do so annually unless we provide Mr. Torgerson with a 90-day notice of our decision not to renew the agreement. The employment agreement provides an annual base salary of $525,000, subject to review and possible adjustment by the Board at least annually. Effective April 5, 2015, Mr. Torgerson’s annual base salary became $825,000. Mr. Torgerson is also entitled to participate in UIL’s annual short-term and long-term incentive programs. In addition, during each year in the term of his employment agreement, Mr. Torgerson is entitled to an annual grant of restricted stock in an amount equal to that number of shares which results from dividing $78,750 by the fair market value of UIL’s common stock on the date of the grant, but limited to no more than 3,333 shares per year. This annual grant was negotiated when Mr. Torgerson was hired and was intended to be in lieu of a supplemental executive retirement plan (“SERP”) benefit. Each such grant will vest ratably over a five year period. Following the UIL acquisition, Mr. Torgerson became Chief Executive Officer of AVANGRID and AVANGRID assumed the UIL employment agreement with Mr. Torgerson.

If Mr. Torgerson (i) has his employment terminated by us without cause, or (ii) separates from service on account of our breach of his employment agreement, he will be entitled to receive certain severance and additional post-termination benefits. If Mr. Torgerson had an involuntary separation from service without cause or on account of a breach of his employment agreement by us (i.e., for “good reason”), as of December 31, 2015, he would have been entitled to the following: (i) his annual incentive earned for 2015 paid in a lump sum; (ii) lump sum severance equal to the sum of one year of his annual base salary immediately prior to the date of his termination (“base salary”) plus one times his target annual short-term incentive compensation calculated as if he had been employed on the last day of the year of his termination (“Annual Incentive Compensation”); and (iii) participation in our medical and dental plans for the COBRA continuation period on the same basis as if he were an active employee. In the event the involuntary separation from service was on account of non-renewal of his employment agreement, the lump sum severance payment would have been reduced to be equal to six months of Mr. Torgerson’s Base Salary, and the subsidized medical and dental benefits would not have been provided. In order to receive severance and other benefits, Mr. Torgerson is required to execute a general release and adhere to the non-compete, confidentiality and non-solicitation provisions in his employment agreement.

If Mr. Torgerson were to have an involuntary separation from service without cause or for good reason within two years following the acquisition of UIL or following a change in control of AVANGRID, he would be entitled to receive a lump sum severance payment equal to the greater of (a) the sum of one year of base salary plus one times his Annual Incentive Compensation, or (b) three times his base salary, minus his Target Total Remuneration. (“Target Total Remuneration” is one times base salary plus one times Annual Incentive Compensation, plus the amount of the most recently approved target long-term incentive award.) In addition, Mr. Torgerson would be entitled to (i) participate in our medical and dental plans during the COBRA continuation period on the same terms as an active employee; (ii) a lump sum payment (in lieu of continued participation in our other welfare benefit plans) equal to three times the “welfare benefit supplement” amount (presently $5,500); and (iii) a full gross-up for any excise tax imposed as a result of any excess parachute payment as determined under Section 280G of the Code. However, as of December 31, 2015, no excess parachute payment would have existed and, accordingly, no gross-up would have been required. In order to receive severance and other benefits, Mr. Torgerson is required to execute a general release and adhere to the non-compete, confidentiality and non-solicitation restrictions in his employment agreement. Also, if Mr. Torgerson were to have an involuntary separation from service without cause or for good reason within two years following the acquisition of UIL or following a change in control of AVANGRID, under his employment agreement he would be entitled to payments on account of a covenant not to compete equal to the lesser of (a) three times his base salary or (b) one times his Target Total Remuneration, paid out over a twelve month period in equal fixed monthly installments (subject to delay to the extent required under Section 409A of the Code).

If Mr. Torgerson died, retired, or otherwise terminated his employment due to disability (as defined in his employment agreement), he (or his beneficiary) would be entitled to (i) his annual incentive compensation (pro-rated to the date of termination) paid in a lump sum; and (ii) any long-term incentive awards, paid at the end of the performance period (if earned). If Mr. Torgerson voluntarily terminated his employment (not on account of breach by us), he would not be entitled to severance or continued subsidized medical and dental coverage, and would forfeit his annual incentive compensation and long-term incentive awards that were not yet earned. Under all termination scenarios, Mr. Torgerson (or his beneficiary) would be entitled to receive any accrued vested benefits under the UIL 401(k) plan and the UIL Deferred Compensation Plan (defined below), in accordance with their terms.

Mr. Torgerson’s employment agreement with UIL was terminated effective January 1, 2016 upon Mr. Torgerson’s entry into an employment agreement with Avangrid Service Company, described below.

AVANGRID Employment Agreement. Mr. Torgerson entered into an employment agreement with AVANGRID and Avangrid Service Company dated as of January 1, 2016, to serve as Chief Executive Officer of AVANGRID. The agreement provides for a base salary of $1,000,000 as of January 1, 2016, subject to annual review and adjustment. Provided that Mr. Torgerson fully complies with AVANGRID’s stock ownership and retention guidelines, he is also eligible for (i) an annual bonus equal to 50% of base salary for “satisfactory” performance, 100% for “good” performance and 150% for “excellent” performance, and (ii) an initial long-term incentive equal to 200% of base salary for “excellent performance” (subject to and in accordance with the AVANGRID’s long-term incentive compensation plan). The agreement provides for Mr. Torgerson’s continued participation in the UIL Holdings Corporation Deferred Compensation Plan (the “UIL Deferred Compensation Plan”) with annual Company Discretionary Contributions (as such term is defined in the plan) of $1,000,000 for 2016 and 15% of Mr. Torgerson’s base salary thereafter, provided that Mr. Torgerson is employed by AVANGRID on the date of each contribution. Mr. Torgerson also continues to be eligible, pursuant to the employment agreement, to participate in the UIL Long Term Incentive Program for performance periods 2014-2016 and the UIL Long Term Compensation Program 2015-2017 in accordance with the terms of such plans. Other than in the context of a termination due to a “constructive termination event,” Mr. Torgerson is required to give at least 90 days prior written notice in order to terminate his employment. We may terminate Mr. Torgerson’s employment at any time, without cause, upon 90 days prior written notice.

The employment agreement provides that Mr. Torgerson shall not be entitled to participate in any pension plan or defined benefit supplemental executive retirement plan of AVANGRID or entities that control, are controlled by, or are under common control with, AVANGRID (the “Avangrid Group”). In addition, Mr. Torgerson waives, under the employment agreement, any rights he otherwise would have to payments or benefits arising under the UIL Change in Control Severance Plan II (the “CIC Plan II”).

In the event that Mr. Torgerson’s employment is terminated without “cause,” or in the event of a “constructive termination event” he is entitled to receive (i) unpaid base salary through the date of termination as well as certain other amounts owed to him (including unreimbursed business expenses, accrued but unpaid vacation and amounts payable due to participation in certain predecessor plans and the DC Plan); (ii) any earned but unpaid annual short-term incentive bonus, (iii) a pro-rated short-term incentive bonus calculated as if Mr. Torgerson had been employed on the last day of the year in which he terminates, based on actual performance with respect to the achievement of Avangrid Group goals and the Board’s (or a committee thereof)

determination of Mr. Torgerson’s performance; (iv) benefits or amounts payable, on account of Mr. Torgerson’s participation in any elective deferred compensation plan determined in accordance with the terms and conditions of such plan; (v) benefits or amounts payable, on account of the Mr. Torgerson’s participation in any long-term incentive compensation plan and equity compensation plan or arrangement as determined in accordance with the terms and conditions of such plans and arrangements, (vi) lump sum severance, payable in substantially equal installments during the one (1) year period following the Date of Termination in accordance with Avangrid Service Company’s standard payroll practices, equal to one (1) times the sum of: (1) the base salary rate in effect immediately prior to the Date of Termination; and (2) a pro-rated short-term annual incentive compensation payment to which Mr. Torgerson would be entitled, calculated as if he had been employed on the last day of the year of his Termination, and as if both personal goals and Group goals had been achieved at a Good level (as defined in the plan); and (vii) subsidized COBRA coverage for a period of twelve months following the Date of Termination.

On a termination due to death, disability or retirement or by Mr. Torgerson on adequate notice (but not constituting a “constructive termination”), Mr. Torgerson (or his estate, as applicable) is entitled to receive the benefits described in (i) through (v) above, as well as an extension of short-term disability benefits at 50% of base salary if his length of employment is of such short duration that his short term disability benefits would otherwise expire pending the earlier of a determination that Mr. Torgerson is eligible to receive long-term disability benefits or termination of his employment by reason of disability. On a termination for “cause” or by Mr. Torgerson on fewer than 90 days’ notice, he would be entitled to receive only the benefits described in (i) through (iv) above.

The obligation to make payments on a separation from service is generally conditioned upon the execution and delivery by Mr. Torgerson of a full and effective release of any and all claims against any member of the Avangrid Group and each of their respective directors, members, officers, employees, agents, and attorneys. In addition, Avangrid Service Company shall be relieved of its obligations to pay make severance and subsidized COBRA payments in the event that Mr. Torgerson breaches his restrictive covenants (including confidentiality, and 12-month post-employment non-competition and non-solicitation provisions) or if he breaches his disclosure and assignment of inventions and discoveries obligations under the agreement.

For purposes of the employment agreement, “cause” is generally defined as Mr. Torgerson’s (i) failure to comply with any material term of the employment agreement, or to perform and discharge the duties or obligations of his office, or such other duties as may from time to time be assigned to him, (ii) failure to comply with any material policy of the Avangrid Group, (iii) failure to devote substantially all of his working time and efforts to the business and affairs of the Avangrid Group unless (in the case of each of (i) through (iii)) any such failure is cured in all material respects to the reasonable satisfaction of the Board within fifteen days after Mr. Torgerson receives written notice of such failure; (iv) misconduct that is (or, if it became generally known, is reasonably likely to be) demonstrably injurious to the interests of the Avangrid Group; or (v) commission of a serious crime, such as an act of fraud, misappropriation of funds, or embezzlement, a crime involving personal dishonesty or moral turpitude, or any felony.

For purposes of the employment agreement, a “constructive termination event” generally means the occurrence of any of the following (provided that Mr. Torgerson has given notice to the Board within thirty-one days of the occurrence of the Constructive Termination Event(s) that such event has occurred and such event is not cured by AVANGRID within thirty-one days after receipt of the notice): (A) a material diminution in annual base salary rate, unless such reduction is part of, and consistent with, a general reduction of the compensation rates of all executives or all employees of the company or of Mr. Torgerson’s business unit; (B) a material diminution in authority, duties, or responsibilities, including the assignment of duties materially inconsistent in any adverse respect with Mr. Torgerson’s position, duties, responsibilities and status with the Avangrid Group immediately prior thereto, or diminishment in management responsibilities, duties or powers as in effect immediately prior thereto, or removal from the positions of Chief Executive Officer of Avangrid Service Company and Avangrid, Inc.; (C) a requirement to relocate his principal place of employment by more than fifty miles from Avangrid Service Company’s current executive offices in New Haven, Connecticut; or (D) any other action or inaction that constitutes a material breach by Avangrid Service Company of the employment agreement, including (x) a failure to include Mr. Torgerson in the management salary compensation programs then in effect on substantially the same terms and conditions as that applicable to the other officers or similarly situated executives of the Avangrid Group; (y) a failure to continue Mr. Torgerson’s participation in the material benefit plans of the Avangrid Group (other than any pension plan or defined benefit supplemental executive retirement plan) on substantially the same basis as that applicable to the other officers or similarly situated executives of the Avangrid Group.

Robert D. Kump

Employment Agreement. Mr. Kump entered into an employment agreement with Networks and Avangrid Service Company (formerly Iberdrola USA Management Corporation), a subsidiary of AVANGRID, dated October 1, 2010, to serve as Chief Executive Officer of Networks. At the time of execution of this agreement, this agreement was made with the entity formerly known as Iberdrola USA, Inc., which was changed to Iberdrola USA Networks, Inc. during a corporate reorganization in 2013 and later to Avangrid Networks, Inc. following the acquisition of UIL in 2015. The agreement provides for an initial base salary of $600,000 and an annual bonus opportunity with a target amount of 55% of base salary with a maximum bonus of 110% of base salary. The agreement provides that Mr. Kump is eligible to participate in Iberdrola, S.A.’s strategic bonus program, provides that Mr. Kump will be a participant in an employer-funded non-qualified individual account deferred compensation arrangement with annual contributions equal to 10% of base salary and provides he will participate in all employee benefit plans and incentive compensation plans made available to Networks executives, other than the Energy East Supplemental Executive Retirement Plan, the Energy East Excess Plan or any compensation or nonqualified deferred compensation plan not explicitly reflected in the employment agreement.

In the event that Mr. Kump’s employment is terminated by Networks without “cause,” on account of “good reason,” death or disability, he shall be entitled to receive a lump sum payment equal to the sum of (i) his current base salary and (ii) an amount equal to his annual bonus for the prior year. In addition, unless Networks elects to waive Mr. Kump’s compliance with the certain provisions of the Employee Invention and Confidentiality Agreement made as of February 8, 2001 between Mr. Kump and Networks from and after the date that is six months after the date of termination, Networks shall make an additional lump sum payment to Mr. Kump equal to six months of his current base salary. For purposes of the agreement “cause” is generally defined as (i) the willful and continued failure to substantially perform his duties (other than any such failure resulting from the incapacity due to physical or mental illness or his resignation for good reason) after a written demand for substantial performance is delivered by Networks board, which demand specifically identifies the manner in which the Networks board believes that he has not substantially performed his duties, or (ii) the willful engaging in conduct which is demonstrably and materially injurious to Networks or its subsidiaries, monetarily or otherwise. For purposes of this agreement, “good reason” generally means the occurrence of any of the following acts (unless such act is corrected prior to the date of termination specified in the notice of termination given in respect thereof): (a) the removal from Mr. Kump of his title of chief executive officer; (b) the assignment of duties, responsibilities, or authorities, or failure to assign to Mr. Kump duties, responsibilities, or authorities, consistent with his position as the chief executive officer; or (c) Networks requires Mr. Kump, without his consent, to move his principal office to a location that would cause his regular commute to be both (i) substantially longer than his commute prior to such move and (ii) in excess of one hour.

The employment agreement provides that Mr. Kump and Networks acknowledge that the Agreement and Release between Mr. Kump and Networks executed on September 25, 2009 shall remain in full force and effect, except as modified by the terms of his employment agreement. Pursuant to the Agreement and Release, Mr. Kump withdrew a notice of termination of employment from Energy East Management Corporation, a predecessor of Avangrid Service Company, in exchange for a one-time settlement payment of $1,000,000, which was paid six months and one day following the execution of the Agreement and Release. In satisfaction of all accrued benefits under and in consideration of his agreement to forego future participation in the Supplemental

Executive Retirement Plan of Energy East Corporation and the Excess Benefit Plan of Energy East Corporation, Mr. Kump agreed to a lump sum payment of $3,333,241, plus investment gains on such amount, which will become payable six months and one day following the termination of Mr. Kump’s employment. Mr. Kump also may be entitled to an additional payment to offset increased taxes due as a result of increases in the applicable tax rates between 2010 and the time of payment. Under the employment agreement, Mr. Kump and Networks agree that the amount payable to Mr. Kump pursuant to such Agreement and Release shall be increased by an amount equal to the amount earned by the Energy East Management Corporation Benefit Trust on its investment of $3,333,241 in a financial vehicle to be selected by Networks in a commercially reasonable manner consistent with the goal of obtaining a net guaranteed level of interest without risk of loss of principal. In the event Mr. Kump’s employment is terminated by Networks for cause or by Mr. Kump without good reason and early termination or redemption fees are incurred in connection with the above-mentioned financial vehicle, the amount of such early termination or redemption fees shall be deducted from the amount otherwise payable to Mr. Kump pursuant to the employment agreement. Losses with respect to any such investment may not be passed along to Mr. Kump, and Networks guarantees that Mr. Kump shall receive not less than $3,333,241 at the time payment is due.

Service Contract. Mr. Kump and AVANGRID have also entered into a service contract effective as of January 16, 2014. The service contract has an initial term of one year and continues thereafter unless either party gives three months advance notice of nonrenewal. Mr. Kump will receive an annual fee of $120,000 for providing the following services under the contract: (i) obtaining access to and positively influencing the relevant regulatory and policy making bodies in the United States; (ii) receiving regular information on the activities of the AVANGRID and its subsidiaries in order to support the corporate functions and lines of business in understanding the local legal, regulatory and market specifics in the United States; (iii) representing AVANGRID’s interests and act as a point of contact in front of key stakeholders, employees, customers, regulatory bodies, media policy makers; (iv) contributing to AVANGRID’s external projection with a positive impact on corporate image and reputation; and other relevant organizations; (v) carrying out his functions in accordance with the AVANGRID governance structure; (vi) coordinating the activities of AVANGRID and its subsidiaries; and (vii) receiving regular information on the activities of AVANGRID and its subsidiaries to support the corporate functions and lines of business in understanding the local legal, regulatory and market specifics in the United States.

AVANGRID may terminate the service contract upon three months advance notice provided that Mr. Kump will continue to be entitled to his service fee for such three-month period. Notwithstanding the foregoing, AVANGRID may immediately terminate the service contract without further payment of any service fee if Mr. Kump (i) is guilty of a serious breach of the rules or regulations of any regulatory authority relevant to AVANGRID and its subsidiaries or any code of practice issued by AVANGRID; (ii) is guilty of a serious breach of any compliance manual of AVANGRID or its subsidiaries; (iii) is in breach of AVANGRID’s coordination committee charter; (iv) is in breach (or fails to report any suspicions or knowledge of a breach) of the U.S. Foreign Corrupt Practices Act or the U.K. Bribery Act 2010 or any breach of AVANGRID’s anticorruption and bribery policy and related procedures; (v) is guilty of any gross misconduct affecting the business of AVANGRID or its subsidiaries; (vi) commits any serious or repeated breach or non-observance of any of the provisions of this agreement or refuses or neglects to comply with any reasonable and lawful directions of AVANGRID; (vii) is, in the reasonable opinion of AVANGRID, negligent and incompetent in the performance of the services; (viii) is declared bankrupt or makes any arrangement with or for the benefit of his creditors; (ix) is convicted of any felony criminal offence; (x) is guilty of any fraud or dishonesty or acts in any manner which in the opinion of AVANGRID brings or is likely to bring the Mr. Kump or AVANGRID or its subsidiaries into disrepute or is materially adverse to the interests of AVANGRID or its subsidiaries; or (xi) is guilty of a serious breach of any rules regarding AVANGRID’s electronic communications systems. Following the acquisition of UIL, Mr. Kump no longer serves as AVANGRID’s principal executive officer. As a result, he was given notice on March 30, 2016 that his service contract would terminate on June 30, 2016.

Richard J. Nicholas

UIL’s direct subsidiary, The United Illuminating Company, entered into an employment agreement with Mr. Nicholas, dated March 1, 2005. The agreement had an original term of two years and automatically renews for additional one-year periods unless we provide Mr. Nicholas with a 90 day notice of our decision not to renew the agreement. This agreement provides an annual base salary of $227,000, subject to upward revision by the board of UIL at such times as the salary rates of other officers are reviewed by the directors, and subject to downward revision by the board of UIL contemporaneously with any general reduction of the salary rates of other officers, except in the event of a change in control of UIL. Effective April 5, 2015, Mr. Nicholas’ annual base salary became $445,000. Mr. Nicholas is also entitled to participate in UIL’s annual short-term and long-term incentive programs. Following the UIL acquisition, AVANGRID assumed the UIL employment agreement with Mr. Nicholas.

If Mr. Nicholas (i) has his employment terminated by us without cause, or (ii) separates from service on account of our breach of his employment agreement, he will be entitled to receive certain severance and additional post-termination benefits. If Mr. Nicholas had an involuntary separation from service without cause or for good reason (including because his employment agreement was not renewed), as of December 31, 2015, Mr. Nicholas would have been entitled to the following: (i) lump sum severance equal to (A) two times the sum of his Base Salary plus his Annual Incentive Compensation (at target), minus (B) his Target Total Remuneration; (ii) his annual incentive earned for 2015 paid in a lump sum; (iii) his outstanding long-term incentive awards, paid after the end of the performance periods (if earned); (iv) a supplemental lump sum payment, paid from the UI SERP (defined below), that is actuarially equivalent to the amount by which the value of his accrued benefit under the UI Pension Plan (defined below) would have increased had he been credited with two (2) additional years of service; (v) two additional years of service credit for purposes of calculating his benefits payable under our retiree medical benefit plans, and; (vi) participation in our medical and dental plans for the COBRA continuation period on the same basis as if he were an active employee. Mr. Nicholas would also be entitled to payments on account of a covenant not to compete equal to one times his Target Total Remuneration, paid out over a twelve month period in equal fixed monthly installments (subject to delay to the extent required under Section 409A of the Code). In order to receive severance and other benefits, Mr. Nicholas is required to execute a general release and adhere to the non-compete, confidentiality and non-solicitation provisions in his employment agreement.

If Mr. Nicholas were to have an involuntary separation from service without cause or for good reason within two years following a change in control of UIL, he would be entitled to receive a lump sum severance payment equal to (A) two times the sum of his Base Salary plus his Annual Incentive Compensation, minus (B) his Target Total Remuneration. In addition, Mr. Nicholas would be entitled to (i) participate in our medical and dental plans during the COBRA continuation period on the same terms as an active employee; (ii) a lump sum payment equal to two times the “welfare benefit supplement” amount; (iii) a supplemental lump sum payment that is actuarially equivalent to the amount by which the value of his accrued benefit under the UI Pension Plan would have increased had he been credited with two (2) additional years of service; (iv) two additional years of service credit for purposes of calculating his benefits payable under our retiree medical benefit plans; and (v) a full gross-up for any excise tax imposed as a result of any excess parachute payment as determined under Section 280G of the Code. However, as of December 31, 2015, no excess parachute payment would have existed and, accordingly, no gross-up would have been required. In order to receive severance and other benefits, Mr. Nicholas is required to execute a general release and adhere to the non-compete, confidentiality and non-solicitation restrictions in his employment agreement. Also, if Mr. Nicholas were to have an involuntary separation from service without cause or for good reason within two years following a change in control of UIL, under his employment agreement he would be entitled to payments on account of a covenant not to compete equal to the lesser of (a) two times his Base Salary plus annual incentive or (b) one times his Target Total Remuneration, paid out over a twelve month period in equal fixed monthly installments (subject to delay to the extent required under Section 409A of the Code).

If Mr. Nicholas died, retired, or otherwise terminated his employment due to disability (as defined in his employment agreement), he (or his beneficiary) would be entitled to (i) his annual incentive compensation (pro-rated to date of termination) paid in a lump sum; and (ii) any long-term incentive awards, paid at the end of the performance period (if earned). If Mr. Nicholas voluntarily terminated his employment (not on account of breach by us), he would not be entitled to severance or continued subsidized medical and dental coverage, and would forfeit his annual incentive compensation and long-term incentive awards that were not yet earned. However, Mr. Nicholas has satisfied the age and service requirements for retirement. Under all termination scenarios, Mr. Nicholas (or his beneficiary) would be eligible to receive his vested accrued benefits under the UIL 401(k) plan, the UI Pension Plan and the UIL Deferred Compensation Plan, in accordance with their terms, and retiree medical and life insurance benefits. Under all termination scenarios, other than a termination for cause, Mr. Nicholas (or his beneficiary) would be eligible for benefits under the UI SERP, in accordance with the terms of that plan.

Pablo Canales Abaitua

Mr. Canales Abaitua entered into a letter agreement with Avangrid Service Company (formerly Iberdrola USA Management Corporation), dated June 16, 2014, offering him the position of Chief Financial Officer of Networks. The letter provides that Mr. Canales Abaitua will have an initial base salary of $315,000, be eligible for an annual bonus opportunity of 45% to 90% of base salary and be entitled to five weeks of vacation per year. In addition, the letter provides Mr. Canales Abaitua with immigration assistance, an annual housing allowance of $44,000, initial and return flights, temporary lodging for 30 days, shipping of household/personal goods, tax assistance for one year and a relocation payment of $5,000.

Sara J. Burns

Ms. Burns entered into an employment agreement with CMP and AVANGRID (formerly Iberdrola USA, Inc.), as of January 1, 2012 (the “2012 Agreement”). Certain provisions of the June 14, 1999 agreement between Ms. Burns, Energy East Corporation and CMP continue to be in force and effect (the “1999 Agreement”). Pursuant to the 2012 Agreement, Ms. Burns serves as President and Chief Executive Officer of CMP, reporting to the Chief Executive Officer of AVANGRID (or such other executive as to whom the presidents of operating subsidiaries of AVANGRID are required to report).

The agreement requires 30 days’ written notice upon a termination of employment due to disability, not less than 30 days’ and no more than 60 days’ written notice upon a termination of employment with or without good reason, and not less than 30 days’ and no more than 90 days’ notice upon a termination of employment without cause. Upon a termination for cause, Ms. Burns’ employment may be terminated with less than 30 days’ written notice.

The agreement provides for an annual base salary of $325,000, which may be increased but not decreased during the term as well as for eligibility to participate in the AIP, with a target bonus opportunity of 45% of base salary and a maximum opportunity of 90% of base salary. In addition, Ms. Burns is designated as a participant in AVANGRID’s Non-qualified Individual Account Balance Deferred Compensation Plan (the “AVANGRID Deferred Compensation Plan”) to which AVANGRID makes an annual contribution of 10% of Ms. Burns’ base salary. Ms. Burns is also eligible under the employment agreement to be considered for participation in any incentive compensation program that is a successor to the Strategic Bonus Program or otherwise covers periods during the term of her employment after January 1, 2014.

The Agreement and Release between Ms. Burns and CMP, executed on November 25, 2009, which provides for the payment of $4,074,646.35 to Ms. Burns in exchange for the extinguishment of all her rights and obligations under the East Energy Supplemental Executive Retirement Plan and the Energy East Excess Plan, remains in full force and effect, as modified by the 2012 Agreement. The 2012 Agreement increases the amount payable to Ms. Burns under the Release by an amount equal to the amount earned by the Central Maine

Company Benefit Trust on its investment of $4,074,646.35 in a financial vehicle selected by AVANGRID. Ms. Burns is guaranteed to receive no less than $4,074,646.35 (subject to any early termination or redemption fees). In the event Ms. Burns’ employment is terminated by AVANGRID for cause or by Ms. Burns without good reason and early termination or redemption fees are incurred in connection with the financial vehicle, any such penalties will be deducted from the amount otherwise payable to Ms. Burns under the 2012 Agreement.

Upon a termination of her employment by AVANGRID without cause, by Ms. Burns for good reason or due to death or disability, Ms. Burns will be entitled to receive: (i) a lump sum payment equal to the sum of (A) her then current base salary and (B) an amount equal to her AIP award for the prior year; (ii) amounts payable under the AIP, the Strategic Bonus Program, and the Performance Share Plan, as applicable, in accordance with their terms; and (iii) all compensation and benefits payable to Ms. Burns through the termination date (“Accrued Rights”). If her employment is terminated by AVANGRID for cause or by Ms. Burns without good reason, CMP will pay (i) Ms. Burns’ base salary through the termination date and (ii) her Accrued Rights. The obligation to make payments on a separation from service is generally conditioned upon the execution and delivery by Ms. Burns of a full and effective release of claims.

The 1999 Agreement provides Ms. Burns with a 280G tax gross-up for any excise taxes pursuant to Section 4999 of the Code. Under the 1999 Agreement, Ms. Burns is also entitled to the payment of any reasonable legal fees and expenses she incurs, if any, with respect to a claim regarding her tax gross up or in connection with any tax audit or proceeding to the extent attributable to the application of Section 4999 of the Code.

Ms. Burns is subject to confidentiality provisions during the term and post-termination of employment. Except as permitted by AVANGRID in writing, during the term and for one year post-termination of employment, Ms. Burns is prohibited from competing with AVANGRID, CMP, or any of their subsidiaries or affiliates with respect to products or services of AVANGRID, CMP, or any of their subsidiaries or affiliates in Connecticut, New York, Massachusetts, and Maine. However, Ms. Burns may be employed by, or render services to, a competitor if she renders those services only in lines of business of the competitor that are not directly competitive with a primary line of business of AVANGRID, CMP, or any of their subsidiaries or affiliates.

For purposes of the employment agreement “cause” is defined as Ms. Burns’ (i) willful and continued failure to substantially perform her duties with AVANGRID and CMP (other than any such failure resulting from her incapacity due to physical or mental illness or her resignation for good reason) after a written demand for substantial performance is delivered to her by the board of directors of AVANGRID, which demand specifically identifies the manner in which she has not substantially performed her duties, and she does not cure the failure within fifteen days of the delivery of such written demand, or (ii) willful engagement in conduct which is demonstrably and materially injurious to AVANGRID or its subsidiaries, monetarily or otherwise.

For purposes of the employment agreement “good reason” is defined as the occurrence (without Ms. Burns’ express written consent) of any of the following acts by AVANGRID, unless the act is corrected prior to the termination date specified in the termination notice: (i) the removal of her title of President of CMP, provided that CMP may assign that title to another individual, and remove such title from Ms. Burns, during a transition period not to exceed two months; (ii) the assignment to Ms. Burns of duties, responsibilities, or authorities inconsistent with, or failing (other than during a transition period not to exceed two months) to assign her duties, responsibilities, or authorities consistent with, her status as a member of AVANGRID’s senior management team; (iii) AVANGRID or CMP requires Ms. Burns, without her consent, to move her principal office to a location more than fifty miles from the location of her principal office on the date of the employment agreement; or (iv) a material breach by AVANGRID or CMP of any of its obligations under the employment agreement. Good reason will not exist unless Ms. Burns provides written notice to AVANGRID and CMP identifying in reasonable detail the conduct alleged to constitute good reason and the act is not cured within fifteen days of the delivery of the written notice.

R. Scott Mahoney

Mr. Mahoney entered into an employment agreement with Energy East Management Corporation, a predecessor of Avangrid Service Company, dated March 1, 2008, to serve as Deputy General Counsel. The initial term of the agreement was from March 1, 2008 to February 28, 2009 but is automatically extended for an additional month thereafter unless either party gives notice of non-renewal. The agreement provides for an initial base salary of $200,000 and participation in all employee benefit plans and incentive compensation plans made available to comparable executives.

In the event that Mr. Mahoney’s employment is terminated without “cause,” he shall be entitled to severance equal to one year of base salary. For purposes of the agreement, “cause” is generally defined as (i) willful and continued failure to substantially perform his duties (other than resulting from incapacity due to physical or mental illness), (ii) the willful engaging in conduct which is demonstrably and materially injurious to AVANGRID or its affiliates, monetarily or otherwise. The agreement contains provisions preventing disclosure of confidential information, a 12-month post-termination non-compete and a 12-month post-termination non-solicitation.

Mark S. Lynch

Mr. Lynch entered into an employment agreement with AVANGRID (formerly Energy East Corporation) and RGE, as of November 24, 2009, and amended as of March 31, 2011. Pursuant to the employment agreement, Mr. Lynch serves as President and Chief Executive Officer of NYSEG and RGE and receives an annual base salary of $315,000. Mr. Lynch is eligible to participate in the AIP, with a target bonus opportunity of 40% of base salary and a maximum opportunity of 80% of base salary to be paid by RGE. Mr. Lynch is also eligible to participate in the Strategic Bonus Program.

The agreement requires 30 days’ written notice upon a termination due to disability, not less than 30 days’ and no more than 60 days’ written notice upon a termination of employment for any other reason, provided, however, upon a termination for cause, Mr. Lynch’s employment may be terminated with less than 30 days’ written notice.

Mr. Lynch also participates in an employer funded non-qualified individual account deferred compensation arrangement (the “Arrangement”), to which AVANGRID contributes an amount equal to 10% of his base salary annually. Upon Mr. Lynch’s termination of employment with RGE or upon his retirement, AVANGRID will make one final contribution corresponding to the year of termination, calculated on a prorated basis, based on the portion of the contribution period during which Executive was employed by AVANGRID. The form of payment may be made as a single lump sum, instalment payments, a life annuity, a joint and survivor annuity, or any combination thereof.

Upon a termination of Mr. Lynch’s employment without cause or by Mr. Lynch for good reason, he will be entitled to receive (i) a lump sum payment equal to the sum of (A) his then current base salary and (B) an amount equal to the AIP award for the prior year and (ii) his Accrued Rights. Upon a termination of Mr. Lynch’s employment due to death or disability, Mr. Lynch will be entitled to receive (i) his base salary through the termination date; (ii) pro-rata payment of his target AIP award through the date of termination; and (iii) his Accrued Rights. Upon a termination of employment by Mr. Lynch without good reason, by AVANGRID for cause, or his retirement, Mr. Lynch will be entitled to receive (1) his base salary through the termination date and (ii) his Accrued Rights. Upon any termination of employment, AVANGRID will also make a final contribution to the Arrangement. The obligation to make payments on a separation from service is generally conditioned upon the execution and delivery by Mr. Lynch of a full and effective release of claims. In addition, the employment agreement contains a 280G better-off cutback provision.

Mr. Lynch is subject to confidentiality provisions during the term and post-termination of employment. During the term and for nine months following his termination of employment, Mr. Lynch is prohibited from engaging in a competing business in New York, meaning any business in which AVANGRID is currently engaged, engages during the term, or makes substantial plans to engage in during the restricted period, provided, however, the non-compete will not be breached merely due to his less than 2% ownership of the outstanding common stock of a publicly-traded company. In addition, Mr. Lynch is subject to a non-solicitation of employees and customer provision for nine months post-termination of employment.

For purposes of the employment agreement “cause” is defined as Mr. Lynch’s (i) willful and continued failure to substantially perform his duties with AVANGRID and RGE (other than any such failure resulting from his incapacity due to physical or mental illness or his resignation for good reason) after a written demand for substantial performance is delivered to him by AVANGRID or RGE, which demand specifically identifies the manner in which AVANGRID or RGE believes that he has not substantially performed his duties, and he fails to cure such failure within fifteen days of the delivery of such written demand, or (ii) willful engagement in conduct which is demonstrably and materially injurious to AVANGRID or its subsidiaries, monetarily or otherwise.

For purposes of the employment agreement “good reason” is defined as the assignment to Mr. Lynch of duties, responsibilities, or authorities inconsistent with (or failure to assign to Mr. Lynch duties, responsibilities, or authorities consistent with) his status as a member of AVANGRID senior management team without Mr. Lynch’s consent, provided, however, such act will not constitute “good reason” if the act is corrected prior to the termination date specified in the termination notice.

Summary of Annual Incentive Plan

In the event that a participant under the AIP is terminated for any reason other than retirement, disability or death, such participant shall not be entitled to receive the AIP award unless otherwise determined by the board of directors of Networks in its sole discretion. In the event of retirement, disability or death, the participant is entitled to a prorated award based on the number of days of participation.

Summary of Equity Incentive Plans

Strategic Bonus Plan

In the event that a participant under the Strategic Bonus Plan is terminated for any reason other than retirement, disability or death, such participant shall not be entitled to receive the Strategic Bonus Plan award. In the event of termination following retirement, disability or death, the participant will receive part of the benefit in proportion to the time that such participant remained employed during the evaluation period, subject to the objectives having been achieved, a minimum participation period of one year and other conditions having been fulfilled.

In the event that there is a “change in control” of Iberdrola, S.A., the Strategic Bonus Plan will be terminated and named executive officers will be entitled to receive a one-time payment in proportion to the time elapsed between the date of acceptance of their participation and the date of early termination of the Strategic Bonus Plan, following an evaluation by the board of directors of Iberdrola, S.A., based on the level of achievement of the key strategic objectives of the plan as of the date of early termination.

In the event of certain other corporate transactions by Iberdrola, S.A. involving merger by consolidation or absorption, the board of directors of Iberdrola, S.A. may terminate the Strategic Bonus Plan and named executive officers will be entitled to receive a one-time payment of a portion of their strategic bonus in proportion to the time elapsed between the date of acceptance of their participation and the date of early termination of the Strategic Bonus Plan, following an evaluation by the board of directors of Iberdrola, S.A., based on the level of achievement of the key strategic objectives of the plan as of the date of early termination.

“Change of control” of Iberdrola, S.A. means the acquisition by an individual or legal entity, individually considered or acting in concert with other individuals or entities, whether or not belonging to the same group, of an interest equal to or greater than 30% of the share capital or of a smaller number of voting rights when such individual or legal entity, within 24 months of the date of the acquisition, appoints a number of directors that combined with those, if any, already appointed thereby, account for more than one-half of the members of the board of directors of Iberdrola, S.A. In no event will the plan be terminated upon a “change in control” or other corporate transactions involving merger by consolidation or absorption unless such “change in control” or other transaction is also a “change in control event” for purposes of Section 409A of the Code.

Performance Share Plan

Although no named executive officers participated in the PSP in 2015, our named executive officers, including Mr. Kump, have participated in previous years. In the event that a participant under the PSP is terminated by reason of death, retirement, permanent disability or termination by AVANGRID without cause, as determined in the sole discretion of the board of directors of AVANGRID, the participant shall become fully vested in such PSP award.

In addition, upon a “change in control” of AVANGRID, the board of directors of AVANGRID in its discretion may, at the time an award is made or any time thereafter, take one or more of the following actions: (i) provide for the acceleration of the vesting of the award; (ii) adjust the terms of the award in a manner determined by the AVANGRID board to reflect the change in control; or (iii) make such other provision as the AVANGRID board may consider equitable and in the best interests of AVANGRID. For purposes of the PSP, a “change in control” shall generally be deemed to have occurred if the conditions set forth in any one of the following paragraphs shall have been satisfied:

•	an acquisition by any individual, entity or group of 25% or more of either (1) the then outstanding shares of common stock of AVANGRID or (2) the combined voting power of the then outstanding securities of AVANGRID entitled to vote generally in the election of directors;

•	a change in the composition of the AVANGRID board such that the individuals who were members of the incumbent board, as of January 1, 2009, cease for any reason to constitute at least a majority of the board; provided, however, that any individual who becomes a member of the board subsequent to January 1, 2009, whose election, or nomination for election by AVANGRID’s shareholders, was approved by a vote of at least two-thirds of those individuals who are members of the board and who were also members of the incumbent board (or deemed to be such pursuant to this proviso) shall be considered as though such individual were a member of the incumbent board, but, provided, further, that any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest or other actual or threatened solicitation of proxies or consents by or on behalf of a person other than the board shall not be so considered as a member of the incumbent board;

•

consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of AVANGRID; excluding, however, such a corporate transaction pursuant to which (1) all or substantially all of the individuals and entities who are the beneficial owners, respectively, of the outstanding AVANGRID common stock and outstanding AVANGRID voting securities immediately prior to such corporate transaction will beneficially own, directly or indirectly, more than 60% of, respectively, the outstanding shares of common stock, and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such corporate transaction, (2) no person (other than the AVANGRID, Iberdrola, S.A. or any of its affiliates, any employee benefit plan (or related trust) of the AVANGRID or any entity controlled by the AVANGRID or such corporation resulting from such corporate transaction) will beneficially own, directly or indirectly, more than 40% of, respectively, the outstanding shares of common stock of AVANGRID resulting from such corporate transaction or the combined voting power of the outstanding voting securities of such corporation entitled to vote generally in the election of directors except to the extent that such ownership existed prior to the corporate transaction, and (3) individuals who were members of the incumbent board of AVANGRID will constitute at least a majority of the members of the board of directors of the corporation resulting from such corporate transaction; or

•	The approval by the shareholders of AVANGRID of a complete liquidation or dissolution of AVANGRID.

UIL 2008 Stock Plan

Messrs. Torgerson and Nicholas participate in the UIL 2008 Stock Plan. In the event that a participant under the UIL 2008 Stock Plan is terminated by any reason, including upon a “change in control,” our board, designated successor of the compensation and executive development committee of UIL’s board after the UIL acquisition, may amend the award or provide for the acceleration of the vesting of the award in its discretion. Except as otherwise determined by our board, upon termination of employment or service during the applicable restriction period, restricted stock that is at that time subject to restrictions shall be forfeited.

Outstanding Equity Awards at Fiscal Year-End

The following table sets forth certain information concerning unvested stock and equity incentive plan awards outstanding as of December 31, 2015, for each named executive officer:

			Stock Awards
			Restricted Stock		Performance Share Units
Name	Plan Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Number of Unearned Shares or Units of Stock That Have Not Vested (#)	Market Value of Unearned Shares or Units of Stock That Have Not Vested ($)(1)
James P. Torgerson	UIL 2008 Stock Plan	March 24, 2015(2)			42,503	1,632,116
	UIL 2008 Stock Plan	March 24, 2014(2)			57,127	2,193,694
	Employment Agreement	(3)	7,699	295,640
Robert D. Kump	2014-2016 Strategic Bonus Plan	June 24, 2014(4)			234,167	1,703,247
	2011-2013 Strategic Bonus Plan	March 15, 2012(5)			46,523	338,392
	PSP	December 1, 2011(6)			34,049	247,660
Richard J. Nicholas	UIL 2008 Stock Plan	March 24, 2015(2)			14,330	550,268
	UIL 2008 Stock Plan	March 24, 2014(2)			17,659	678,122
Pablo Canales Abaitua	2014-2016 Strategic Bonus Plan	June 24, 2014(4)			29,780	216,609
	2011-2013 Strategic Bonus Plan	September 1, 2011(5)			12,388	90,106
Sara J. Burns	2014-2016 Strategic Bonus Plan	June 24, 2014(4)			55,821	406,022
	2011-2013 Strategic Bonus Plan	March 15, 2012(5)			28,693	208,703
R. Scott Mahoney	2014-2016 Strategic Bonus Plan	August 1, 2014(4)			53,238	387,234
	2011-2013 Strategic Bonus Plan	March 15, 2012(5)			7,953	57,847
Mark S. Lynch	2014-2016 Strategic Bonus Plan	June 24, 2014(4)			53,229	387,169
	2011-2013 Strategic Bonus Plan	March 15, 2012(5)			28,693	208,703

(1)	Amounts represent the product of the fair value as of December 31, 2015 multiplied by the number of shares subject to the award. Amounts for Messrs. Torgerson and Nicholas are based on the December 31, 2015 closing price of AVANGRID common stock of $38.40. Amounts for Messrs. Kump, Canales Abaitua, Mahoney and Lynch and Ms. Burns are based on Iberdrola, S.A. share price of 6.55 euros and exchange rate of 1.11048.

(2)	Number of performance share units is based on the actual performance assuming a truncated performance measurement period of January 1, 2014 to December 16, 2015 and represents the target award level of the 2014—2016 and the 2015—2017 UIL long-term incentive plans, respectively, which were assumed by us upon the acquisition of UIL. The actual number of performance share units earned (if any) will be based on performance at the end of the applicable performance period.
(3)	The outstanding restricted stock award listed for Mr. Torgerson represents the unvested portion of: 2,566 shares of restricted stock that vest ratably over a five year period beginning February 28, 2011; 2,286 shares of restricted stock that vest ratably over a five year period beginning March 23, 2012; 2,033 shares of restricted stock that vest ratably over a five year period beginning March 25, 2013; 2,196 shares of restricted stock that vest ratably over a five year period beginning March 24, 2014; and,1,607 shares of restricted stock that vest ratably over a five year period beginning March 23, 2015, which were assumed by us upon the acquisition of UIL.
(4)	Number of performance share units represents the estimated maximum award level under the 2014-2016 Strategic Bonus Plan, as the actual performance during the truncated measurement period from January 1, 2014 to December 31, 2015 is not yet determinable. The actual number of units earned (if any) will be based on performance at the end of the applicable performance period described under “Compensation Discussion and Analysis—Elements of Compensation—Details of Each Element of Compensation.” Under the terms of the early termination, performance share units vest annually in equal installments over a two year period beginning on January 1, 2017.
(5)	Number of performance shares represents the actual award level under the 2011-2013 Strategic Bonus Plan. Performance shares vest annually in equal installments over a three year period beginning on January 1, 2014.
(6)	Number of performance shares represents the actual award level under the PSP. Performance shares vest 50% on the first day of January in the year following the first period in which total shareholder return for Iberdrola, S.A. is at least equal to 25%, 100% on the first day of January in the year following the first period in which total shareholder return for Iberdrola, S.A. is at least equal to 50%, or if neither of these conditions are met, 100% at the end of the sixth year after the grant.

Stock Vested

The following table provides information concerning vesting of stock awards during 2015 for each named executive officer:

	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)(1)
James P. Torgerson	—	—
Robert D. Kump	100,716	677,586
Richard J. Nicholas	—	—
Pablo Canales Abaitua	12,388	85,385
Sara J. Burns	71,267	485,353
R. Scott Mahoney	32,700	220,934
Mark S. Lynch	45,143	301,809

(1)	Represents the aggregate dollar amount realized upon vesting computed by multiplying the number of shares of stock by the fair market value on the distribution date. The distribution date for shares vested under the PSP based on total shareholder return during 2014 is January 1, 2015, and includes 34,049 shares for Mr. Kump, 14,800 shares for Ms. Burns and 3,850 shares for Mr. Mahoney. The distribution was based on a share price of 5.60 euros and an exchange rate of 1.2162. The distribution date for shares vested under the PSP due to the end of the 6-year vesting period for shares granted in 2010 is December 31, 2015 and includes 14,800 shares for Ms. Burns and 3,850 shares for Mr. Mahoney. The distribution was based on a share price of 6.55 euros and an exchange rate of 1.0934. The distribution date for shares vested under the 2011-2013 Strategic Bonus Plan is March 6, 2015, and includes, 66,667 shares vested for Mr. Kump, 12,388 shares for Mr. Canales, 41,667 shares for Ms. Burns, 25,000 shares for Mr. Mahoney and $45,143 shares for Mr. Lynch. For the Strategic Bonus Plan, the distribution was based on a share price of 6.04 euros and an exchange rate of 1.1069. For Mr. Canales Abaitua, the Strategic Bonus Plan distribution date was January 26, 2015, and the distribution was based on a share price of 6.13 and an exchange rate of 1.1244.

Pension Benefits

The following table sets forth information as to the named executive officers regarding payments or other benefits at, following or in connection with retirement:

Name	Plan Name	Number of Years Credited Service (#)	Present Value of Accumulated Benefit ($)	Payments During Last Fiscal Year ($)
James P. Torgerson	—	—	—	—
Robert D. Kump	Retirement Benefit Plan for Employees of NYSEG	29.50	1,467,302	—
Richard J. Nicholas	UI Pension Plan	14.67	681,160	—
	UI SERP	14.67	1,119,160	—
Pablo Canales Abaitua	—	—	—	—
Sara J. Burns	Retirement Income Plan for Non-Union Employees of CMP	27.92	1,542,857	—
R. Scott Mahoney	Retirement Income Plan for Non-Union Employees of CMP	18.08	635,712	—
	ERISA Excess Plan	18.08	610,101	—
Mark S. Lynch	Retirement Benefit Plan for Employees of NYSEG	4.08	69,768	—

Messrs. Kump and Lynch participate in the Retirement Benefit Plan for Employees of NYSEG (the “NYSEG Pension Plan”), a defined benefit pension plan of AVANGRID’s subsidiary intended to be qualified under Section 401(a) of the Code. Non-union employees who perform at least an hour of service are eligible to participate in the plan, provided that no new non-union employees are eligible to participate after January 1, 2014. The plan has two formulas under which employees may have their retirement benefits determined: the “traditional” pension formula or the “cash balance” pension formula. Mr. Kump’s benefits are determined under the “traditional” pension formula and Mr. Lynch’s benefits are determined under the “cash balance” formula.

Under the “traditional” formula, for non-union employees, the “base basic annual benefit” under the plan shall generally equal the sum of: (i) the product of (a) 1.37% of the first $10,000 of “final average earnings” and (b) the number of years and monthly fractions of a year in his “period of service” not exceeding 35 years; and (ii) the product of (a) 1.65% of “final average earnings” in excess of $10,000, and (b) the number of years and monthly fractions of a year in his period of service not exceeding 35 years; and (iii) the product of (a) 1% of “final average earnings,” and (b) the lesser of (A) the amount by which the number of years and monthly fractions of a year in his period of service exceeds 35 years, and (B) five. “Final average earnings” is generally defined under the plan as the participant’s average annualized regular earnings for the 60 consecutive month period of highest earnings within the 120 month period ending with the calendar month immediately preceding the calendar month in which the participant terminates service. Benefits accrued under the plan generally vest 100% after five years of service. A participant shall generally be provided with a monthly benefit that commences with the employee’s retirement date (generally, age 65) equal to 1/12 of the employee’s basic annual benefit. The normal form of benefit is a single life annuity for unmarried participants and a 50% contingent annuity with a five year pop-up for married participants, provided that the participant may elect other forms of payment including a joint and survivor annuity, a single life annuity with ten years certain or a lump-sum payment. Participants eligible for early retirement will receive a reduced basic annual benefit upon such early retirement after attaining age 55. Benefits are unreduced at age 60 for participants with at least ten years of service.

Under the “cash balance” formula, for non-union employees, benefits are computed using a cash balance methodology that provides for basic annual credits to the participant’s account equal to 6 percent of regular earnings up to $200,000, as adjusted for cost of living increases. Effective January 1, 2014, the account credit for non-union employees was discontinued. Interest credits are made to each non-union employee participant’s account each year. The cash balance pension plan sets the interest rate each year based on the average yield on 30-year U.S. Treasury securities for November of the prior year. Benefits accrued under the plan generally vest 100% after three years of service. The normal form of benefit is a lump sum payment equal to the value of the participant’s account, although participants may also elect to have benefits distributed as an actuarially equivalent straight life annuity of the participant’s account or an optional form of payment permitted under the “traditional” component of the plan.

Mr. Nicholas participates in The United Illuminating Company Pension Plan (the “UI Pension Plan”), which was assumed by AVANGRID upon the acquisition of UIL. The United Illuminating Company is an operating subsidiary of UIL. Retirement benefits under the UI Pension Plan are determined by a fixed formula, based on years of service and the participant’s average annual earnings during the three years during which the person’s earnings were the highest or, if greater, the average of his or her final 36 months of compensation (Final Average Compensation). Under the current UI Pension Plan formula, a participant’s annual accrued benefit equals 1.6% multiplied by Final Average Compensation multiplied by Years of Benefit Service up to 30 years. A participant’s accrued benefit is calculated in the form of a single life annuity beginning at his or her normal retirement date. For purposes of computing UI Pension Plan benefits, “annual earnings” includes total compensation from us, as reported on Form W-2 for a calendar year, plus elective deferrals made during a calendar year under our cafeteria plan and/or the UIL 401(k) plan. It excludes any amounts contributed to, or the value of benefits under, any deferred compensation plan, long-term incentive plan, employee benefit or fringe benefit program, any other compensation, and cash-outs of unused vacation payable to non-union employees. Under the UI Pension Plan, a participant’s “Normal Retirement Age” means his or her 65th birthday or 5th anniversary of participation in the plan, whichever is later. The plan also permits benefits to commence on or after reaching “Early Retirement.” In order to qualify for early retirement benefits under the plan, a participant must retire after reaching at least age 55 and being credited with 10 years of vesting service. If a participant is at least age 58, and the sum of his or her age and years of service equals 88 (the “rule of 88”) when he or she retires from active employment with us, then pension benefits will not be reduced for early commencement. Pursuant to the terms of the UI Pension Plan, if a participant retires on or after May 16, 2003, having reached age 55 and before age 58, and the sum of his or her age and years of service equals at least 88, then the participant’s accrued benefit will be reduced by 3% for each full year by which his or her retirement date precedes age 58. If a participant with 10 years of service retires on or after age 55 and the rule of 88 is not satisfied, then the participant’s accrued benefit will be reduced by 3% for each full year by which his or her retirement precedes his Normal Retirement Date but is on or after age 58, and by an additional 4% per year by which his or her retirement is on or after age 55 and before age 58. As of December 31, 2015, Mr. Nicholas was retirement-eligible.

Mr. Nicholas also participates in The United Illuminating Company Supplemental Executive Retirement Plan (the “UI SERP”), which was assumed by AVANGRID upon the acquisition of UIL. Under the terms of the UI SERP, Mr. Nicholas is entitled, upon his retirement, to a benefit equal to the difference between (A) what his annual retirement benefit would be under the UI Pension Plan, expressed as a life annuity commencing at the Participant’s Normal Retirement Date (as defined in the UI Pension Plan), without his compensation being limited by Section 401(a)(17) of the Code, and (B) what his annual benefit is under the UI Pension Plan with such compensation limit imposed. In calculating supplemental retirement benefits, short-term incentive compensation is included, but long-term incentive compensation is not. The United Illuminating Company maintains a “rabbi trust” which contains certain insurance policies and other assets, intended to help The United Illuminating Company and UIL satisfy their respective obligations to executives under the UI SERP. The trust is also intended to assist UIL in meeting its obligations under the CIC Plan II in the event of a change in control of UIL.

Ms. Burns and Mr. Mahoney participate in The Retirement Income Plan for Non-Union Employees of CMP, a defined benefit pension plan intended to be qualified under Section 401(a) of the IRS Code. Employees who have reached age 21 are eligible, provided that no new employees are eligible to participate after January 1, 2014. The amount of monthly retirement benefit payable to a participant beginning at age 65 is generally equal to

(i) (a) 1.7% of the participant’s “final average earnings” multiplied by (b) years of benefit service up to 30 such years, plus (ii) (a) 0.5% of the participant’s “final average earnings” multiplied by (b) years of benefit service in excess of 30 minus (iii)(a) 50% of the participant’s social security benefit, multiplied by (b) a fraction equal to his years of benefit service up to 35 such years divided by 35. “Final average earnings” is generally defined under the plan as the monthly average of a participant’s highest 60 consecutive calendar months of basic earnings during the 120 month period ending in the month in which the participant’s service termination date occurs. Benefit accrued under the plan generally vest 100% after five years of service. The normal form of benefit is a single life annuity for unmarried participants and a 50% contingent annuity for married participants, provided that the participant may elect other forms of actuarially equivalent benefits including a joint & survivor annuity. Participants eligible for early retirement will receive a reduced basic annual benefit upon such early retirement after attaining age 55. Benefits are unreduced at age 62 for participants with at least five years of service.

Mr. Mahoney also participates in the Energy East Corporation ERISA Excess Plan (the “ERISA Excess Plan”), which has been adopted by AVANGRID. The purpose of the ERISA Excess Plan is to increase retirement benefits to certain executives beyond those currently provided by the tax qualified defined benefit plans due to limitation under the Code on the amount of benefit that can be accrued and the amount of compensation that can be used to calculate benefits. The benefit payable under the ERISA Excess Plan is generally (i) the benefit payable at date of commencement as a straight life annuity specified by the qualified defined benefit pension plan the executive participates minus (ii) the benefit payable at date of commencement as a straight life annuity under the qualified defined benefit pension plan the executive participates in. Upon separation from service, retirement or disability, a participant shall receive a benefit payable in the form of an actuarially equivalent lump sum. Any portion of the actuarially equivalent lump sum benefit attributable to the eligibility, compensation and service after December 31, 2004 may be delayed until the earlier of (i) the beginning of the seventh month following the month of the participant’s separation from service (due to termination of employment or retirement) or (ii) death. Contributions to the ERISA Excess Plan are made to a rabbi trust.

Nonqualified Deferred Compensation

The following table sets forth information as to the named executive officers regarding defined contribution or other plan that provides for the deferral of compensation on a basis that is not tax-qualified:

Name	Executive Contributions in Last Fiscal Year ($)	Registrant Contributions in Last Fiscal Year ($)	Aggregate Earnings in Last Fiscal Year ($)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance Last Fiscal Year ($)
James P. Torgerson(1)	—	—	116,619	—	11,183,551
Robert D. Kump	—	68,500	44,694	—	3,862,746
Richard J. Nicholas(1)	—	—	25,145	—	3,895,825
Pablo Canales Abaitua	—	—	—	—	—
Sara J. Burns	—	35,500	52,366	—	4,382,228
R. Scott Mahoney	—	—	—	—	—
Mark S. Lynch	—	34,900	1,221	—	239,880

(1)	Amounts for Torgerson and Nicholas reflect contributions and earnings subsequent to the UIL acquisition.

Messrs. Torgerson and Nicholas participate in UIL Deferred Compensation Plan, which was assumed by AVANGRID upon the acquisition of UIL. Under the UIL Deferred Compensation Plan, executives may elect to defer certain elements of compensation. These elements include up to 85% of base salary and 100% of increases in salary, 100% of short- and long-term incentive payments, and up to 100% of restricted shares and performance shares (deferred in the form of stock units). Such deferrals are not matched by employer contributions although the UIL Deferred Compensation Plan does allow for discretionary employer contributions. Except for those deferrals deemed invested in stock units, participants in the UIL Deferred Compensation Plan are permitted to direct investments of their elective deferral accounts into ‘deemed’ investments consisting of non-publicly traded mutual funds available through variable insurance products. The rate of the return on their investments is measured by the actual rate of return of the selected investments, reduced by fund management fees and fund expenses, and no above-market earnings are credited.

Messrs. Kump and Lynch and Ms. Burns participate in the AVANGRID Deferred Compensation Plan. The AVANGRID Deferred Compensation Plan provides that AVANGRID will make annual contributions under the plan to a deferred compensation account set up for each participant in an amount set forth in a participant’s employment agreement. For each of the participating named executive officers, the employment agreement provides that an annual employer contribution of 10% of base salary will be made to a non-qualified deferred compensation plan, such as the AVANGRID Deferred Compensation Plan, with a final pro-rata contribution for the year of Messrs. Kump’s and Lynch’s termination of employment based upon the portion of the year in which he works. Under the AVANGRID Deferred Compensation Plan, the participant is fully vested at all times in all contributions and earnings credited to his deferred compensation account. Contributions to the AVANGRID Deferred Compensation Plan are notational only and earn notational investment income based on an investment vehicle selected by the AVANGRID fiduciary committee. Distribution of amounts in a participant’s deferred compensation account shall commence in the form and at the time elected by the participant. Participants must make an election as to form and timing within 30 days of becoming a participant and may not modify that election. Upon a participant’s death prior to distribution, the plan will distribute the account within 60 days following in the form elected by the participant, unless it takes longer to identify the appropriate beneficiary. If a participant dies after commencing payments, the remaining payments will be made to the designated beneficiary. Amounts will be paid in one of the following forms as timely elected by the participant: (i) a single lump sum; (ii) annual or monthly installment payments for a period of either five or ten years; (iii) a single life annuity with the participant as beneficiary unless payment is due to the death of the participant, in which case a life annuity may be payable to the participant’s beneficiary; (iv) a joint and survivor annuity, with the Participant as the primary beneficiary; or (v) any combination thereof.

Mr. Kump’s employment agreement provides that Mr. Kump and Networks acknowledge that the Agreement and Release between Mr. Kump and Networks executed on September 25, 2009 shall remain in full force and effect. Mr. Kump and Networks agree that the amount payable to Mr. Kump pursuant to such Agreement and Release shall be increased by an amount equal to the amount earned by the Energy East Management Corporation Benefit Trust on its investment of $3,333,241 in a financial vehicle to be selected by Networks in a commercially reasonable manner consistent with the goal of obtaining a net guaranteed level of interest without risk of loss of principal. In the event Mr. Kump’s employment is terminated by Networks for cause or by Mr. Kump without good reason and early termination or redemption fees are incurred in connection with the above-mentioned financial vehicle, the amount of such early termination or redemption fees shall be deducted from the amount otherwise payable to Mr. Kump pursuant to the employment agreement. Losses with respect to any such investment may not be passed along to Mr. Kump, and Networks guarantees that Mr. Kump shall receive not less than $3,333,241 at the time payment is due.

Ms. Burns participates in the Central Maine Power Company Non-Qualified Deferred Compensation Plan (the “CMPC NQDC Plan”). Under this plan, eligible employees may elect to defer a percentage or dollar amount of one or more payments of “Compensation” (generally defined in the plan as wages and all other payments of compensation, excluding reimbursements, certain fringe benefits and expenses). Bookkeeping accounts are maintained for each participant, which reflect these elective deferrals. Such deferrals are not matched by employer contributions. Participants in the CMPC NQDC Plan are permitted to direct investments of their elective deferral accounts into ‘deemed’ investments selected by Central Maine Power Company consisting of a subset of the funds available under the company 401(k) plans. Participants are entitled to receive the value of their bookkeeping accounts, plus hypothetical earnings of the selected investments, adjusted for applicable expenses, and gains and losses. No above-market earnings are credited. Each participant is fully vested in the value of their accounts. Distributions under the CMPC NQDC Plan are made in a lump sum in cash, or if specified on the participant’s annual election form, under a systematic withdrawal plan. If no election form is executed, or if the form is misplaced, distribution will be made in a single lump sum as soon as practicable following termination of employment. If a participant dies prior to complete distribution of his or her account, the balance of the account will generally be paid as soon as practicable to the designated beneficiaries. Participants (and beneficiaries) have the status of general unsecured creditors of the Central Maine Power Company.

Ms. Burns’ employment agreement provides that Ms. Burns and Networks acknowledge that the Agreement and Release between Ms. Burns and Networks executed on November 25, 2009 shall remain in full force and effect. Ms. Burns and Networks agree that the amount payable to Ms. Burns pursuant to such Agreement and Release shall be increased by an amount equal to the amount earned by the Central Maine Power Benefit Trust on its investment of $4,074,646 in a financial vehicle to be selected by Networks in a commercially reasonable manner consistent with the goal of obtaining a net guaranteed level of interest without risk of loss of principal. In the event Ms. Burns’ employment is terminated by Networks for cause or by Ms. Burns without good reason and early termination or redemption fees are incurred in connection with the above-mentioned financial vehicle, the amount of such early termination or redemption fees shall be deducted from the amount otherwise payable to Ms. Burns pursuant to the employment agreement. Losses with respect to any such investment may not be passed along to Ms. Burns, and Networks guarantees that Ms. Burns shall receive not less than $4,074,646, subject to any early termination or redemption fees, at the time payment is due.

Potential Payments upon Termination or Change in Control

The amount of compensation payable to each named executive officer in the event of a termination of employment, or a change in control, on December 31, 2015, is described below under “— Quantification of Potential Payments upon Termination or Change in Control.”

UIL CIC Plan II

The UIL Holdings Change in Control Severance Plan II (the “CIC Plan II”) provides severance benefits to Messrs. Torgerson and Nicholas in the event their employment is terminated without “cause” or by the executive under circumstances giving rise to a “constructive termination” during the two-year period following a change in control. AVANGRID assumed the sponsorship of the CIC Plan II upon the acquisition of UIL.

Mr. Torgerson is entitled to receive (i) a lump-sum cash severance payment equal to the greater of (A) the sum of one year of his base salary, plus one times his annual incentive compensation, or (B) three times his base salary, minus his target total remuneration; (ii) benefits under UIL’s healthcare plans during the COBRA continuation period; (iii) a lump sum payment of three times a benefit supplement of $5,500, in lieu of continued coverage under UIL’s life insurance, disability and other employee welfare and fringe benefit plans; and (iv) a tax gross-up payment if he becomes subject to an excise tax under Section 4999 of the Code on account of any payments or benefits that are determined to constitute an “excess parachute payment” within the meaning of the Section 280G of the Code. Mr. Nicholas is entitled to receive (i) a lump-sum cash severance payment equal to (A) two times the sum of his base salary plus his annual incentive compensation minus (B) his target total remuneration; (ii) benefits under UIL’s healthcare plans during the COBRA continuation period; (iii) a lump sum payment of two times a benefit supplement of $5,500, in lieu of continued coverage under UIL’s life insurance, disability and other employee welfare and fringe benefit plans; (iv) two additional credited years of service for the purposes of calculating benefits payable to the participant under UIL’s retiree medical benefit plans; (v) a lump sum pension supplement calculated as the difference between the pension benefit actually payable under UI Pension Plan and the pension benefit that would have been payable had the participant been credited with 2 additional years of service and (vi) a tax gross-up payment if he becomes subject to an excise tax under Section 4999 of the Code on account of any payments or benefits that are determined to constitute an “excess parachute payment” within the meaning of the Section 280G of the Code.

Under the CIC Plan, “cause” means the participant’s (i) commission of a serious crime, such as an act of fraud, misappropriation of funds, embezzlement, or a crime involving personal dishonesty or moral turpitude;

(ii) willful failure of the participant to substantially perform his or her duties (other than by reason of incapacity due to physical or mental illness or injury); or (iii) misconduct that is demonstrably injurious to UIL or its affiliates. Under the CIC Plan, a “constructive termination” generally means a voluntary separation by the participant under any of the following circumstances without the consent of the participant: (i) a material diminution in the participant’s annual base salary, unless such reduction is part of, and consistent with, a general reduction of the compensation rates of all employees of the participant’s employing company; (ii) a material diminution in the participant’s authority, duties, or responsibilities, including the assignment of duties inconsistent in any material adverse respect with such participant’s position, duties, responsibilities and status with the participant’s employing company immediately prior to the change in control, or material diminishment in such participant’s management responsibilities, duties or powers as in effect immediately prior to the change in control, or the removal from or failure to re-elect such participant to any such position or office; (iii) a requirement that the participant relocate his or her principal place of employment by more than 75 miles from such location immediately prior to the change in control; or (iv) any other action or inaction that constitutes a material breach by the participant’s employing company (or its successor) of any agreement under which the participant provides services.

Quantification of Potential Payments upon Termination or Change in Control

The following table sets forth potential benefits that each named executive officer would be entitled to receive in the event that the executive’s employment with us is terminated for any reason, including a resignation without good reason, a termination without cause, resignation with good reason, and termination without cause or resignation with good reason in each case in connection with a change in control, in the event of a change in control without termination or death or disability. The amounts shown in the table are the amounts that would have been payable under existing plans and arrangements if the named executive officer’s employment had terminated, and/or a change in control occurred on December 31, 2015. “Cash Compensation” includes payments of salary, bonus, severance or death benefit amounts payable in the applicable scenario.

The actual amounts that would be payable in these circumstances can only be determined at the time of the executive’s termination or a change in control and accordingly, may differ from the estimated amounts set forth in the table below.

Named Executive Officer	Resignation by Executive Without Good Reason	Termination by Company Without Cause	Resignation by Executive with Good Reason	Termination by Company Without Cause, or Resignation by Executive With Good Reason, in Connection with Change in Control	Change in Control Without Termination	Death/ Disability
James P. Torgerson(1)
Cash Compensation	$709,500	$3,069,000	$3,069,000	$4,834,500	$—	$709,500
Health and Welfare Benefits	—	25,896	25,896	42,396	—	—
Long-Term Incentive	5,917,920	5,917,920	5,917,920	5,917,920	—	5,917,920

TOTAL	$6,627,420	$9,012,816	$9,012,816	$10,794,816	$—	$6,627,420

Robert D. Kump
Cash Compensation(1)	$3,862,746	$5,508,261	$5,508,261	$5,508,261	$—	$5,508,261
AIP(2)	—	—	—	—	—	601,216
Unvested PSP Awards(3)	—	247,660	—	247,660	247,660	247,660
Unvested Strategic Bonus Awards(4)	—	—	—	2,041,639	2,041,639	2,041,639

TOTAL	$3,862,746	$5,755,921	$5,508,261	$7,797,560	$2,289,299	$8,398,776

Richard J. Nicholas(1)
Cash Compensation(1)	$229,620	$1,653,620	$1,653,620	$1,653,620	$—	$229,620
Health and Welfare Benefits(5)	63,546	81,340	81,340	92,340	—	63,546
Long-Term Incentive	1,894,075	1,894,075	1,894,075	1,894,075	—	1,894,075
UI SERP	1,010,547	1,233,947	1,233,947	1,233,947	—	1,010,547	(6)

TOTAL	$3,197,788	$4,862,982	$4,862,982	$4,873,982	$—	$3,197,788

Pablo Canales Abaitua
Cash Compensation(1)	$—	$—	$—	$—	$—	$—
AIP(2)	—	—	—	—	—	240,096
Unvested Strategic Bonus Awards(4)	—	—	—	306,715	306,715	306,715

TOTAL	$—	$—	$—	$306,715	$306,715	$546,811

Sara J. Burns
Cash Compensation(1)	$4,350,916	$4,984,005	$4,984,005	$4,984,005	$—	$4,984,005
AIP(2)	261,192	261,192	261,192	261,192	—	261,192
Unvested Strategic Bonus Awards(4)	614,725	614,725	614,725	614,725	614,725	614,725

TOTAL	$5,226,833	$5,859,922	$5,859,922	$5,859,922	$614,725	$5,859,922

R. Scott Mahoney
Cash Compensation(1)	$—	$340,000	$—	$—	$—	$—
AIP(2)	—	—	—	—	—	227.056
Unvested Strategic Bonus Awards(4)	—	—	—	445,111	445,111	445,111

TOTAL	$—	$340,000	$—	$445,111	$445,111	$571,847

Mark S. Lynch
Cash Compensation(1)	$239,880	$859,137	$859,137	$859,137	$—	$239,880
AIP(2)	—	—	—	—	—	257,872
Unvested Strategic Bonus Awards(4)	—	—	—	595,872	595,872	595,872

TOTAL	$239,880	$859,137	$859,137	$1,455,009	$595,872	$1,093,624

(1)	See “—Summary of Employment Agreements.” For Messrs. Torgerson and Nicholas, see also “—UIL CIC Plan II.”
(2)	See “—Summary of Annual Incentive Plan.”
(3)	See “—Summary of Equity Incentive Plans—Performance Share Plan.”
(4)	See “—Summary of Equity Incentive Plans—Strategic Bonus Plan.”
(5)	Mr. Nicholas also receives $63,546 in post-termination medical and life insurance in the event of termination for cause.
(6)	Amount relates only to disability; the amount payable upon death would have been $534,832.

DIRECTOR COMPENSATION

The following table provides certain information concerning the compensation for services rendered in all capacities by each director serving on the AVANGRID board for the year ended December 31, 2015:

Name	Fees Earned or Paid in Cash ($)	Total ($)
Ignacio Sánchez Galán(1)	—	—
John E. Baldacci	$100,000	$100,000
Pedro Azagra Blázquez(2)	—	—
Arnold L. Chase	—	—
Alfredo Elías Ayub	$80,000	$80,000
Jose W. Fernandez(3)	$30,000	$30,000
Carol L. Folt	—	—
John L. Lahey	—	—
Santiago Martinez Garrido(4)	—	—
Robert Daniel Kump(5)	—	—
Juan Carlos Rebollo Liceaga(6)	—	—
José Sainz Armada(7)	—	—
Alan D. Solomont	$115,000	$115,000
James P. Torgerson(8)	—	—

(1)	Mr. Galán is the Executive Chairman of Iberdrola, S.A. and does not receive additional compensation for service on the AVANGRID board.
(2)	Mr. Azagra Blázquez is the Chief Development Officer of Iberdrola, S.A. and does not receive additional compensation for service on the AVANGRID board.
(3)	Mr. Fernandez resigned from the board on February 17, 2015.
(4)	Mr. Martinez Garrido is the Head of Corporate Legal Services of Iberdrola, S.A. and does not receive additional compensation for service on the AVANGRID board.
(5)	Mr. Kump is an executive officer of AVANGRID and did not receive additional compensation for service on the AVANGRID board. Mr. Kump resigned from the AVANGRID board on December 16, 2105.
(6)	Mr. Rebollo Liceaga is the Administration and Control Director of Iberdrola, S.A. and does not receive additional compensation for service on the AVANGRID board.
(7)	Mr. Sainz Armada is the Chief Financial Officer of Iberdrola, S.A. and does not receive additional compensation for service on the AVANGRID board.
(8)	Mr. Torgerson is the Chief Executive Officer of the company and does not receive additional compensation for service on the AVANGRID board.

AVANGRID has adopted the Director Remuneration Policy of Iberdrola, S.A., which provides that compensation for AVANGRID’s non-employee directors’ services may include annual cash retainers, variable compensation, equity compensation, severance compensation, benefits, meeting fees, and fees for serving on a committee or as a committee chairman. The remuneration committee, formerly the appointments and remuneration committee, of Iberdrola, S.A. prepares a mandatory report on the remuneration established for the non-employee directors of the other companies of the Iberdrola Group before approval thereof by the competent corporate body of each such company. On that basis, the AVANGRID board passed a resolution to approve cash compensation for the independent members of the AVANGRID board in January 2014.

During 2015, each director who was not an employee of AVANGRID or Iberdrola, S.A. received an annual cash retainer of $80,000 for membership on the AVANGRID board. John E. Baldacci, the Vice Chairman of the AVANGRID board, received an additional annual cash retainer of $20,000. Directors on the AVANGRID board received an additional annual cash fee of $20,000 for service on committees.

In 2016 the board reviewed the compensation for independent directors for an NYSE listed company. The director compensation was reviewed with the Senior Vice President – Human Resources and Corporate Administration and the independent compensation forum. Following a favorable report from the independent compensation forum, and with the independent directors recused from the discussion and vote, the board approved independent director and committee compensation effective January 1, 2016.

During 2016, each director who was not an employee of AVANGRID or Iberdrola, S.A. will receive an annual cash retainer of $110,000 for membership on the AVANGRID board. John E. Baldacci, the Vice Chairman of the AVANGRID board, will receive an additional annual cash retainer of $40,000. Alan D. Solomont, the Chair of the Audit and Compliance Committee, will receive an additional cash retainer of $40,000. Directors on the AVANGRID board received an additional annual cash fee of $20,000 for service on committees.

EQUITY COMPENSATION PLAN INFORMATION

The following table shows information relating to the number of shares authorized for issuance under the company’s equity compensation plans as of December 31, 2015, including the UIL 2008 Stock Plan and the UIL Deferred Compensation Plan (collectively, the UIL stock plans), which are equity compensation plans assumed by us (and which were not subsequently voted on by our shareholders) in connection with our acquisition of UIL in December 2015.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights*		Weighted average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in the second column*)
Equity Compensation Plans
Approved by shareholders of AVANGRID	—		—	—
Not approved by shareholders of AVANGRID	1,400,000	(1)	—	—
Total	1,400,000	(1)	—	—

(1)	Includes 626,473 shares of deferred restricted stock and performance shares, and 773,527 performance shares to be issued upon satisfaction of applicable performance and service requirements.

Assumption of UIL Stock Plans

In connection with the acquisition of UIL, each award of restricted UIL common stock granted under the UIL stock plans that was outstanding and unvested or otherwise subject to forfeiture or other restrictions immediately prior to the effective time of the acquisition (which are referred to as restricted shares), other than those restricted shares that vested by their terms upon the effective time of the acquisition, converted into the right to receive the number of validly-issued restricted shares of our common stock equal to the product (rounded up to the nearest whole number) of the number of such restricted shares multiplied by the equity exchange factor of 1.2806. Any restricted shares of our common stock received remain subject to the same terms and conditions (including vesting and forfeiture restrictions) as were applicable to the corresponding UIL restricted shares immediately prior to the effective time of the acquisition.

In connection with the acquisition of UIL, each award of UIL restricted stock units, performance shares, phantom stock units or other similar rights or awards granted or deferred under a UIL stock plan and relating to shares of UIL common stock (which is referred to as a UIL equity right), ceased to relate to or represent a right to receive shares of UIL common stock and were converted, at the effective time of the acquisition, into an award of restricted stock units, performance shares, stock units, phantom stock units or other similar rights or awards, as applicable, relating to our shares of common stock (which is referred to as an AVANGRID equity right) of the same type and on the same terms and conditions as were applicable to the corresponding UIL equity right, except as adjusted as described in our Form S-4 filed with the SEC, which was declared effective on November 12, 2015. The number of shares of our common stock covered by each such AVANGRID equity right were equal in number to the product (rounded up to the nearest whole number) of the number of shares of UIL common stock subject to the corresponding UIL equity right multiplied by the equity exchange factor of 1.2806. With respect to any UIL equity right that, immediately prior to the effective time of the acquisition, was subject to performance-based vesting or other performance conditions, determination of performance will continue to be made pursuant to the terms of equity right. See the section entitled “Compensation Discussion and Analysis” for additional information.

INDEPENDENT COMPENSATION FORUM REPORT

Select members of the AVANGRID board listed below have reviewed and discussed the Compensation Discussion and Analysis with management, and based on this review and discussion, recommended to the board of directors that the Compensation Discussion and Analysis section be included in this proxy statement and incorporated by reference into the 2015 annual report on Form 10-K.

Alan D. Solomont

John Lahey

REPORT OF THE AUDIT AND COMPLIANCE COMMITTEE

On behalf of the board, the audit and compliance committee oversees the operation of the company’s system of internal controls in respect of the integrity of its financial statements and reports, compliance with laws, regulations and corporate policies, and the qualifications, performance and independence of its independent registered public accounting firm. The audit and compliance committee’s function is one of oversight, recognizing that the company’s management is responsible for preparing its financial statements, and the company’s independent registered public accounting firm is responsible for auditing those financial statements.

Consistent with this oversight responsibility, the audit and compliance committee has reviewed and discussed with management the audited financial statements of the company for the year ended December 31, 2015, and management’s assessment of internal control over financial reporting as of December 31, 2015.

The audit and compliance committee has also discussed with Ernst & Young LLP the matters required to be discussed by the Statement on Auditing Standards No. 16, adopted by the Public Company Accounting Oversight Board (“PCAOB”). The audit and compliance committee has also received the written disclosures in the letter from Ernst & Young LLP required by the applicable requirements of the PCAOB regarding Ernst & Young LLP’s independence and has discussed with Ernst & Young LLP their independence.

Based on these reviews and discussions, the audit and compliance committee recommended to the board of directors that the company’s audited financial statements for the year ended December 31, 2015, be included in its annual report on Form 10-K for the fiscal year then ended. The audit and compliance committee has selected Ernst & Young LLP as our independent registered public accounting firm and has asked the shareholders to ratify the selection.

Alan D. Solomont (Chair)

Carol L. Folt

John L. Lahey

Juan Carlos Rebollo Liceaga

The Report of the audit and compliance committee does not constitute soliciting material, and shall not be deemed to be filed or incorporated by reference into any other company filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the company specifically incorporates the Report of the audit and compliance committee by reference therein.

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES

For the years ended December 31, 2015 and December 31, 2014, AVANGRID paid Ernst & Young LLP the following fees for services rendered:

Audit Fees and Expenses	2015	2014
Audit Fees(1)	$11,066,060	$5,527,000
Acquisition Audit Fees(2)	7,667,902	—
Audit-Related fees(3)	120,000	10,000
Acquisition Audit-Related Fees	200,000	—
Tax Fees(4)	—	50,000
All Other Fees(5)	2,500	2,500

Total Fees and Expenses	$19,056,462	$5,579,500

(1)	Audit Fees relate to the audit of AVANGRID annual financial statements by the Principal Accounting Firm for the years ended December 31, 2015 and 2014 and for review of the quarterly financial statements. Audit Fees and Expenses also include the audits of Avangrid Networks, Inc. and their wholly owned subsidiaries of NYSEG, RGE and CMP, including statutory filings for regulatory filing purposes. It also includes work performed to attest and report on the Sarbanes-Oxley Act of 2002, Section 404, for the Avangrid Networks, Inc. consolidated financial statements based on a regulatory requirement for compliance with Section 404.
(2)	Acquisition Audit Fees relate to the audited financial statements required for the registration with the SEC in the filing of Form S-4, including responding to SEC comment letters
(3)	Audit-Related Fees include audit reports required to be issued on subsidiary employee benefit plans for 2015 and comfort letter fees for 2014.
(4)	Tax Fees for 2014 are related services performed related to the tax basis of assets and liabilities.
(5)	All Other Fees include fees for a license for access to an accounting standards research tool in both 2015 and 2014.

Audit and Compliance Committee Pre-Approval Policy and Procedures

The audit and compliance committee must be informed of and authorize any audit and non-audit services and relationships with Ernst & Young LLP, our independent registered public accounting firm, consistent with procedures adopted by the audit and compliance committee, which must be in compliance with applicable law, regulations, and NYSE rules. In conducting reviews of audit and non-audit services, the audit and compliance committee will determine whether the provision of such services would impair Ernst & Young LLP’s independence and will only authorize services that it believes will not impair Ernst & Young LLP’s independence. All services rendered by Ernst & Young LLP in 2015 were authorized pursuant to this process.

PROPOSAL 2: TO RATIFY THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016

The audit and compliance committee has selected Ernst & Young LLP as the independent registered public accounting firm of the company for the year ending December 31, 2016. We have been advised by Ernst & Young LLP that it is an independent registered public accounting firm with the PCAOB, and complies with the auditing, quality control and independence standards and rules of the PCAOB.

Representatives of Ernst & Young LLP are expected to be present at the annual meeting and will be afforded the opportunity to make a statement if they desire and will be available to respond to appropriate questions.

The board proposes that the shareholders ratify this selection at the annual meeting. Ratification of this proposal requires the affirmative vote of a majority of the votes cast at the annual meeting in person or by proxy by the holders of shares entitled to vote therein. Abstentions will not be counted as votes cast for such purposes. Unless contrary instructions are given, shares represented by proxies solicited by the board will be voted for the ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for the year ending December 31, 2016. If the selection of Ernst & Young LLP is not ratified by the shareholders, the audit and compliance committee will reconsider the matter. Even if the selection of Ernst & Young LLP is ratified, the audit and compliance committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it determines that such a change is in our best interests.

THE BOARD RECOMMENDS A VOTE “FOR” THE RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016.

PROPOSAL 3: TO APPROVE, ON AN ADVISORY BASIS, NAMED EXECUTIVE OFFICER COMPENSATION

In accordance with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in 2010 and pursuant to Section 14A of the Exchange Act, we are asking shareholders for an advisory approval of the compensation of our named executive officers (“say on pay vote”) as described in the Compensation Discussion and Analysis, the compensation tables and related narrative discussion included in this proxy statement. This proposal, gives shareholders an opportunity to approve, reject or abstain from voting with respect to our overall fiscal 2015 executive compensation programs and policies and the compensation paid to our named executive officers.

Please read the Compensation Discussion and Analysis section beginning on page 25 for additional details about our executive compensation program, including information about the fiscal year 2015 named executive officer compensation, and a comprehensive review of our named executive officer compensation objectives, program and rationale. Our board of directors recommends that shareholders vote to approve, on an advisory basis, the compensation paid to our named executive officers as described in this proxy statement.

The objective of our executive compensation programs is to attract and retain talented executives and motivate them to achieve our business goals through a combination of cash and stock-based compensation. Compensation for the named executive officers primarily consists of base salary, annual incentive, and long-term incentive. Other elements of compensation, including retirement benefits, life insurance, savings, health and welfare plans and other benefits offered to employees generally are also considered in order to evaluate the entire compensation package offered to executives. We regularly conduct risk assessments to determine the extent, if any, to which our compensation practices and programs may create incentives for excessive risk taking. Our compensation program mitigates risk by emphasizing long-term compensation and financial performance measures rather than simply rewarding shorter-term performance and payout periods, which discourages imprudent short-term decision making and risk taking. The principles and objectives that govern our compensation decisions include:

•	recruitment, retention and motivation of key executive leadership talent;

•	focus on pay for performance; and

•	emphasis on performance over time.

This proposal allows our shareholders to express their opinions regarding the decisions of our board of directors on the prior year’s annual compensation to the named executive officers. Assuming a quorum is present at the meeting, the non-binding resolution will be approved if it receives the affirmative vote of a majority of the votes cast in person or by proxy by the holders of shares entitled to vote therein. Abstentions and broker non-votes will not be counted as votes cast for such purposes. Because your vote on this proposal is advisory, it will not affect existing compensation or be binding on the company or the board. However, the board will carefully consider the voting results on this proposal in future decisions on executive compensation. Your advisory vote will serve as an additional tool to guide the board in continuing to improve the alignment of the company’s executive compensation programs with the long-term interests of AVANGRID and its shareholders, and is consistent with our commitment to high standards of corporate governance.

For the reasons stated in the Compensation Discussion and Analysis starting at page 25, we believe that our executive compensation program is tailored to our strategic plans, appropriately aligns executive pay with company performance and incentivizes management to work for the long-term growth of shareholder value.

For the reasons stated above, we are asking our shareholders to endorse our executive compensation program by voting for the following resolution:

RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” THE NON-BINDING RESOLUTION TO APPROVE THE NAMED EXECUTIVE OFFICER COMPENSATION AS DISCLOSED IN THIS PROXY STATEMENT.

PROPOSAL 4: TO APPROVE, ON AN ADVISORY BASIS, THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In addition to the advisory vote on executive compensation, in accordance with the Dodd-Frank Act and pursuant to Section 14A of the Exchange Act, the shareholders have the opportunity, at least once every six years, to provide an advisory vote on the frequency of the vote on named executive officer compensation.

The board has determined that an annual say on pay vote is the best approach for the company and its shareholders because the board believes that a one-year frequency provides the highest level of accountability and communication by and between the board and the shareholders. An annual say on pay vote enables shareholders to approve the compensation of the named executive officers with the most recent executive compensation information presented in the proxy statement for the annual meeting of shareholders. In addition, the board recognizes the importance of receiving regular, direct input from shareholders on important issues such as the company’s compensation philosophy, policies and practices as disclosed in the proxy statement every year.

For the reasons stated above, the board recommends a vote for a “1 year” frequency for the say on pay vote. Shareholders are not voting to approve or disapprove the board’s recommendation. Shareholders will be able to specify one of four choices for this proposal on the proxy card: “1 Year,” “2 Years,” “3 Years” or “Abstain.” The option that receives the highest number of votes cast by our shareholders will be the frequency for the advisory vote on executive compensation that has been selected by our shareholders. Because your vote on this proposal is advisory, it will not be binding on us or the board. Nevertheless, our board will review and consider the outcome of this vote when making determinations as to the frequency of say on pay votes and may decide, based on factors such as discussions with shareholders and the adoption of material changes to compensation programs, that it is in the best interest of our shareholders to hold a say on pay vote more or less frequently than the option approved by our shareholders.

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR EVERY “1 YEAR” WITH RESPECT TO HOW FREQUENTLY A NON-BINDING SHAREHOLDER VOTE TO APPROVE THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS SHOULD OCCUR IN THE FUTURE.

PROPOSAL 5: APPROVAL OF THE AVANGRID INCENTIVE PLAN

On March 17, 2016, upon the recommendation of the independent compensation forum, our board of directors unanimously approved the adoption of the AVANGRID, Inc. 2016 Omnibus Incentive Plan (the “AVANGRID Incentive Plan”), subject to approval by our shareholders at the annual meeting. The AVANGRID Incentive Plan provides for awards to be made to employees and consultants of the company or any of its subsidiaries as well as directors of the company. The AVANGRID Incentive Plan will be effective as of March 17, 2016, if it is approved by our shareholders at the annual meeting. If the AVANGRID Incentive Plan is not approved by shareholders, no awards will be made under the AVANGRID Incentive Plan and the AVANGRID Incentive Plan will be null and void in its entirety.

A vote to approve the AVANGRID Incentive Plan will include approval of the material terms of the performance goals under which compensation may be paid under the AVANGRID Incentive Plan for purposes of Section 162(m) the Internal Revenue Code of 1986, as amended (the “Code”) which includes (a) the individuals eligible to receive awards under the AVANGRID Incentive Plan (as described under “Eligibility” below), (b) the business criteria on which the performance goal may be based (as listed under “Performance Goals” below) and (c) the maximum awards that may be made to any individual participant under the AVANGRID Incentive Plan for any year (as described under “Maximum Awards” below). The material terms of the performance goals must be disclosed to and reapproved by our shareholders at least every five years for the company to continue to make awards of “qualified performance-based compensation” under the AVANGRID Incentive Plan that are tax deductible without regard to the limitations otherwise imposed by Section 162(m) of the Code (as described under “Federal Income Tax Implications of Awards” below).

Two and a half million shares of our common stock are being requested in connection with the request for approval of the AVANGRID Incentive Plan as well as an additional annual increase on the first day of each year beginning in 2017 and ending in 2025, equal to the lesser of (A) 2,500,000 shares, (B) 3% of the shares outstanding on the last day of the immediately preceding fiscal year and (C) such smaller number of shares as determined by the board (such amount, the “Overall Share Limit”).

The following summary of the material terms of the AVANGRID Incentive Plan is qualified in its entirety by reference to the complete text of the AVANGRID Incentive Plan, which is attached hereto as Annex A.

Summary of the AVANGRID Incentive Plan

Overview

The AVANGRID Incentive Plan’s purpose is to enhance the ability of the company and its subsidiaries to attract, retain, reward and motivate persons who make (or are expected to make) important contributions to the company or its subsidiaries by providing these individuals with equitable and competitive compensation opportunities through equity-based or cash-based incentives.

Administration

The independent compensation forum will administer the AVANGRID Incentive Plan. The independent compensation forum has authority to determine which service providers receive Awards (as defined in the AVANGRID Incentive Plan), grant Awards and set Award terms and conditions, subject to the conditions and limitations in the AVANGRID Incentive Plan. The independent compensation forum also has the authority to take all actions and make all determinations under the AVANGRID Incentive Plan, to interpret the AVANGRID Incentive Plan and award agreements and to adopt, amend and repeal AVANGRID Incentive Plan administrative rules, guidelines and practices as it deems advisable. The independent compensation forum may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the AVANGRID Incentive Plan or any Award as it deems necessary or appropriate to administer the AVANGRID Incentive Plan and any Awards. The independent compensation forum’s determinations under the AVANGRID Incentive Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the AVANGRID Incentive Plan or any Award.

Eligibility

Service Providers (as defined in the AVANGRID Incentive Plan) are eligible to be granted Awards under the AVANGRID Incentive Plan, subject to the AVANGRID Incentive Plan’s limitations. This includes employees and certain consultants of the company or its subsidiaries as well as company directors.

Common stock Available for Awards under the AVANGRID Incentive Plan

Subject to the AVANGRID Incentive Plan’s adjustment provisions, the Overall Share Limit is the sum of: (i) 2,500,000 Shares (as defined in the AVANGRID Incentive Plan) and (ii) an annual increase on the first day of each year beginning in 2017 and ending in 2025, equal to the lesser of (A) 2,500,000 Shares, (B) 3% of the Shares outstanding on the last day of the immediately preceding fiscal year and (C) such smaller number of Shares as determined by the board. Shares issued under the AVANGRID Incentive Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.

If all or any part of an Award expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the company acquiring Shares covered by the Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring, as defined in the AVANGRID Incentive Plan) paid by the participant for such Shares or not issuing any Shares covered by the Award, the unused Shares covered by the Award will, as applicable, become or again be available for Award grants under the AVANGRID Incentive Plan.

Maximum Awards

Notwithstanding any provision in the AVANGRID Incentive Plan to the contrary, and subject to the AVANGRID Incentive Plan’s adjustment provisions, the maximum aggregate number of Shares with respect to one or more Awards denominated in Shares that may be granted to any one person during any fiscal year of the company (including awards denominated in Shares but payable or paid in cash) shall be 250,000 and the maximum aggregate amount of cash that may be paid in cash to any one person during any fiscal year of the company with respect to one or more Awards payable in cash and not denominated in Shares shall be $10,000,000.

The market value of our common stock on the record date (based upon the closing price on the NYSE) was $37.36 per share.

Types of Awards

The AVANGRID Incentive Plan provides for grants of stock options (both stock options intended to be “incentive stock options” under Section 422 of the Code and non-qualified stock options), stock appreciation rights, restricted stock, restricted stock units, dividend equivalent rights, cash-based awards and other stock-based or stock-related awards (including performance awards) pursuant to which our common stock, cash or other property may be delivered. Each award will be evidenced by an award agreement, which will govern that award’s terms and conditions.

Stock Options. A stock option entitles the recipient to purchase Shares at a fixed exercise price. The exercise price per share will be determined by the independent compensation forum but will not be less than 100% of the fair market value of our common stock on the date of grant. Fair market value is defined in the AVANGRID Incentive Plan. Stock options generally must be exercised within 10 years from the date of grant.

Stock Appreciation Rights. A stock appreciation right entitles the recipient to receive Shares, cash or other property equal in value to the appreciation of the Shares over the stated exercise price. The exercise price per share will be determined by the independent compensation forum but will not be less than 100% of the fair market value of our common stock on the date of grant. Fair market value means, as of any date, the value of the Shares on such date as determined by such reasonable methods or procedures as may be established from time to time by the independent compensation forum in accordance with the requirements of the Code and all applicable laws. Stock appreciation rights must be exercised within 10 years from the date of grant.

Restricted Stock. Restricted stock consists of Shares that are registered in the recipient’s name, but that are subject to transfer and/or forfeiture restrictions for a period of time. The independent compensation forum may grant restricted stock, or the right to purchase restricted stock, to any Service Provider, subject to the company’s right to repurchase all or part of such Shares at their issue price or other stated or formula price from the Participant (as defined in the AVANGRID Incentive Plan) (or to require forfeiture of such Shares) if conditions the independent compensation forum specifies in the award agreement are not satisfied before the end of the applicable restriction period or periods that the independent compensation forum establishes for such Award.

Restricted Stock Units. A restricted stock unit is an unfunded, unsecured right to receive a Share, cash or other property at a future date. A Participant will have no rights of a stockholder with respect to Shares subject to any restricted stock unit unless and until the Shares are delivered in settlement of the restricted stock unit. The independent compensation forum may provide that settlement of restricted stock units will occur upon or as soon as reasonably practicable after the restricted stock units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A of the Code.

Dividend Equivalents. If the independent compensation forum provides, a grant of restricted stock units may provide a Participant with the right to receive dividend equivalents. Dividend equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the restricted stock units with respect to which the dividend equivalents are granted and subject to other terms and conditions as set forth in the award agreement. In addition, dividend equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

Other Stock or Cash-Based Awards. Other stock or cash-based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards, in each case subject to any conditions and limitations in the AVANGRID Incentive Plan. Such other stock or cash based awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other stock or cash-based awards may be paid in Shares, cash or other property, as the independent compensation forum determines. Subject to the provisions of the AVANGRID Incentive Plan, the independent compensation forum will determine the terms and conditions of each other stock or cash-based award, including any purchase price, performance goal, transfer restrictions, and vesting conditions, which will be set forth in the applicable sward agreement.

Performance Goals

“Performance goals” means, for a performance period, one or more goals established by the independent compensation forum for the performance period based upon one or more performance criteria (listed below). Depending on the performance criteria used to establish such performance goals, performance goals may be expressed in terms of overall company performance or the performance of a subsidiary, division, business unit, or an individual. Such performance goals are limited to:

•	net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense);

•	gross or net sales or revenue or sales or revenue growth;

•	net income (either before or after taxes) or adjusted net income;

•	profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin;

•	budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus);

•	cash flow (including operating cash flow and free cash flow or cash flow return on capital);

•	return on assets;

•	return on capital or invested capital; cost of capital;

•	return on stockholders’ equity; total stockholder return;

•	return on sales;

•	costs, reductions in costs and cost control measures;

•	expenses;

•	working capital;

•	earnings or loss per share;

•	adjusted earnings or loss per share;

•	price per share or dividends per share (or appreciation in or maintenance of such price or dividends);

•	regulatory achievements or compliance;

•	implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments;

•	market share;

•	economic value or economic value added models;

•	division, group or corporate financial goals;

•	customer satisfaction/growth;

•	customer service;

•	employee satisfaction;

•	recruitment and maintenance of personnel;

•	human resources management;

•	supervision of litigation and other legal matters;

•	strategic partnerships and transactions;

•	financial ratios (including those measuring liquidity, activity, profitability or leverage);

•	debt levels or reductions;

•	sales-related goals;

•	financing and other capital raising transactions;

•	cash on hand;

•	acquisition activity;

•	investment sourcing activity;

•	operating performance metrics (including but not limited to electric and gas system reliability for bulk and distribution systems, electricity and gas delivered, efficiency ratio, adequacy and security of electric and gas supply, safety, compliance and mitigating and managing enterprise risk);

•	operating and maintenance cost management;

•	demand-side management (including conservation and load management);

•	market share;

•	service reliability;

•	energy production availability performance;

•	aggregate product price and other product price measures; and

•	marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease, peer group results, or market performance indicators or indices.

To the extent permitted under Section 162(m) of the Code, the independent compensation forum may, in its sole discretion, provide that one or more objectively determinable adjustments shall be made to one or more of the performance goals.

Equity Restructuring

In connection with any Equity Restructuring (as defined in the AVANGRID Incentive Plan), notwithstanding anything to the contrary in Section 8 of the AVANGRID Incentive Plan, the independent compensation forum will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under Section 8(a) of the AVANGRID Incentive Plan will be nondiscretionary and final and binding on the affected Participant and the company; provided that the independent compensation forum will determine whether an adjustment is equitable.

Corporate Transactions

In the event of any dividend or other distribution (whether in the form of cash, Shares, other securities, or other property), reorganization, merger, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the company, or sale or exchange of Shares or other securities of the company, Change in Control (as defined in the AVANGRID Incentive Plan), issuance of warrants or other rights to purchase Shares or other securities of the company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the company or its financial statements or any change in any applicable laws or accounting principles, the independent compensation forum is authorized to take any one or more of the following actions in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the company, (y) to facilitate such transaction or event or (z) give effect to such changes in applicable laws or accounting principles: (i) to provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; (ii) to provide that such Award shall vest and, to the extent applicable, be exercisable as to all Shares covered thereby, notwithstanding anything to the contrary in the AVANGRID Incentive Plan or the provisions of such Award; (iii) to provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of Shares and/or applicable exercise or purchase price, in all cases, as determined by the independent compensation forum; (iv) to make adjustments in the number and type of Shares subject to outstanding Awards and/or with respect to which Awards may be granted under the AVANGRID Incentive Plan and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards; (v) to replace such Award with other rights or property selected by the independent compensation forum; and/or (vi) to provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

U.S. Federal Income Tax Implications of Awards

The following is a brief description of the U.S. federal income tax consequences generally arising with respect to the grant of stock options, stock appreciation rights, restricted stock, restricted stock units, cash-based awards and dividend equivalent rights. This summary is not intended to (and does not) constitute tax advice to recipients of awards and is not intended to be exhaustive and, among other things, does not describe state, local or foreign tax consequences. Recipients are advised to consult with their own independent tax advisors with respect to the specific tax consequences that, in light of their particular circumstances, might arise in connection with their receipt of awards under the AVANGRID Incentive Plan, including any state, local or foreign tax consequences and the effect, if any, of gift, estate and inheritance taxes.

Stock Options and Stock Appreciation Rights. The grant of a stock option or stock appreciation right will create no tax consequences for the recipient or the company at the grant date. A recipient will generally not recognize taxable income upon exercising an incentive stock option except that the alternative minimum tax may apply (depending on the recipient’s individual circumstances). Upon exercising a stock option (other than an incentive stock option) or stock appreciation right, the recipient will recognize ordinary income equal to the excess of the fair market value of the freely transferable and nonforfeitable common stock (and/or cash or other property) acquired on the date of exercise over the exercise price, and will be subject to FICA (Social Security and Medicare) taxation in respect of such amounts.

If a recipient holds the common stock acquired under the incentive stock option for at least two years from the grant date and one year from the exercise date (the “Required Holding Period”), any gain or loss realized by the recipient upon the subsequent disposition of such common stock will be taxed as long-term capital gain or loss, and such amounts will not be subject to FICA taxation. Upon a disposition of common stock acquired upon exercise of an incentive stock option before the end of the Required Holding Period, the recipient generally will recognize ordinary income equal to the lesser of (i) the excess of the fair market value of the common stock at the date of exercise of the incentive stock option over the exercise price, or (ii) the amount realized upon the disposition of the incentive stock option common stock over the exercise price. Otherwise, a recipient’s disposition of common stock acquired upon the exercise of a stock option (including an incentive stock option for which the Required Holding Period is met) or stock appreciation right generally will result in short-term or long-term capital gain or loss measured by the difference between the sale price and the recipient’s tax basis in such common stock (the tax basis in stock option common stock generally being the exercise price plus any amount recognized as ordinary income in connection with the exercise of the stock option, although special rules may apply if the exercise price is paid in previously acquired common stock).

Restricted Stock. Generally, the recipient of an award of restricted stock will not recognize ordinary income or be subject to FICA taxation at grant unless the award is vested at grant. Instead, the recipient generally will recognize ordinary income when the restricted stock becomes vested, equal to the excess, if any, of the fair market value of the Shares on the date they becomes vested over any amount paid by the recipient in exchange for the Shares (and such excess will be subject to FICA taxation). A recipient may, however, file an election with the Internal Revenue Service, within 30 days of his or her receipt of the award, to recognize ordinary income, as of the grant date, equal to the excess, if any, of the fair market value of the common stock on the grant date over any amount paid by the recipient in exchange for the common stock. The recipient’s basis for determining gain or loss upon the subsequent disposition of common stock acquired pursuant to the award will be the amount paid for the common stock plus any ordinary income recognized either when the common stock is received or when the common stock becomes vested. Upon the disposition of any common stock received pursuant to the award, the difference between the sales price and the recipient’s basis in the Shares will be treated as a capital gain or loss and generally will be characterized as long- or short-term depending on the period the recipient held such Shares after the vesting date.

Restricted Stock Units. A recipient of a restricted stock unit (whether time-vested or subject to achievement of performance goals) will not recognize ordinary income or be subject to FICA taxation at grant (unless the restricted stock unit is vested at grant, in which case FICA taxation applies at grant). Instead, a recipient will be subject to FICA taxation at the time any portion of such award vests and will be subject to income tax at ordinary rates on the fair market value of the Shares or the amount of cash received on the date of delivery in settlement of the restricted stock unit. The recipient’s tax basis for purposes of determining any subsequent gain or loss from the sale of the common stock will be equal to the fair market value of the common stock (if any) received on the delivery date, and the recipient’s holding period (for capital gain purposes) with respect such common stock will begin at the delivery date. Gain or loss resulting from any sale of common stock delivered to a recipient will be treated as long- or short-term capital gain or loss depending on the length of the holding period.

Cash-Based Award/Dividend Equivalents. A recipient of a cash-based award or dividend equivalent right will not recognize ordinary income or be subject to FICA taxation at grant. Instead, a recipient will be subject to FICA taxation at the time any portion of such award vests and generally will be subject to income tax at ordinary rates when the award is settled or paid.

Deduction. The company generally will be entitled to a tax deduction equal to the amount recognized as ordinary income with respect to awards of stock appreciation rights, restricted stock, restricted stock units, dividend equivalents, cash-based awards and other stock-based or stock-related awards. The company will not be entitled to any tax deduction with respect to an incentive stock option if the recipient holds the common stock for the Required Holding Period prior to disposition of the common stock, and is generally not entitled to a tax deduction with respect to any amount that represents a capital gain to a recipient or that represents compensation in excess of $1 million paid to “covered employees” that is not “qualified performance-based compensation” under Section 162(m) of the Code. For this purpose, a “covered employee” means our chief executive officer and our three highest compensated employees other than the chief executive officer and the chief financial officer (based on compensation reported to our shareholders). The AVANGRID Incentive Plan is intended to satisfy the “performance-based compensation” exception under Section 162(m) of the Code with respect to stock options, stock appreciation rights and other awards that are subject to the achievement of performance goals.

Section 409A. The terms of the AVANGRID Incentive Plan and each award are intended to be structured to either be exempt from or to comply with Section 409A of the Code, which imposes specific restrictions on nonqualified deferred compensation arrangements.

Transfer Restrictions

Except as the independent compensation forum may determine or provide in an award agreement or otherwise for Awards other than incentive stock options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the independent compensation forum’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the independent compensation forum specifically approves.

Clawback/Recoupment

All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any company claw-back policy, including any claw-back policy adopted to comply with applicable laws (including the Dodd-Frank Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or the award agreement.

Amendment and Termination

The independent compensation forum may amend, suspend or terminate the AVANGRID Incentive Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. Awards outstanding at the time of any AVANGRID Incentive Plan suspension or termination will continue to be governed by the AVANGRID Incentive Plan and the award agreement, as in effect before such suspension or termination. The board will obtain stockholder approval of any AVANGRID Incentive Plan amendment to the extent necessary to comply with applicable laws. The independent compensation forum may also modify Awards granted to participants who are foreign nationals or are employed outside the United States or establish subplans or procedures under the AVANGRID Incentive Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefits or other matters.

Unless previously terminated by the board, the AVANGRID Incentive Plan (if approved by our shareholders) will terminate on March 16, 2026, but any outstanding award will remain in effect until the underlying Shares are delivered or the award lapses.

Recommendation of the Board of Directors

THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE “FOR” APPROVAL OF THE AVANGRID, INC. 2016 OMNIBUS INCENTIVE PLAN.

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

The company expects all directors and executive officers to bring to the company’s attention any related party transactions, including transactions which may be required to be disclosed under Item 404 of Regulation S-K promulgated by the SEC. The company maintains a written related party transactions policy, which provides that, in determining whether or not to approve or ratify a related party transaction, the company’s audit and compliance committee should consider all of the relevant facts and circumstances available, including (if applicable) but not limited to: (i) the benefits to the company; (ii) the impact on a director’s independence in the event the related party is a director, an immediate family member of a director or an entity in which a director is a partner, shareholder or executive officer; (iii) the opportunity costs of other sources for comparable products or services, including whether the transaction is made on terms no less favorable than terms that would be generally available to an unaffiliated third-party under the same or similar circumstances; (iv) the terms of the transaction; and (v) the actual or apparent conflict of interest of the related party. The policy prohibits any director from participating in any review, discussion, consideration or approval of an interested transaction for which such director or his or her family member is a related party, except that such director is required to provide all material information concerning the interested transaction to the committee. In addition, the company annually sends each director and executive officer a questionnaire requiring such person to describe any transaction contemplated under Item 404 or in the case of independent directors, any transaction that might compromise their independence.

Relationship with Iberdrola, S.A

Controlling Interest

Iberdrola, S.A. currently directly holds an 81.5% interest in AVANGRID. As the company’s controlling shareholder, Iberdrola, S.A. will continue to exercise significant influence over the company, including the composition of our board of directors and any action requiring the approval of our shareholders.

Framework Agreement and Intercompany Loans owed by AVANGRID to Iberdrola, S.A.

Transactions with the Iberdrola, S.A. relate predominantly to pass-through charges of corporate services/management fees. These corporate services are entered into on an arm’s length basis and are aimed at maximizing our operating efficiency in an efficient and flexible service model. The corporate services are provided at market quality, and subject to audit and dispute resolution procedures. In addition, we pay Iberdrola, S.A. fees for credit support, relating to parent company guarantees that Iberdrola, S.A. has provided to third parties to guarantee the performance of Avangrid Renewables Holdings, Inc. (“ARHI”) subsidiaries. During the year ended December 31, 2013, ARHI paid $6.2 million in guarantee fees to Iberdrola, S.A. for guarantees provided during 2012. During the year ended December 31, 2014, ARHI paid $5.2 million in guarantee fees to Iberdrola, S.A. for guarantees provided during 2013. During the year ended December 31, 2015, ARHI paid $2.3 million in guarantee fees to Iberdrola, S.A. for guarantees provided during 2014. As of December 31, 2015, there were $303.5 million outstanding in parent guarantees from Iberdrola, S.A. to ARHI. The guarantee fee was 30.0 basis points and 50.0 basis points for 2014 and 2015, respectively.

Cash Pooling Agreement

We manage our overall liquidity position as part of the broader Iberdrola Group and are a party to a notional cash pooling agreement with Bank Mendes Gans, N.V. (“BMG”), along with other Iberdrola, S.A. subsidiaries. The notional cash pooling agreement aids the Iberdrola Group in efficient cash management and reduces the need for external borrowing by the pool participants. Parties to the agreement, including us, may deposit funds with or borrow from BMG, provided that the net balance of funds deposited or borrowed by all pool participants in the aggregate is not less than zero. Under the cash pooling agreement, affiliates with credit balances have pledged those balances to cover the debit balances of the other affiliated parties to the agreement. Interest accrues on a daily basis at the rate of (i) overnight LIBOR minus 3 basis points for credit balances and (ii) overnight LIBOR plus 100 basis points for debit balances. Deposits are available for next day withdrawal. Deposits in the cash pooling account were $449 million and $353 million at December 31, 2014 and December 31, 2015, respectively. The deposit amounts are reflected in our consolidated balance sheet under cash and cash equivalents because our deposited surplus funds under the cash pooling agreement are highly-liquid short-term investments.

The Shareholder Agreement

On December 16, 2015, we completed the acquisition of UIL. The acquisition was effected pursuant to a merger agreement by and among us, Merger Sub, and UIL. Pursuant to the merger agreement, on December 16, 2015, we entered into the shareholder agreement. The shareholder agreement sets forth certain governance arrangements and contains various provisions relating to, among other things, representation on our board of directors, minority protections that limit the disposal or transfer of shares of the company by Iberdrola, S.A., registration rights, preemptive rights and protections for us relating to affiliate transactions and business opportunities.

Pursuant to the shareholder agreement, upon closing, the size of our board of directors was increased from 9 directors to 12 directors. Three of these directors were directors who were serving as members of the board of directors of UIL immediately prior to completion of the acquisition, one of whom was the Chief Executive Officer of UIL and two of whom, the UIL director appointees, were selected by AVANGRID from among UIL’s other directors as of closing. The board of directors has an unaffiliated committee made up of “independent” directors (as defined in the shareholder agreement). Under the shareholder agreement, a director will be considered “independent” if he or she is independent under the rules of NYSE with respect to the company, and would be independent under the rules of NYSE with respect to Iberdrola, S.A. if he or she was a director of Iberdrola, S.A. Arnold Chase, for so long as he is a director, may serve on the unaffiliated committee even if he is determined not to be “independent”. For a period of three years after the closing, our board of directors will nominate, and Iberdrola, S.A. will vote its shares in favor of the election of, the UIL director appointees (other than the former UIL chief executive officer). Upon the death, resignation or removal of any such UIL director appointee during this three year period, such director’s replacement will be nominated by vote of the unaffiliated committee. Iberdrola, S.A. will be required to cast its votes in favor of the election of any such replacement nominated by the unaffiliated committee.

Subject to the above limitations and applicable law, Iberdrola, S.A. has the right to designate nominees for our board of directors for so long as the combined voting power of Iberdrola, S.A. and certain of its affiliates over which it exercises control (“controlled affiliates”) is 50% or more; provided, however, if the combined voting power of Iberdrola, S.A. and its controlled affiliates is less than 50%, Iberdrola, S.A. will have the right to designate a number of members to our board of directors based upon Iberdrola, S.A.’s and its controlled affiliates’ combined voting power as a proportion of the total voting power of the company. Iberdrola, S.A. also has the right, subject to the above limitations, to designate replacements to fill our board of directors in the event that a vacancy is created at any time by death, disability, retirement, disqualification or removal for so long as the combined voting power of Iberdrola, S.A. and its controlled affiliates is at least 50%. Further, as long as the combined voting power of Iberdrola, S.A. and its controlled affiliates is at least 50%, Iberdrola, S.A. is entitled to use its voting power from time to time to change the composition and size of our board of directors, subject to certain limitations.

While the merger agreement contained provisions requiring that at least six members of our board of directors be independent of the company and Iberdrola S.A. within the meaning of the rules of the NYSE, we and UIL agreed that, instead of six independent members of the board of directors, the company would have at least five (5) “independent” directors (as defined in the shareholder agreement) for a period of five years following the completion of the acquisition, and Arnold Chase and John Baldacci would be deemed to be independent directors solely for purposes of determining compliance with this obligation. Additionally, in the event of the resignation, removal or death of Mr. Baldacci and/or Mr. Chase (or their respective replacements on the board), or if Mr. Baldacci and/or Mr. Chase (or their respective replacements on the board) decide not to stand for reelection to our board of directors or are otherwise unwilling or unable to serve on our board, Iberdrola, S.A. will nominate a person to serve on our board of directors who qualifies as an independent director pursuant to the rules of the NYSE and applicable law. The shareholder agreement also provides that the company will, after such five-year period, have at least four “independent” directors (as defined in the shareholder agreement), provided that either Mr. Chase or Mr. Baldacci, but not both, may be deemed independent directors for this purpose. As a result, as of the completion of the acquisition, the combined company had three directors who are “independent” under the rules of the NYSE and other applicable law.

The shareholder agreement generally restricts Iberdrola, S.A. and its controlled affiliates from transferring any voting securities that are beneficially owned for a period of 18 months after December 16, 2015, subject to certain exceptions. Iberdrola, S.A. is only permitted to transfer shares of the company if the unaffiliated committee, based upon the advice from a nationally recognized independent investment bank, approves the transfer. In addition, Iberdrola, S.A. is prohibited from effectuating a “going private” transaction, or any other similar transaction that results in the company no longer being a publicly traded company, without the prior approval of both the unaffiliated committee and a majority of the voting power of the shareholders not affiliated with the company. Subject to certain exceptions, the shareholder agreement generally prohibits Iberdrola, S.A. from causing the company to, and the company from, entering into or effectuating any transaction for the acquisition of the company by another entity, including any stock acquisition, reorganization, merger or consolidation, that results in all shareholders of the company exchanging their voting securities for cash or securities, unless all shareowners of the company are entitled to the same per share consideration to be received in such transaction as Iberdrola, S.A. The shareholder agreement also restricts Iberdrola, S.A. and its controlled affiliates, for a period of three years after December 16, 2015, from transferring more than an aggregate of 10% of the outstanding shares of the company in any transaction or series of transactions, unless all shareowners of the company are entitled to participate in such transaction (on a pro rata basis) and are entitled to the same per share consideration to be received in such transaction as Iberdrola, S.A. Iberdrola, S.A., on behalf of itself and its affiliates, is entitled to unlimited requests for demand registrations, piggyback registrations and shelf registration statement filings following the closing of the acquisition, in each case, subject to certain customary limitations. Iberdrola, S.A. also has the right to specify the method of distribution of securities, including an underwritten public offering, and approve the underwriters. Additionally, Iberdrola, S.A. has preemptive rights to protect against dilution for issuances of equity.

The shareholder agreement provides protections to us relating to transactions with Iberdrola, S.A. and its affiliates. The services provided by Iberdrola, S.A. or its affiliates to us and our subsidiaries and joint ventures at completion of the acquisition are provided by Iberdrola, S.A. or its affiliates at a cost to us not higher than the cost reflected in the expenses shown in our audited consolidated financial statements, except in the case of ordinary course, market adjustments, or (ii) as otherwise approved by the majority of the members of the unaffiliated committee. Furthermore, we will not enter into any transaction between, or involving, Iberdrola, S.A. or any of its subsidiaries or controlled joint ventures, on the one hand, and us or our subsidiaries or controlled joint ventures, on the other hand, unless the transaction is both approved by a majority of members of the unaffiliated committee and entered into on an arms’ length basis.

The shareholder agreement permits Iberdrola, S.A. and its affiliates to conduct business that may be competitive with our business, while restricting actions by Iberdrola, S.A. and its controlled affiliates that could interfere with the ability of our executive officers to conduct the company’s business. Pursuant to the shareholder agreement, we recognize and acknowledge that Iberdrola, S.A. and its affiliates own, engage or participate in businesses and business activities that compete, or may compete, with our business and the business of our subsidiaries. We acknowledge and agree that neither the execution of the merger agreement, shareholder agreement or the completion of any transactions contemplated thereby will preclude or limit Iberdrola, S.A. and its affiliates from, directly or indirectly, owning, engaging or participating in any business or business activity at any time and in any geographical location, including such businesses or business activities that compete, or may compete, with our business or the business activities of our subsidiaries or any of their respective businesses. However, the shareholder agreement provides that as long as Iberdrola, S.A. continues to own 50% or more of the outstanding voting stock of the company, Iberdrola, S.A. will not engage in any action that is reasonably expected to impair the executive officers of the company and its subsidiaries from conducting the business or operations in a manner consistent with such business or operation of the company and its subsidiaries immediately following completion of the acquisition.

The shareholder agreement will remain in effect as long as Iberdrola, S.A. owns more than 20% of the outstanding voting stock of the company. Following any termination of the shareholder agreement, Iberdrola, S.A. will have one demand registration right, subject to customary limitations and exceptions, and piggyback registration rights with respect to any registration proposed by the company, subject to customary “cut back” provisions.

Iberdrola, S.A. has been granted certain information and access rights to information related to our and our subsidiaries’ businesses, operations, plans and prospects. We and Iberdrola, S.A. will not be able to amend the shareholder agreement without the prior approval of both our board of directors and a majority of the members of the unaffiliated committee. The laws of the State of New York will govern the shareholder agreement as long as we remain a New York corporation. If we are redomiciled to Delaware, the laws of the state of Delaware will govern the shareholder agreement.

The Framework Agreement and Declaration of Acceptance

In connection with the acquisition of UIL, we entered into the Declaration of Acceptance, dated July 16, 2015, with Iberdrola, S.A. (“declaration of acceptance”), making us a party to the framework agreement for 2015 and detailing the corporate services Iberdrola, S.A. provided to us or to any of our affiliates in 2015. The framework agreement governs the relationship between Iberdrola, S.A. and the various Iberdrola, S.A. entities, with respect to the corporate services Iberdrola, S.A. contracts to provide each relevant entity. Pursuant to the framework agreement, and under the Iberdrola Group’s “Single Corporation” structure, Iberdrola, S.A. provided efficient and flexible corporate services to us and our subsidiaries. Our entry into the declaration of acceptance was approved by a committee comprised solely of our independent directors.

Pursuant to the declaration of acceptance, Iberdrola, S.A. provided various corporate services to us including, among other services, those relating to the management of buildings and leases, surveillance and maintenance of buildings, international and corporate security, human resources, brand management, procurement, management of the SAP corporate platform, research and development, quality control, insurance, information technology and general administration. Pursuant to the declaration of acceptance and in accordance with the merger agreement, the foregoing services and the price thereof were entered into on an arms’ length basis and on financial and other material terms no less favorable to us and our subsidiaries than applicable agreements or arrangements in respect of such corporate or other shared services existing as of February 25, 2015, and did not result in a higher cost to us or our subsidiaries and affiliates than the aggregate costs for such services reflected in the 2014 IFRS audited consolidated financial statements of AVANGRID, except to the extent related to ordinary course, market adjustments made on an arm’s length basis. All new, future services to be provided by Iberdrola, S.A. or its affiliates to us and our subsidiaries must be on an arm’s length basis and approved by the unaffiliated committee. By entering into the framework agreement, any previous framework agreements between us and Iberdrola, S.A. were terminated by operation of law. The framework agreement covers any services provided by Iberdrola, S.A. as of January 1, 2015 and remains in force as long as we and/or our subsidiaries continue to operate as a subsidiary of Iberdrola, S.A. in accordance with the provisions of Article 42 of the Spanish Commercial Code. As soon as we or any of our subsidiaries ceases to be a subsidiary of Iberdrola, S.A., the contractual relationship under the framework agreement will be terminated between such AVANGRID entity and Iberdrola, S.A. If parties do not formalize a new declaration of acceptance in 2016, the current declaration of acceptance will continue to remain in force under the same terms, unless any ground for termination of the framework agreement arises.

Under the framework agreement, Iberdrola, S.A. must provide the relevant services pursuant to standard market conditions. Iberdrola, S.A. cannot receive financial or other types of consideration on a more favorable basis than what a third party in a substantially similar circumstance would receive. Iberdrola, S.A. must provide the relevant services in a manner that will not impair our decision making capacity, while we must provide accurate and complete information to Iberdrola, S.A. to enable Iberdrola, S.A. to effectively provide the relevant services. Iberdrola, S.A. must provide the relevant services with a level of expertise, care and diligence that a company providing these services on the open market would provide. We assume any liability that may derive from damages or losses attributable to the instructions or information provided to Iberdrola, S.A.; provided that Iberdrola, S.A. will only be liable for non-performance, defective performance or negligence. Iberdrola, S.A. is also required to notify us before December 31 of each year regarding the estimated price for each service contracted for the following year and provide us with the invoice for the services provided during the preceding year on the last month of each year.

The framework agreement contains provisions relating to confidentiality, requiring each party to safeguard all information received by the other under the framework agreement. However, we and Iberdrola, S.A. are required to disclose the transactions performed under the framework agreement to the public, both in our annual and periodic public reports in accordance with applicable law.

The framework agreement is governed by the laws of Spain and contains arbitration provisions for purposes of dispute resolution. The framework agreement cannot be modified or assigned without our prior written consent or the prior written consent of Iberdrola, S.A. We made payments to Iberdrola, S.A. pursuant to prior framework agreements in place during the periods indicated in the amount of $17.7 million, $16.3 million and $27.8 million for the years ended December 31, 2013, December 31, 2014 and December 31, 2015, respectively.

Guarantee and Support Agreement

On April 3, 2008, Iberdrola, S.A. and ScottishPower Holdings, Inc. (“SPHI”), now known as ARHI, entered into the Guarantee and Support Agreement (“guarantee and support agreement”), which was amended on April 1, 2010. Pursuant to the guarantee and support agreement, if ARHI is unable to meet its obligations set forth in a guarantee issued by ARHI or to meet its obligations to pay interest, principal or premium, if any, on any of its indebtedness for money borrowed, Iberdrola, S.A. guarantees to make payment of any such unpaid obligations, subject to certain limitations. In consideration for Iberdrola, S.A. undertaking its obligations under the guarantee and support agreement, ARHI agreed to pay to Iberdrola, S.A., after the end of each fiscal year of ARHI during the term of the guarantee and support agreement, an amount in cash equal to the product obtained by multiplying (a) the sum of the aggregate face value of obligations of ARHI relating to guarantees issued by ARHI in connection with any commodities trading arrangement consummated between any Iberdrola, S.A. subsidiary and a trading counterparty pursuant to a master trading agreement used in the United States with respect to energy, fuels, environmental commodities and derivatives markets and the aggregate exposure of ARHI to any obligations associated with guarantees issued to support structured transactions for which Iberdrola, S.A. provided any support pursuant to the guarantee and support agreement during the preceding fiscal year of ARHI, times (b) 30 basis points.

Iberdrola, S.A. can terminate the guarantee and support agreement at any time by giving ARHI 60 days’ prior written notice; provided, however, termination of the guarantee and support agreement is without prejudice to Iberdrola, S.A.’s liability for any obligations in existence as of the date of termination. Further, at all times during the term of the guarantee and support agreement, Iberdrola, S.A. must continue to beneficially own, directly or indirectly, more than 50% of the voting stock of ARHI. During the year ended December 31, 2013, ARHI paid $6.2 million in guarantee fees to Iberdrola, S.A. for guarantees provided during 2012. During the year ended December 31, 2014, ARHI paid $5.2 million in guarantee fees to Iberdrola, S.A. for guarantees provided during 2013. During the year ended December 31, 2015, ARHI paid $2.3 million in guarantee fees to Iberdrola, S.A. for guarantees provided during 2014. As of December 31, 2015, there were $303.5 million outstanding in parent guarantees from Iberdrola, S.A. to ARHI. The guarantee fee was 30.0 basis points and 50.0 basis points for 2014 and 2015, respectively.

Corporate Headquarters Lease Agreement

Under the sixth amendment, dated February 15, 2012, to a lease agreement dated May 7, 1991, we lease our corporate headquarters offices in New Haven from 157 Church Street, LLC, which is controlled by Arnold L. Chase, a director and shareowner of the company, and members of his immediate family. During the year ended December 31, 2015, our lease payments to 157 Church Street, LLC totaled approximately $1.5 million.

Other Relationships

The law firm of Pierce Atwood LLP was retained by the company during the year ended December 31, 2015 to furnish legal services. John E. Baldacci, a member of our board, is Senior Advisor for Economic Development & Government Relations to the law firm. During the year ended December 31, 2015, Pierce Atwood LLP received $1,701,769.40 in fees from the company for its services.

DIRECTOR AND OFFICER (D&O) INSURANCE

AVANGRID has provided liability insurance for its directors and officers since 1997, under the entity name NGE Resources. National Union Fire Insurance Company of Pittsburg, Pa. is the principal underwriter of the current coverage, which extends until January 31, 2017 – 12:01 a.m. The annual cost of this coverage is approximately $60,599.

DATE FOR SUBMISSION OF PROPOSALS BY SHAREHOLDERS

Shareholders who intend to present proposals for action at the 2017 annual meeting of shareholders are advised that such proposals must be received at our principal executive offices by December 27, 2016, which is the 120th day prior to the first anniversary of the date on which this proxy statement was first released to our shareholders in connection with the annual meeting, and must satisfy the conditions established by the SEC for such purpose in order to be included in the proxy statement and form of proxy for that meeting.

Written notice of proposals of shareholders to be considered at the 2017 annual meeting without inclusion in next year’s proxy statement must be received on or before March 12, 2017, which is the 45th day prior to the first anniversary of the date on which this proxy statement was first released to our shareholders in connection with the annual meeting. If a notice is received after March 12, 2017, then the notice will be considered untimely and the proxies held by management may provide the discretion to vote against such proposal, even though the proposal is not discussed in the proxy statement. Notices of intention to present proposals at the 2017 annual meeting should be addressed to R. Scott Mahoney, Senior Vice President—General Counsel, Secretary and Chief Compliance Officer, Avangrid, Inc., Durham Hall, 52 Farm View Drive, New Gloucester, Maine 04260.

OTHER BUSINESS

As of the date of this proxy statement, we do not know of any other matters that may be presented for action at the meeting. Should any other business properly come before the meeting, the persons named on the enclosed proxy will, as stated therein, have discretionary authority to vote the shares represented by such proxy in accordance with their best judgment.

ANNUAL REPORT ON FORM 10-K

Our 2015 annual report on Form 10-K (which is not a part of our proxy soliciting materials), is being mailed with this proxy statement to those shareholders that received a copy of the proxy materials in the mail. For those shareholders that received the Notice of Internet Availability of Proxy Materials, this proxy statement and our 2015 annual report on Form 10-K are available at our website at www.avangrid.com. Additionally, and in accordance with SEC rules, you may access our proxy statement at www.proxyvote.com. The 2015 annual report on Form 10-K and the exhibits filed with it are available at our website at www.avangrid.com. If you did not receive our annual report on Form 10-K, one will be provided to you without charge, if you request it in writing. Please direct your written requests to R. Scott Mahoney, Senior Vice President—General Counsel, Secretary and Chief Compliance Officer, Avangrid, Inc., Durham Hall, 52 Farm View Drive, New Gloucester, Maine 04260. The company’s copying costs will be charged if exhibits to the 2015 annual report on Form 10-K are requested.

R. SCOTT MAHONEY

Senior Vice President—

General Counsel, Secretary and

Chief Compliance Officer

April 26, 2016

ANNEX A

AVANGRID, INC.

OMNIBUS INCENTIVE PLAN

1. Purpose.

The Plan’s purpose is to enhance the ability of the Company and its Subsidiaries to attract, retain, reward and motivate persons who make (or are expected to make) important contributions to the Company or its Subsidiaries by providing these individuals with equitable and competitive compensation opportunities through equity-based or cash-based incentives. Capitalized terms used in the Plan are defined in Section 11.

2. Eligibility.

Service Providers are eligible to be granted Awards under the Plan, subject to the limitations described herein.

3. Administration and Delegation.

(a) Administration. The Plan is administered by the Administrator. The Administrator has authority to determine which Service Providers receive Awards, grant Awards and set Award terms and conditions, subject to the conditions and limitations in the Plan. The Administrator also has the authority to take all actions and make all determinations under the Plan, to interpret the Plan and Award Agreements and to adopt, amend and repeal Plan administrative rules, guidelines and practices as it deems advisable. The Administrator may correct defects and ambiguities, supply omissions and reconcile inconsistencies in the Plan or any Award as it deems necessary or appropriate to administer the Plan and any Awards. The Administrator’s determinations under the Plan are in its sole discretion and will be final and binding on all persons having or claiming any interest in the Plan or any Award. Notwithstanding the foregoing or any other provision of this Plan to the contrary, after a Change in Control has occurred, the Administrator may not take any action to override, contradict or ignore any determination made or action taken by the Administrator prior to the occurrence of a Change in Control.

(b) Appointment of Committees. To the extent Applicable Laws permit, the Board may delegate any or all of its powers under the Plan to one or more Committees. The Board may abolish any Committee or re-vest in itself any previously delegated authority at any time.

4. Stock Available for Awards.

(a) Number of Shares. Subject to adjustment under Section 8 and the terms of this Section 4, Awards may be made under the Plan covering up to the Overall Share Limit. Shares issued under the Plan may consist of authorized but unissued Shares, Shares purchased on the open market or treasury Shares.

(b) Share Recycling. If all or any part of an Award expires, lapses or is terminated, exchanged for cash, surrendered, repurchased, canceled without having been fully exercised or forfeited, in any case, in a manner that results in the Company acquiring Shares covered by the Award at a price not greater than the price (as adjusted to reflect any Equity Restructuring) paid by the Participant for such Shares or not issuing any Shares covered by the Award, the unused Shares covered by the Award will, as applicable, become or again be available for Award grants under the Plan. The payment of Dividend Equivalents in cash in conjunction with any outstanding Awards shall not count against the Overall Share Limit. Notwithstanding anything to the contrary contained herein, the following Shares shall not be added to the Shares authorized for grant under Section 4(a) and shall not be available for future grants of Awards: (i) Shares tendered by a holder or withheld by the Company in payment of the exercise price of an Option; (ii) Shares tendered by the holder or withheld by the Company to satisfy any tax withholding obligation with respect to an Award; (iii) Shares subject to a Stock Appreciation Right that are not issued in connection with the stock settlement of the Stock Appreciation Right on exercise thereof; and (iv) Shares purchased on the open market with the cash proceeds from the exercise of Options.

(c) Incentive Stock Option Limitations. Notwithstanding anything to the contrary herein, no more than the number of shares specified in the Overall Share Limit paragraph in Section 11 may be issued pursuant to the exercise of Incentive Stock Options.

(d) Substitute Awards. In connection with an entity’s merger or consolidation with the Company or any Subsidiary or the Company’s or any Subsidiary’s acquisition of an entity’s property or stock, the Administrator may grant Awards in substitution for any options or other stock or stock-based awards granted before such merger or consolidation by such entity or its affiliate. Subject to any applicable requirements under the Code or Applicable Laws, Substitute Awards may be granted on such terms as the Administrator deems appropriate, notwithstanding limitations on Awards in the Plan. Substitute Awards will not count against the Overall Share Limit, except that Shares acquired by exercise of substitute Incentive Stock Options will count against the maximum number of Shares that may be issued pursuant to the exercise of Incentive Stock Options under the Plan.

(e) Individual Award Limitations. Notwithstanding any provision in the Plan to the contrary, and subject to adjustment as provided in Section 8, the maximum aggregate number of Shares with respect to one or more Awards denominated in Shares that may be granted to any one person during any fiscal year of the Company (including awards denominated in Shares but payable or paid in cash) shall be 250,000 and the maximum aggregate amount of cash that may be paid in cash to any one person during any fiscal year of the Company with respect to one or more Awards payable in cash and not denominated in Shares shall be $10,000,000.

5. Stock Options and Stock Appreciation Rights.

(a) General. The Administrator may grant Options or Stock Appreciation Rights to Service Providers subject to the limitations in the Plan, including Section 9(i) with respect to Incentive Stock Options. The Administrator will determine the number of Shares covered by each Option and Stock Appreciation Right, the exercise price of each Option and Stock Appreciation Right and the conditions and limitations applicable to the exercise of each Option and Stock Appreciation Right. A Stock Appreciation Right will entitle the Participant (or other person entitled to exercise the Stock Appreciation Right) to receive from the Company upon exercise of the exercisable portion of the Stock Appreciation Right an amount determined by multiplying the excess, if any, of the Fair Market Value of one Share on the date of exercise over the exercise price per Share of the Stock Appreciation Right by the number of Shares with respect to which the Stock Appreciation Right is exercised, subject to any limitations of the Plan or that the Administrator may impose and payable in cash, Shares valued at Fair Market Value or a combination of the two as the Administrator may determine or provide in the Award Agreement.

(b) Exercise Price. The Administrator will establish each Option’s and Stock Appreciation Right’s exercise price and specify the exercise price in the Award Agreement. The exercise price will not be less than 100% of the Fair Market Value on the grant date of the Option or Stock Appreciation Right.

(c) Duration of Options. Each Option or Stock Appreciation Right will be exercisable at such times and as specified in the Award Agreement, provided that the term of an Option or Stock Appreciation Right will not exceed ten years.

(d) Exercise. Options and Stock Appreciation Rights may be exercised by delivering to the Company a written notice of exercise, in a form the Administrator approves (which may be electronic), signed by the person authorized to exercise the Option or Stock Appreciation Right, together with, as applicable, payment in full (i) as specified in Section 5(e) for the number of Shares for which the Award is exercised and (ii) as specified in Section 9(e) for any applicable taxes. Unless the Administrator otherwise determines, an Option or Stock Appreciation Right may not be exercised for a fraction of a Share.

(e) Payment Upon Exercise. The exercise price of an Option must be paid in cash or by check payable to the order of the Company or, subject to Section 10(h), any Company insider trading policy (including blackout periods) and Applicable Laws, by:

(i) if there is a public market for Shares at the time of exercise, unless the Administrator otherwise determines, (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to pay the exercise price, or (B) the Participant’s delivery to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to pay the exercise price; provided that such amount is paid to the Company at such time as may be required by the Administrator;

(ii) to the extent permitted by the Administrator, delivery (either by actual delivery or attestation) of Shares owned by the Participant valued at their Fair Market Value;

(iii) to the extent permitted by the Administrator, surrendering Shares then issuable upon the Option’s exercise valued at their Fair Market Value on the exercise date;

(iv) to the extent permitted by the Administrator, delivery of a promissory note or any other property that the Administrator determines is good and valuable consideration; or

(v) any combination of the above permitted payment forms (including cash or check).

6. Restricted Stock; Restricted Stock Units.

(a) General. The Administrator may grant Restricted Stock, or the right to purchase Restricted Stock, to any Service Provider, subject to the Company’s right to repurchase all or part of such shares at their issue price or other stated or formula price from the Participant (or to require forfeiture of such shares) if conditions the Administrator specifies in the Award Agreement are not satisfied before the end of the applicable restriction period or periods that the Administrator establishes for such Award. In addition, the Administrator may grant to Service Providers Restricted Stock Units, which may be subject to vesting and forfeiture conditions during the applicable restriction period or periods, as set forth in an Award Agreement. The Administrator will determine and set forth in the Award Agreement the terms and conditions for each Restricted Stock and Restricted Stock Unit Award, subject to the conditions and limitations contained in the Plan.

(b) Restricted Stock.

(i) Dividends. Participants holding shares of Restricted Stock will be entitled to all ordinary cash dividends paid with respect to such Shares, unless the Administrator provides otherwise in the Award Agreement. In addition, unless the Administrator provides otherwise, if any dividends or distributions are paid in Shares, or consist of a dividend or distribution to holders of Common Stock of property other than an ordinary cash dividend, the Shares or other property will be subject to the same restrictions on transferability and forfeitability as the shares of Restricted Stock with respect to which they were paid. In addition, with respect to a share of Restricted Stock with performance-based vesting, dividends which are paid prior to vesting shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the share of Restricted Stock vests.

(ii) Stock Certificates. The Company may require that the Participant deposit in escrow with the Company (or its designee) any stock certificates issued in respect of shares of Restricted Stock, together with a stock power endorsed in blank.

(c) Restricted Stock Units.

(i) Settlement. The Administrator may provide that settlement of Restricted Stock Units will occur upon or as soon as reasonably practicable after the Restricted Stock Units vest or will instead be deferred, on a mandatory basis or at the Participant’s election, in a manner intended to comply with Section 409A.

(ii) Stockholder Rights. A Participant will have no rights of a stockholder with respect to Shares subject to any Restricted Stock Unit unless and until the Shares are delivered in settlement of the Restricted Stock Unit.

(iii) Dividend Equivalents. If the Administrator provides, a grant of Restricted Stock Units may provide a Participant with the right to receive Dividend Equivalents. Dividend Equivalents may be paid currently or credited to an account for the Participant, settled in cash or Shares and subject to the same restrictions on transferability and forfeitability as the Restricted Stock Units with respect to which the Dividend Equivalents are granted and subject to other terms and conditions as set forth in the Award Agreement. In addition, Dividend Equivalents with respect to an Award with performance-based vesting that are based on dividends paid prior to the vesting of such Award shall only be paid out to the Participant to the extent that the performance-based vesting conditions are subsequently satisfied and the Award vests.

7. Other Stock or Cash Based Awards.

Other Stock or Cash Based Awards may be granted to Participants, including Awards entitling Participants to receive Shares to be delivered in the future and including annual or other periodic or long-term cash bonus awards (whether based on specified Performance Criteria or otherwise), in each case subject to any conditions and limitations in the Plan. Such Other Stock or Cash Based Awards will also be available as a payment form in the settlement of other Awards, as standalone payments and as payment in lieu of compensation to which a Participant is otherwise entitled. Other Stock or Cash Based Awards may be paid in Shares, cash or other property, as the Administrator determines. Subject to the provisions of the Plan, the Administrator will determine the terms and conditions of each Other Stock or Cash Based Award, including any purchase price, performance goal (which may be based on the Performance Criteria), transfer restrictions, and vesting conditions, which will be set forth in the applicable Award Agreement.

8. Adjustments for Changes in Common Stock and Certain Other Events.

(a) Equity Restructuring. In connection with any Equity Restructuring, notwithstanding anything to the contrary in this Section 8, the Administrator will equitably adjust each outstanding Award as it deems appropriate to reflect the Equity Restructuring, which may include adjusting the number and type of securities subject to each outstanding Award and/or the Award’s exercise price or grant price (if applicable), granting new Awards to Participants, and making a cash payment to Participants. The adjustments provided under this Section 8(a) will be nondiscretionary and final and binding on the affected Participant and the Company; provided that the Administrator will determine whether an adjustment is equitable.

(b) Corporate Transactions. In the event of any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), reorganization, merger, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, Change in Control, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, other similar corporate transaction or event, other unusual or nonrecurring transaction or event affecting the Company or its financial statements or any change in any Applicable Laws or accounting principles, the Administrator, on such terms and conditions as it deems appropriate, either by the terms of the Award or by action taken prior to the occurrence of such transaction or event (except that action to give effect to a change in Applicable Law or accounting principles may be made within a reasonable period of time after such change) and either automatically or upon the Participant’s request, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to (x) prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any Award granted or issued under the Plan, (y) to facilitate such transaction or event or (z) give effect to such changes in Applicable Laws or accounting principles:

(i) To provide for the cancellation of any such Award in exchange for either an amount of cash or other property with a value equal to the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights under the vested portion of such Award, as applicable; provided that, if the amount that could have been obtained upon the exercise or settlement of the vested portion of such Award or realization of the Participant’s rights, in any case, is equal to or less than zero, then the Award may be terminated without payment;

(ii) To provide that such Award shall vest and, to the extent applicable, be exercisable as to all shares covered thereby, notwithstanding anything to the contrary in the Plan or the provisions of such Award;

(iii) To provide that such Award be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by awards covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and/or applicable exercise or purchase price, in all cases, as determined by the Administrator;

(iv) To make adjustments in the number and type of shares of Common Stock (or other securities or property) subject to outstanding Awards and/or with respect to which Awards may be granted under the Plan (including, but not limited to, adjustments of the limitations in Section 4 hereof on the maximum number and kind of shares which may be issued and specifically including, for the avoidance of doubt, adjustments to the individual award limitation set forth in Section 4(e)) and/or in the terms and conditions of (including the grant or exercise price), and the criteria included in, outstanding Awards;

(v) To replace such Award with other rights or property selected by the Administrator; and/or

(vi) To provide that the Award will terminate and cannot vest, be exercised or become payable after the applicable event.

(c) Administrative Stand Still. In the event of any pending stock dividend, stock split, combination or exchange of shares, merger, consolidation or other distribution (other than normal cash dividends) of Company assets to stockholders, or any other extraordinary transaction or change affecting the Shares or the share price of Common Stock, including any Equity Restructuring or any securities offering or other similar transaction, for administrative convenience, the Administrator may refuse to permit the exercise of any Award for up to sixty days before or after such transaction.

(d) General. Except as expressly provided in the Plan or the Administrator’s action under the Plan, no Participant will have any rights due to any subdivision or consolidation of Shares of any class, dividend payment, increase or decrease in the number of Shares of any class or dissolution, liquidation, merger, or consolidation of the Company or other corporation. Except as expressly provided with respect to an Equity Restructuring under Section 8(a) above or the Administrator’s action under the Plan, no issuance by the Company of Shares of any class, or securities convertible into Shares of any class, will affect, and no adjustment will be made regarding, the number of Shares subject to an Award or the Award’s grant or exercise price. The existence of the Plan, any Award Agreements and the Awards granted hereunder will not affect or restrict in any way the Company’s right or power to make or authorize (i) any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, (ii) any merger, consolidation dissolution or liquidation of the Company or sale of Company assets or (iii) any sale or issuance of securities, including securities with rights superior to those of the Shares or securities convertible into or exchangeable for Shares. The Administrator may treat Participants and Awards (or portions thereof) differently under this Section 8.

9. General Provisions Applicable to Awards.

(a) Transferability. Except as the Administrator may determine or provide in an Award Agreement or otherwise for Awards other than Incentive Stock Options, Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, either voluntarily or by operation of law, except by will or the laws of descent and distribution, or, subject to the Administrator’s consent, pursuant to a domestic relations order, and, during the life of the Participant, will be exercisable only by the Participant. References to a Participant, to the extent relevant in the context, will include references to a Participant’s authorized transferee that the Administrator specifically approves.

(b) Documentation. Each Award will be evidenced in an Award Agreement, which may be written or electronic, as the Administrator determines. Each Award may contain terms and conditions in addition to those set forth in the Plan.

(c) Discretion. Except as the Plan otherwise provides, each Award may be made alone or in addition or in relation to any other Award. The terms of each Award to a Participant need not be identical, and the Administrator need not treat Participants or Awards (or portions thereof) uniformly.

(d) Termination of Status. The Administrator will determine how the disability, death, retirement, authorized leave of absence or any other change or purported change in a Participant’s Service Provider status affects an Award and the extent to which, and the period during which, the Participant, the Participant’s legal representative, conservator, guardian or Designated Beneficiary may exercise rights under the Award, if applicable.

(e) Withholding. Each Participant must pay the Company, or make provision satisfactory to the Administrator for payment of, any taxes required by law to be withheld in connection with such Participant’s Awards by the date of the event creating the tax liability. Except as the Company otherwise determines, all such payments will be made in cash or by check made payable to the order of the Company. The Company or any Subsidiary may, to the extent Applicable Laws permit, deduct an amount sufficient to satisfy such tax obligations based on withholding rates that would not affect the classification of the Award under Financial Accounting Standards Board Accounting Standards Codification 718 (or any successor or other applicable accounting standard) from any payment of any kind otherwise due to a Participant. Notwithstanding the foregoing, Participants may satisfy such tax obligations (i) to the extent permitted by the Administrator, in whole or in part by delivery of Shares, including Shares retained from the Award creating the tax obligation, valued at their Fair Market Value, and (ii) if there is a public market for Shares at the time the tax obligations are satisfied (A) delivery (including telephonically to the extent permitted by the Company) of an irrevocable and unconditional undertaking by a broker acceptable to the Company to deliver promptly to the Company sufficient funds to satisfy the tax obligations, or (B) delivery by the Participant to the Company of a copy of irrevocable and unconditional instructions to a broker acceptable to the Company to deliver promptly to the Company cash or a check sufficient to satisfy the tax withholding; provided that such amount is paid to the Company at such time as may be required by the Administrator. If any tax withholding obligation will be satisfied under clause (i) of the immediately preceding sentence by the Company’s retention of Shares from the Award creating the tax obligation and there is a public market for Shares at the time the tax obligation is satisfied, the Company may elect to instruct any brokerage firm determined acceptable to the Company for such purpose to sell on the applicable Participant’s behalf some or all of the Shares retained and to remit the proceeds of the sale to the Company or its designee, and each Participant’s acceptance of an Award under the Plan will constitute the Participant’s authorization to the Company and instruction and authorization to such brokerage firm to complete the transactions described in this sentence.

(f) Amendment of Award. To the extent consistent with Section 10(f), the Administrator may amend, modify or terminate any outstanding Award, including by substituting another Award of the same or a different type, changing the exercise or settlement date, and converting an Incentive Stock Option to a Non-Qualified Stock Option. The Participant’s consent to such action will be required unless (i) the action, taking into account any related action, does not materially and adversely affect the Participant’s rights under the Award, or (ii) the change is permitted under Section 8 or pursuant to Section 10(f).

(g) Conditions on Delivery of Stock. The Company will not be obligated to deliver any Shares under the Plan or remove restrictions from Shares previously delivered under the Plan until (i) all Award conditions have been met or removed to the Company’s satisfaction, (ii) as determined by the Company, all other legal matters regarding the issuance and delivery of such Shares have been satisfied, including any applicable securities laws and stock exchange or stock market rules and regulations, and (iii) the Participant has executed and delivered to the Company such representations or agreements as the Administrator deems necessary or appropriate to satisfy any Applicable Laws. The Company’s inability to obtain authority from any regulatory body having jurisdiction, which the Administrator determines is necessary to the lawful issuance and sale of any securities, will relieve the Company of any liability for failing to issue or sell such Shares as to which such requisite authority has not been obtained.

(h) Acceleration. The Administrator may at any time provide that any Award will become immediately vested and fully or partially exercisable, free of some or all restrictions or conditions, or otherwise fully or partially realizable.

(i) Additional Terms of Incentive Stock Options. The Administrator may grant Incentive Stock Options only to employees of the Company, any of its present or future parent or subsidiary corporations, as defined in Sections 424(e) or (f) of the Code, respectively, and any other entities the employees of which are eligible to receive Incentive Stock Options under the Code. If an Incentive Stock Option is granted to a Greater Than 10% Stockholder, the exercise price will not be less than 110% of the Fair Market Value on the Option’s grant date, and the term of the Option will not exceed five years. All Incentive Stock Options will be subject to and construed consistently with Section 422 of the Code. By accepting an Incentive Stock Option, the Participant agrees to give prompt notice to the Company of dispositions or other transfers (other than in connection with a Change in Control) of Shares acquired under the Option made within (i) two years from the grant date of the Option or (ii) one year after the transfer of such Shares to the Participant, specifying the date of the disposition or other transfer and the amount the Participant realized, in cash, other property, assumption of indebtedness or other consideration, in such disposition or other transfer. The Company, its Subsidiaries and the Administrator will not be liable to a Participant, or any other party, if an Incentive Stock Option fails or ceases to qualify as an “incentive stock option” under Section 422 of the Code. Any Incentive Stock Option or portion thereof that fails to qualify as an “incentive stock option” under Section 422 of the Code for any reason, including becoming exercisable with respect to Shares having a fair market value exceeding the $100,000 limitation under Treasury Regulation Section 1.422-4, will be a Non-Qualified Stock Option.

(j) Prohibition on Repricing. Subject to Section 8, the Administrator shall not, without the approval of the stockholders of the Company, (i) authorize the amendment of any outstanding Option or Stock Appreciation Right to reduce its price per share, or (ii) cancel any Option or Stock Appreciation Right in exchange for cash or another Award when the Option or Stock Appreciation Right price per share exceeds the Fair Market Value of the underlying Shares. Subject to Section 8, the Administrator shall have the authority, without the approval of the stockholders of the Company, to amend any outstanding Award to increase the price per share or to cancel and replace an Award with the grant of an Award having a price per share that is greater than or equal to the price per share of the original Award.

10. Miscellaneous.

(a) No Right to Employment or Other Status. No person will have any claim or right to be granted an Award, and the grant of an Award will not be construed as giving a Participant the right to continued employment or any other relationship with the Company or any Subsidiary. The Company and its Subsidiaries expressly reserves the right at any time to dismiss or otherwise terminate its relationship with a Participant free from any liability or claim under the Plan or any Award, except as expressly provided in an Award Agreement.

(b) No Rights as Stockholder; Certificates. Subject to the Award Agreement, no Participant or Designated Beneficiary will have any rights as a stockholder with respect to any Shares to be distributed under an Award until becoming the record holder of such Shares. Notwithstanding any other provision of the Plan, unless the Administrator otherwise determines or Applicable Laws require, the Company will not be required to deliver to any Participant certificates evidencing Shares issued in connection with any Award and instead such Shares may be recorded in the books of the Company (or, as applicable, its transfer agent or stock plan administrator). The Company may place legends on stock certificates issued under the Plan or stop-transfer orders that the Administrator deems necessary or appropriate to comply with Applicable Laws.

(c) Effective Date and Term of Plan. The Plan will become effective on the date it is adopted by the Board (the “Effective Date”), subject to approval of the Company’s stockholders. No Awards may be granted under the Plan after ten years from the earlier of (i) the date the Board adopted the Plan or (ii) the date the Company’s stockholders approved the Plan, but Awards previously granted may extend beyond that date in accordance with the Plan. If the Plan is not approved by the Company’s stockholders within 12 months after the Effective Date, it will not become effective and any Awards previously granted under the Plan shall be cancelled without consideration or payment therefor. In no event will any Shares be issued to any Participant pursuant to an Award under the Plan unless and until the Plan has been approved by the Company’s stockholders.

(d) Amendment of Plan. The Administrator may amend, suspend or terminate the Plan at any time; provided that no amendment, other than an increase to the Overall Share Limit, may materially and adversely affect any Award outstanding at the time of such amendment without the affected Participant’s consent. Awards outstanding at the time of any Plan suspension or termination will continue to be governed by the Plan and the Award Agreement, as in effect before such suspension or termination. The Board will obtain stockholder approval of any Plan amendment to the extent necessary to comply with Applicable Laws.

(e) Provisions for Foreign Participants. The Administrator may modify Awards granted to Participants who are foreign nationals or employed outside the United States or establish subplans or procedures under the Plan to address differences in laws, rules, regulations or customs of such foreign jurisdictions with respect to tax, securities, currency, employee benefit or other matters.

(f) Section 409A.

(i) General. The Company intends that all Awards be structured to comply with, or be exempt from, Section 409A, such that no adverse tax consequences, interest, or penalties under Section 409A apply. Notwithstanding anything in the Plan or any Award Agreement to the contrary, the Administrator may, without a Participant’s consent, amend this Plan or Awards, adopt policies and procedures, or take any other actions (including amendments, policies, procedures and retroactive actions) as are necessary or appropriate to preserve the intended tax treatment of Awards, including any such actions intended to (A) exempt this Plan or any Award from Section 409A, or (B) comply with Section 409A, including regulations, guidance, compliance programs and other interpretative authority that may be issued after an Award’s grant date. The Company and its Subsidiaries make no representations or warranties as to an Award’s tax treatment under Section 409A or otherwise. The Company and its Subsidiaries will have no obligation under this Section 10(f) or otherwise to avoid the taxes, penalties or interest under Section 409A with respect to any Award and will have no liability to any Participant or any other person if any Award, compensation or other benefits under the Plan are determined to constitute noncompliant “nonqualified deferred compensation” subject to taxes, penalties or interest under Section 409A.

(ii) Separation from Service. If an Award constitutes “nonqualified deferred compensation” under Section 409A, any payment or settlement of such Award upon a termination of a Participant’s Service Provider relationship will, to the extent necessary to avoid taxes under Section 409A, be made only upon the Participant’s “separation from service” (within the meaning of Section 409A), whether such “separation from service” occurs upon or after the termination of the Participant’s Service Provider relationship. For purposes of this Plan or any Award Agreement relating to any such payments or benefits, references to a “termination,” “termination of employment” or like terms means a “separation from service.”

(iii) Payments to Specified Employees. Notwithstanding any contrary provision in the Plan or any Award Agreement, any payment(s) of “nonqualified deferred compensation” required to be made under an Award to a “specified employee” (as defined under Section 409A and as the Administrator determines) due to his or her “separation from service” will, to the extent necessary to avoid taxes under Section 409A(a)(2)(B)(i) of the Code, be delayed for the six-month period immediately following such “separation from service” (or, if earlier, until the specified employee’s death) and will instead be paid (as set forth in the Award Agreement) on the day immediately following such six-month period or as soon as administratively practicable thereafter. Any payments of “nonqualified deferred compensation” under such Award payable more than six months following the Participant’s “separation from service” will be paid at the time or times the payments are otherwise scheduled to be made.

(g) Limitations on Liability. Notwithstanding any other provisions of the Plan, no individual acting as a director, officer, other employee or agent of the Company or any Subsidiary will be liable to any Participant, former Participant, spouse, beneficiary, or any other person for any claim, loss, liability, or expense incurred in connection with the Plan or any Award, and such individual will not be personally liable with respect to the Plan because of any contract or other instrument executed in his or her capacity as an Administrator, director, officer, other employee or agent of the Company or any Subsidiary. The Company will indemnify and hold harmless each director, officer, other employee and agent of the Company or any Subsidiary that has been or will be granted or delegated any duty or power relating to the Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the Administrator’s approval) arising from any act or omission concerning this Plan unless arising from such person’s own fraud or bad faith.

(h) Lock-Up Period. The Company may, at the request of any underwriter representative or otherwise, in connection with registering the offering of any Company securities under the Securities Act, prohibit Participants from, directly or indirectly, selling or otherwise transferring any Shares or other Company securities during a period of up to one hundred eighty days following the effective date of a Company registration statement filed under the Securities Act, or such longer period as determined by the underwriter.

(i) Data Privacy. As a condition for receiving any Award, each Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of personal data as described in this paragraph by and among the Company and its Subsidiaries and affiliates exclusively for implementing, administering and managing the Participant’s participation in the Plan. The Company and its Subsidiaries and affiliates may hold certain personal information about a Participant, including the Participant’s name, address and telephone number; birthdate; social security, insurance number or other identification number; salary; nationality; job title(s); any Shares held in the Company or its Subsidiaries and affiliates; and Award details, to implement, manage and administer the Plan and Awards (the “Data”). The Company and its Subsidiaries and affiliates may transfer the Data amongst themselves as necessary to implement, administer and manage a Participant’s participation in the Plan, and the Company and its Subsidiaries and affiliates may transfer the Data to third parties assisting the Company with Plan implementation, administration and management. These recipients may be located in the Participant’s country, or elsewhere, and the Participant’s country may have different data privacy laws and protections than the recipients’ country. By accepting an Award, each Participant authorizes such recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, to implement, administer and manage the Participant’s participation in the Plan, including any required Data transfer to a broker or other third party with whom the Company or the Participant may elect to deposit any Shares. The Data related to a Participant will be held only as long as necessary to implement, administer, and manage the Participant’s participation in the Plan. A Participant may, at any time, view the Data that the

Company holds regarding such Participant, request additional information about the storage and processing of the Data regarding such Participant, recommend any necessary corrections to the Data regarding the Participant or refuse or withdraw the consents in this Section 10(i) in writing, without cost, by contacting the local human resources representative. The Company may cancel Participant’s ability to participate in the Plan and, in the Administrator’s discretion, the Participant may forfeit any outstanding Awards if the Participant refuses or withdraws the consents in this Section 10(i). For more information on the consequences of refusing or withdrawing consent, Participants may contact their local human resources representative.

(j) Severability. If any portion of the Plan or any action taken under it is held illegal or invalid for any reason, the illegality or invalidity will not affect the remaining parts of the Plan, and the Plan will be construed and enforced as if the illegal or invalid provisions had been excluded, and the illegal or invalid action will be null and void.

(k) Governing Documents. If any contradiction occurs between the Plan and any Award Agreement or other written agreement between a Participant and the Company (or any Subsidiary) that the Administrator has approved, the Plan will govern, unless it is expressly specified in such Award Agreement or other written document that a specific provision of the Plan will not apply.

(l) Governing Law. The Plan and all Awards will be governed by and interpreted in accordance with the laws of the State of Delaware, disregarding any state’s choice-of-law principles requiring the application of a jurisdiction’s laws other than the State of Delaware.

(m) Claw-back Provisions. All Awards (including any proceeds, gains or other economic benefit the Participant actually or constructively receives upon receipt or exercise of any Award or the receipt or resale of any Shares underlying the Award) will be subject to any Company claw-back policy, including any claw-back policy adopted to comply with Applicable Laws (including the Dodd-Frank Wall Street Reform and Consumer Protection Act and any rules or regulations promulgated thereunder) as set forth in such claw-back policy or the Award Agreement.

(n) Titles and Headings. The titles and headings in the Plan are for convenience of reference only and, if any conflict, the Plan’s text, rather than such titles or headings, will control.

(o) Conformity to Securities Laws. Participant acknowledges that the Plan is intended to conform to the extent necessary with Applicable Laws. Notwithstanding anything herein to the contrary, the Plan and all Awards will be administered only in conformance with Applicable Laws. To the extent Applicable Laws permit, the Plan and all Award Agreements will be deemed amended as necessary to conform to Applicable Laws.

(p) Relationship to Other Benefits. No payment under the Plan will be taken into account in determining any benefits under any pension, retirement, savings, profit sharing, group insurance, welfare or other benefit plan of the Company or any Subsidiary except as expressly provided in writing in such other plan or an agreement thereunder.

(q) Broker-Assisted Sales. In the event of a broker-assisted sale of Shares in connection with the payment of amounts owed by a Participant under or with respect to the Plan or Awards, including amounts to be paid under the final sentence of Section 9(e): (a) any Shares to be sold through the broker-assisted sale will be sold on the day the payment first becomes due, or as soon thereafter as practicable; (b) such Shares may be sold as part of a block trade with other Participants in the Plan in which all participants receive an average price; (c) the applicable Participant will be responsible for all broker’s fees and other costs of sale, and by accepting an Award, each Participant agrees to indemnify and hold the Company harmless from any losses, costs, damages, or expenses relating to any such sale; (d) to the extent the Company or its designee receives proceeds of such sale that exceed the amount owed, the Company will pay such excess in cash to the applicable Participant as soon as reasonably practicable; (e) the Company and its designees are under no obligation to arrange for such sale at any particular price; and (f) in the event the proceeds of such sale are insufficient to satisfy the Participant’s applicable obligation, the Participant may be required to pay immediately upon demand to the Company or its designee an amount in cash sufficient to satisfy any remaining portion of the Participant’s obligation.

(r) Section 162(m). The Committee, in its sole discretion, may determine at the time an Award is granted or at any time thereafter whether such Award is intended to qualify as “performance based compensation” within the meaning of Code Section 162(m) (“Performance-Based Compensation”). For the avoidance of doubt, nothing herein shall require the Committee to structure any awards in a manner intended to constitute Performance-Based Compensation and the Administrator shall be free, in its sole discretion, to grant Awards that are not intended to be Performance-Based Compensation. Notwithstanding any other provision of the Plan and except as otherwise determined by the Administrator, any Award which is granted to an eligible individual and is intended to qualify as Performance-Based Compensation shall be subject to any additional limitations set forth in Section 162(m) of the Code or any regulations or rulings issued thereunder that are requirements for qualification as Performance-Based Compensation, and the Plan and the applicable Program and Award Agreement shall be deemed amended to the extent necessary to conform to such requirements. In addition, Awards of Restricted Stock, Restricted Stock Units and Other Stock or Cash Based Awards that are intended to qualify as Performance-Based Compensation shall be subject to the following provisions, which shall control over any conflicting provision in the Plan or any Award Agreement:

(i) To the extent necessary to comply with the requirements of Section 162(m)(4)(C) of the Code, no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code), the Committee shall, in writing, (a) designate the Participant to receive such Award (b) select the Performance Criteria applicable to the performance period, (c) establish the Performance Goals, and amounts of such Awards, as applicable, which may be earned for such Performance Period based on the Performance Criteria, and (d) specify the relationship between Performance Criteria and the Performance Goals and the amounts of such Awards, as applicable, to be earned by each covered employee for such Performance Period.

(ii) Following the completion of each Performance Period, the Committee shall certify in writing whether and the extent to which the applicable Performance Goals have been achieved for such Performance Period. In determining the amount earned under such Awards, the Committee shall have the right to reduce or eliminate (but not to increase) the amount payable at a given level of performance to take into account additional factors that the Committee may deem relevant, including the assessment of individual or corporate performance for the Performance Period.

(iii) Unless otherwise specified by the Committee at the time of grant, the Performance Criteria with respect to an Award intended to be Performance-Based Compensation payable to a covered employee shall be determined on the basis of Applicable Accounting Standards.

(iv) No adjustment or action described in Section 8 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as Performance-Based Compensation, unless the Administrator determines that the Award should not so qualify.

11. Definitions. As used in the Plan, the following words and phrases will have the following meanings:

(a) “Administrator” means the Board or a Committee to the extent that the Board’s powers or authority under the Plan have been delegated to such Committee.

(b) “Applicable Accounting Standards” means the U.S. Generally Accepted Accounting Principles, International Financial Reporting Standards or other accounting principles or standards applicable to the Company’s financial statements under U.S. federal securities laws.

(c) “Applicable Laws” means the requirements relating to the administration of incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where Awards are granted.

(d) “Award” means, individually or collectively, a grant under the Plan of Options, Stock Appreciation Rights, Restricted Stock, Restricted Stock Units or Other Stock or Cash Based Awards.

(e) “Award Agreement” means a written agreement evidencing an Award, which may be electronic, that contains such terms and conditions as the Administrator determines, consistent with and subject to the terms and conditions of the Plan.

(f) “Board” means the Board of Directors of the Company.

(g) “Change in Control” means and includes each of the following:

(i) A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (a) and (b) of subsection (iii) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(ii) During any period of two consecutive years, individuals who, at the beginning of such period, constitute the Board together with any new Director(s) (other than a Director designated by a person who shall have entered into an agreement with the Company to effect a transaction described in subsections (i) or (iii)) whose election by the Board or nomination for election by the Company’s stockholders was approved by a vote of at least two-thirds of the Directors then still in office who either were Directors at the beginning of the two-year period or whose election or nomination for election was previously so approved, cease for any reason to constitute a majority thereof; or

(iii) The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination (other than the Merger) or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

a. which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

b. after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (b) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

Notwithstanding the foregoing, if a Change in Control constitutes a payment event with respect to any Award (or portion of any Award) that provides for the deferral of compensation that is subject to Section 409A, to the extent required to avoid the imposition of additional taxes under Section 409A, the transaction or event described in subsection (i), (ii) or (iii) with respect to such Award (or portion thereof) shall only constitute a Change in Control for purposes of the payment timing of such Award if such transaction also constitutes a “change in control event,” as defined in Treasury Regulation Section 1.409A-3(i)(5).

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto; provided that any exercise of authority in conjunction with a determination of whether a Change in Control is a “change in control event” as defined in Treasury Regulation Section 1.409A-3(i)(5) shall be consistent with such regulation.

(h) “Code” means the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.

(i) “Committee” means one or more committees or subcommittees of the Board, which may include one or more Company directors or executive officers, to the extent Applicable Laws permit. To the extent required to comply with the provisions of Rule 16b-3, it is intended that each member of the Committee will be, at the time the Committee takes any action with respect to an Award that is subject to Rule 16b-3, a “non-employee director” within the meaning of Rule 16b-3; however, a Committee member’s failure to qualify as a “non-employee director” within the meaning of Rule 16b-3 will not invalidate any Award granted by the Committee that is otherwise validly granted under the Plan. To the extent an Award is intended to qualify as “performance based compensation” within the meaning of Code Section 162(m), it is intended that each member of the Committee will be an “outside director” within the meaning of Code Section 162(m).

(j) “Common Stock” means the common stock of the Company.

(k) “Company” means Avangrid, Inc. or any successor.

(l) “Consultant” means any person, including any adviser, engaged by the Company or its Subsidiary to render services to such entity if the consultant or adviser: (i) renders bona fide services to the Company; (ii) renders services not in connection with the offer or sale of securities in a capital-raising transaction and does not directly or indirectly promote or maintain a market for the Company’s securities; and (iii) is a natural person.

(m) “Designated Beneficiary” means the beneficiary or beneficiaries the Participant designates, in a manner the Administrator determines, to receive amounts due or exercise the Participant’s rights if the Participant dies or becomes incapacitated. Without a Participant’s effective designation, “Designated Beneficiary” will mean the Participant’s estate.

(n) “Director” means a Board member.

(o) “Disability” means a permanent and total disability under Section 22(e)(3) of the Code, as amended.

(p) “Dividend Equivalents” means a right granted to a Participant under the Plan to receive the equivalent value (in cash or Shares) of dividends paid on Shares.

(q) “Employee” means any employee of the Company or its Subsidiaries.

(r) “Equity Restructuring” means a nonreciprocal transaction between the Company and its stockholders, such as a stock dividend, stock split, spin-off or recapitalization through a large, nonrecurring cash dividend, that affects the number or kind of Shares (or other Company securities) or the share price of Common Stock (or other Company securities) and causes a change in the per share value of the Common Stock underlying outstanding Awards.

(s) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(t) “Fair Market Value” means, as of any date, the value of Common Stock on such date as determined by such reasonable methods or procedures as may be established from time to time by the Administrator in accordance with the requirements of the Code and all Applicable Laws. Unless otherwise determined by the Administrator, the Fair Market Value of Common Stock shall be determined as follows: (i) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.

(u) “Greater Than 10% Stockholder” means an individual then owning (within the meaning of Section 424(d) of the Code) more than 10% of the total combined voting power of all classes of stock of the Company or its parent or subsidiary corporation, as defined in Section 424(e) and (f) of the Code, respectively.

(v) “Incentive Stock Option” means an Option intended to qualify as an “incentive stock option” as defined in Section 422 of the Code.

(w) “Non-Qualified Stock Option” means an Option not intended or not qualifying as an Incentive Stock Option.

(x) “Option” means an option to purchase Shares.

(y) “Other Stock or Cash Based Awards” means cash awards, awards of Shares, and other awards valued wholly or partially by referring to, or are otherwise based on, Shares or other property.

(z) “Overall Share Limit” means the sum of: (i) 2,500,000 Shares and (ii) an annual increase on the first day of each year beginning in 2017 and ending in 2025, equal to the lesser of (A) 2,500,000 shares, (B) 3% of the Shares outstanding on the last day of the immediately preceding fiscal year and (C) such smaller number of Shares as determined by the Board.

(aa) “Participant” means a Service Provider who has been granted an Award.

(bb) “Performance Criteria” mean the criteria (and adjustments) that the Administrator may select for an Award to establish performance goals for a performance period, which may include the individual criteria listed below. For Awards of Restricted Stock, Restricted Stock Units and Other Stock or Cash Based Awards that are intended to qualify as “performance based compensation” within the meaning of Code Section 162(m), the Performance Criteria shall be determined as follows:

(i) The Performance Criteria used to establish Performance Goals are limited to the following: net earnings or losses (either before or after one or more of interest, taxes, depreciation, amortization, and non-cash equity-based compensation expense); gross or net sales or revenue or sales or revenue growth; net income (either before or after taxes) or adjusted net income; profits (including but not limited to gross profits, net profits, profit growth, net operation profit or economic profit), profit return ratios or operating margin; budget or operating earnings (either before or after taxes or before or after allocation of corporate overhead and bonus); cash flow (including operating cash flow and free cash flow or cash flow return on capital); return on assets; return on capital or invested capital; cost of capital; return on stockholders’ equity; total stockholder return; return on sales; costs, reductions in costs and cost control measures; expenses; working capital; earnings or loss per share; adjusted earnings or loss per share; price per share or dividends per share (or appreciation in or maintenance of such price or dividends); regulatory achievements or compliance; implementation, completion or attainment of objectives relating to research, development, regulatory, commercial, or strategic milestones or developments; market share; economic value or economic value added models; division, group or corporate financial goals; customer satisfaction/growth; customer service; employee satisfaction; recruitment and maintenance of personnel; human resources management; supervision of litigation and other legal matters; strategic partnerships and transactions; financial ratios (including those measuring liquidity, activity, profitability or leverage); debt levels or reductions; sales-related goals; financing and other capital raising transactions; cash on hand; acquisition activity; investment sourcing activity; operating performance metrics (including but not limited to electric and gas system reliability for bulk and distribution systems, electricity and gas delivered, efficiency ratio, adequacy and security of electric and gas supply, safety, compliance and mitigating and managing enterprise risk); operating and maintenance cost management; demand-side management (including conservation and load management); market share; service reliability; energy production availability performance; aggregate product price and other product price measures; and marketing initiatives, any of which may be measured in absolute terms or as compared to any incremental increase or decrease, peer group results, or market performance indicators or indices.

(ii) The Administrator may, in its sole discretion, but within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code, provide that one or more objectively determinable adjustments shall be made to one or more of the Performance Goals. Such adjustments may include one or more of the following: (i) items related to a change in accounting principle; (ii) items relating to financing activities; (iii) expenses for restructuring or productivity initiatives; (iv) other non-operating items; (v) items related to acquisitions; (vi) items attributable to the business operations of any entity acquired by the Company during the Performance Period; (vii) items related to the disposal of a business or segment of a business; (viii) items related to discontinued operations that do not qualify as a segment of a business under Applicable Accounting Standards; (ix) items attributable to any stock dividend, stock split, combination or exchange of stock occurring during the Performance Period; (x) any other items of significant income or expense which are determined to be appropriate adjustments; (xi) items relating to unusual or extraordinary corporate transactions, events or developments; (xii) items related to amortization of acquired intangible assets; (xiii) items that are outside the scope of the Company’s or any Subsidiary’s core, on-going business activities; (xiv) items related to acquired in-process research and development; (xv) items relating to changes in tax laws; (xvi) items relating to major licensing or partnership arrangements; (xvii) items relating to asset impairment charges or other non-cash charges; (xviii) items relating to gains or losses for litigation, arbitration and contractual settlements; (xix) items attributable to expenses incurred in connection with a reduction in force or early retirement initiative; or (xx) items relating to any other unusual or nonrecurring events or changes in Applicable Law, accounting principles or business conditions. For all Awards intended to qualify as Performance-Based Compensation, such determinations shall be made within the time prescribed by, and otherwise in compliance with, Section 162(m) of the Code.

(cc) “Performance Goals” shall mean, for a Performance Period, one or more goals established by the Administrator for the Performance Period based upon one or more Performance Criteria. Depending on the Performance Criteria used to establish such Performance Goals, Performance Goals may be expressed in terms of overall Company performance or the performance of a Subsidiary, division, business unit, or an individual. For all Awards intended to qualify as Performance-Based Compensation, Performance Goals shall be established no later than 90 days following the commencement of any Performance Period or any designated fiscal period or period of service (or such earlier time as may be required under Section 162(m) of the Code).

(dd) “Performance Period” shall mean one or more periods of time, which may be of varying and overlapping durations, as the Administrator may select, over which the attainment of one or more Performance Goals will be measured for the purpose of determining a Participant’s right to, and the payment of, an Award.

(ee) “Plan” means this Omnibus Incentive Plan.

(ff) “Restricted Stock” means Shares awarded to a Participant under Section 6 subject to certain vesting conditions and other restrictions.

(gg) “Restricted Stock Unit” means an unfunded, unsecured right to receive, on the applicable settlement date, one Share or an amount in cash or other consideration determined by the Administrator to be of equal value as of such settlement date, subject to certain vesting conditions and other restrictions.

(hh) “Rule 16b-3” means Rule 16b-3 promulgated under the Exchange Act.

(ii) “Section 409A” means Section 409A of the Code and all regulations, guidance, compliance programs and other interpretative authority thereunder.

(jj) “Securities Act” means the Securities Act of 1933, as amended.

(kk) “Service Provider” means an Employee, Consultant or Director.

(ll) “Shares” means shares of Common Stock.

(mm) “Stock Appreciation Right” means a stock appreciation right granted under Section 5.

(nn) “Subsidiary” means any entity (other than the Company), whether domestic or foreign, in an unbroken chain of entities beginning with the Company if each of the entities other than the last entity in the unbroken chain beneficially owns, at the time of the determination, securities or interests representing at least 50% of the total combined voting power of all classes of securities or interests in one of the other entities in such chain.

* * *

AVANGRID, INC. C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS P.O. BOX 1342 BRENTWOOD, NY 11717 SCAN TO VIEW MATERIALS & VOTE VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: E10326-P79469 KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. AVANGRID, INC. The board of directors recommends that you vote FOR the following nominees: For Withhold For All All All Except To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. Vote on Directors 1. ELECTION OF DIRECTORS Nominees: 01) Ignacio Sánchez Galán 02) John E. Baldacci 03) Pedro Azagra Blázquez 04) Arnold L. Chase 05) Alfredo Elías Ayub 06) Carol L. Folt 07) John L. Lahey 08) Santiago Martinez Garrido 09) Juan Carlos Rebollo Liceaga 10) José Sainz Armada 11) Alan D. Solomont 12) James P. Torgerson The board of directors recommends you vote FOR the following proposals: For Against Abstain 2. RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP AS AVANGRID, INC.’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE YEAR ENDING DECEMBER 31, 2016. 3. NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION OF THE NAMED EXECUTIVE OFFICERS. The board of directors recommends a vote for every “1 YEAR” on the following proposal: 1 Year 2 Years 3 Years Abstain 4. ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON NAMED EXECUTIVE OFFICER COMPENSATION. The board of directors recommends you vote FOR the following proposal: For Against Abstain 5. APPROVAL OF THE AVANGRID, INC. OMNIBUS INCENTIVE PLAN. NOTE: The shares represented by this proxy when properly executed will be voted in the manner directed herein by the undersigned shareholder(s). If no direction is made, this proxy will be voted FOR items 1, 2, 3 and 5, and for every 1 YEAR with respect to item 4. If any other matters properly come before the meeting, the persons named in this proxy will vote in their discretion. For address changes and/or comments, please check this box and write them on the back where indicated. Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by an authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date

ATTENDANCE TICKET If you plan on personally attending the annual meeting of shareholders, you will be asked to verify that you are a shareholder by presenting this attendance ticket together with a proper form of identification. Cameras, recording devices and other electronic devices including telephones or other devices with photographic capability should not be used during the meeting and are subject to confiscation. For the safety of attendees, all bags, packages, briefcases, and similar items are subject to inspection. Your compliance is appreciated. Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting of Shareholders: The notice and proxy statement, annual report and shareholder letter are available at www.proxyvote.com. E10327-P79469 AVANGRID, INC. THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS ANNUAL MEETING OF SHAREHOLDERS JUNE 16, 2016 The shareholder(s) hereby appoint R. Scott Mahoney, as proxy, with the power to appoint his substitute; and hereby authorize(s) him to represent and to vote, as designated on the reverse side of this ballot, all of the common shares of Avangrid, Inc. that the shareholder(s) is/are entitled to vote at the annual meeting of shareholders to be held at 10:00 a.m. on June 16, 2016 at White & Case LLP, 1155 Avenue of the Americas, New York, NY 10036 and any adjournment or postponement thereof. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED BY THE SHAREHOLDER(S). IF NO SUCH DIRECTIONS ARE MADE, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE NOMINEES LISTED ON THE REVERSE SIDE FOR THE BOARD OF DIRECTORS AND AS RECOMMENDED FOR EACH PROPOSAL AS WELL AS IN THE DISCRETION OF THE APPOINTED PROXIES WITH RESPECT TO ANY OTHER ITEMS THAT MAY PROPERLY COME BEFORE THE MEETING. FOR PARTICIPANTS IN THE UIL EMPLOYEE STOCK OWNERSHIP PLAN (KSOP), THE BERKSHIRE GAS COMPANY UNION 401(k) PLAN and THE CONNECTICUT NATURAL GAS CORPORATION UNION EMPLOYEE SAVINGS PLAN: This Proxy covers all shares for which the undersigned has the right to give voting instructions to Vanguard Fiduciary Trust Company, Trustee of THE UIL EMPLOYEE STOCK OWNERSHIP PLAN (KSOP), THE BERKSHIRE GAS COMPANY UNION 401(k) PLAN and THE CONNECTICUT NATURAL GAS CORPORATION UNION EMPLOYEE SAVINGS PLAN. This Proxy, when properly executed, will be voted as directed. If voting instructions are not received by the proxy tabulator by 11:59 p.m. Eastern time on June 11, 2016, the shares represented by this proxy will be voted in the same proportion as the shares for which the Trustee has received timely instructions from others who do vote. Address Changes/Comments: (If you noted any Address Changes/Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side